SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

NITRO PETROLEUM INC.
----------------------------------------------------------------
(Name of Registrant as Specified In Its Articles)

Payment of Filing Fee (Check the appropriate box):

☒ No Fee Required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The information in this information statement/prospectus is not complete and may be changed. Core Resource Management, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This information statement/prospectus is not an offer to sell these securities and Core Resource Management, Inc. is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated November 12, 2014

To NITRO Stockholders:

On August 28, 2014 Core Resource Management, Inc. ("Core"), NITRO Petroleum, Inc. ("NITRO") and Core Resource Management Holding Co. ("Acquisition Subsidiary"), a direct, wholly owned subsidiary of Core, entered into an Agreement and Plan of Merger which provides that Core will acquire all of the issued and outstanding shares of common stock of NITRO. Pursuant to the merger agreement, Acquisition Subsidiary will merge with and into NITRO, with NITRO being the surviving company in the merger. As described in greater detail in this document, we believe the transaction will benefit the stockholders of both companies by creating a larger, more diversified company that is better positioned to compete in the domestic oil and gas marketplace.

In the merger, each NITRO stockholder will receive .0952 shares of Core common stock for each share of NITRO common stock that the stockholder owns. No fractional shares of Core common stock will be issued in the merger, and NITRO stockholders will receive cash in lieu of any fractional shares of Core common stock. Core stockholders will continue to own their existing shares. Based on the number of outstanding shares of NITRO common stock on the record date and the number of outstanding shares of Core common stock on August 28, 2014, we anticipate that NITRO stockholders will own approximately Six and One Half ("6.5%") of the outstanding shares of Core common stock immediately following the merger. Shares of common stock of Core and NITRO are traded on the OTCQB under the trading symbols "CRMI" and "NTRO," respectively. On November 11, 2014 the last trading day before the date of this information statement/prospectus, CRMI common stock closed at $ 3.40 per share as reported on the Over The Counter Markets: OTCQB. We do not expect that NITRO stockholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the merger, except to the extent of the cash consideration they receive in the merger.

In order to consummate the merger, the merger agreement must be adopted by NITRO stockholders holding at least a majority of the shares of NITRO common stock outstanding on August 27, 2014, the record date. The obligations of Core and NITRO to complete the merger are also subject to the satisfaction or waiver of several other conditions to the merger, including receiving approvals from regulatory agencies. This information statement/prospectus contains detailed information about Core and NITRO and the pending merger. You can also obtain information about Core and NITRO from documents that have been filed with the Securities and Exchange Commission.

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NITRO's board of directors has unanimously approved the merger agreement and determined that the merger is advisable and in the best interests of NITRO and its stockholders. Accordingly, NITRO's board of directors recommended that NITRO stockholders voted "FOR" the adoption to the merger agreement.

The date, time and place of the meeting are as follows:

_________, 2014 at 10:00 a.m.,

Nitro Petroleum, Inc.
14285 Acme Rd
Shawnee, OK 74801
(405) 273 9119

  Vote has been obtained
To complete and adopt the merger agreement the majority of the shareholder holding Nitro common stock outstanding on August 28, 2014, the record date, must VOTE "FOR", the vote "FOR" the merger has been accomplished by voting blocks constitution over 65% voting for the merger.

In October 2014, a majority of the shareholders holding blocks of Nitro stock VOTED "FOR" the merger. Block shareholders executed signed voter agreements approving the merger and waiving all future shareholder valuation and appraisal rights.

 Sincerely,

 Jim Borem
 Chairman and Chief Executive Officer
 NITRO Petroleum, Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this information statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this information statement/prospectus. Any representation to the contrary is a criminal offense.

        This information statement/prospectus is dated August 28, 2014, and is first being mailed to NITRO stockholders on or about _________, 2014.

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NITRO PETROLEUM, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON _________, 2014

To NITRO Stockholders:

We will hold a special meeting of stockholders of NITRO Petroleum, Inc., on _________, 2014 at 10:00 a.m., Oklahoma time, at Nitro Petroleum, Inc. 14285 Acme Rd. Shawnee, OK 74801, in order to consider and inform shareholders of the details of the corporate transition and explain assenting stockholder appraisal rights arising as a result of the pending merger described the Agreement and Plan of Merger, dated as of August 27, 2014, by and among Core Resource Management, Inc., a Nevada corporation ("Core"), Core Resource Management Holding Co. , a Nevada corporation ("Acquisition Subsidiary") and a direct, wholly owned subsidiary of Core, and NITRO Group Inc., a Nevada corporation ("NITRO"), which provides that Acquisition Subsidiary will be merged with and into NITRO and each outstanding share of common stock of NITRO will be converted into the right to receive .0952 shares of common stock of Core, plus cash in lieu of any fractional shares. Nitro will post a webcast of shareholder meeting to be held on _________, 2014 on our company website (www.nitro-petroleum.com.) Copies of transcribed meeting notes will be available from Issuer Direct (acting as information agent.)

Only stockholders of record at the close of business on August 27, 2014, were entitled to notice of the special meeting and any adjournments or postponements of the special meeting. A complete list of NITRO stockholders of record entitled to vote at the special meeting will be available for the 10 days before the special meeting at the principal executive offices at 14285 Acme Rd. Shawnee, Oklahoma 74807 for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting. The list will also be available at the special meeting for examination by any stockholder of record present at the special meeting. Whether or not a quorum of stockholders is present at the special meeting, the presiding officer may choose to adjourn the meeting for any reason, and the presiding officer may do so until he or she decides conclusively that the business to be conducted at the meeting is completed.

THE VOTE MAJORITY HAS BEEN OBTAINED.    All NITRO stockholders are cordially invited to attend the special meeting in person. The meeting will address the transition and integration of the Company to a wholly owned subsidiary of Core Resource Management, Inc. We will also address dissenting stockholder rights. We encourage each shareholder or shareholders representative to attend.

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This information statement/prospectus describes the pending merger in detail. We encourage you to read carefully the entire information statement/prospectus to understand the merger transition and your rights.

BY ORDER OF THE BOARD OF DIRECTORS,

Mr. Jim Borem
Chief Executive Officer, Chairman of the Board
NITRO Petroleum, Inc.

Shawnee, Oklahoma
November 12, 2014

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ADDITIONAL INFORMATION

This information statement/prospectus incorporates by reference important business and financial information about Core and NITRO from documents filed with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this information statement/prospectus. Printed versions of these documents are available to Core and NITRO stockholders without charge upon written or oral request, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this information statement/prospectus. You can obtain printed versions of any of the documents incorporated by reference in this information statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Core Resource Management, Inc. 3131 E. Camelback Dr., Suite 211 Phoenix, Arizona 85016 Attention: Investor Relations Telephone number: (602) 314-3230	NITRO Petroleum Inc. 14285 Acme Rd. Shawnee, Oklahoma 74801 Attention: Investor Relations Telephone number: (405) 273-9119

See “Where You Can Find More Information” for a detailed description of the documents incorporated by reference into this information statement/prospectus.

Information contained on the websites of Core and NITRO is expressly not incorporated by reference into this information statement/prospectus, however NITRO will post this information as a true and correct copy on its website.

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THE MERGER	68
Background of the Merger	69
NITRO’s Reasons for the Merger and Recommendation of NITRO’s Board of Directors	74
Core’s Reasons for the Merger	77
Interests of Directors and Executive Officers of NITRO in the Merger	78
Nevada Appraisal Rights	81
Regulatory Approvals Required for the Merger	81
Opinion of Fairness Opinion—Financial Advisor to NITRO	84
Accounting Treatment	103

THE MERGER AGREEMENT	117
General	117
Conversion of Shares	117
Exchange Procedures	118
Treatment of NITRO Stock Options and Restricted Stock	119
Representations and Warranties	119
Conduct of Business Pending the Merger	121
Conditions to the Completion of the Merger	131
Material Adverse Effect Definition	133
Termination	135
Amendment	138
Extension; Waiver	138
Specific Performance	138

COMPARISON OF STOCKHOLDER RIGHTS	139

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	146
U.S. Holders	147
Non-U.S. Holders	148
Backup Withholding	150
Information Reporting	150
Failure to Qualify as a Reorganization	150
Other Tax Consequences	151

SUBMISSION OF STOCKHOLDER PROPOSALS	151

LEGAL MATTERS	152

EXPERTS	152

WHERE YOU CAN FIND MORE INFORMATION	152
Core’s Filings	153
NITRO’s Filings	153

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Appendix A-Agreement and Plan of Merger
Appendix B-Opinion of ViewTrade Securities
Appendix C-Appraisal Rights Documents and Explanation
Appendix D–Voting Certification Form
Appendix E- Pre Merger Notification Regulation

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

 The following are brief answers to some questions that NITRO stockholders may have regarding the special meeting of NITRO stockholders and regarding the proposed merger being considered at the special meeting. You are urged to read and consider carefully the remainder of this information statement/prospectus, including the Risk Factors and the attached Annexes, because the information in this section does not provide all of the information that might be important to you. Additional important information and descriptions of risks are also contained in the documents incorporated by reference in this information statement/prospectus.

Q:    Why am I receiving these materials?

A:   Core and NITRO have agreed to the merger of NITRO with a wholly owned subsidiary of CORE under the terms of a merger agreement that is described in this information statement/prospectus and attached to this information statement/prospectus as Annex A. The merger cannot be completed without obtaining approval for the adoption of the merger agreement from NITRO stockholders. NITRO Board of Directors have recorded voting "FOR" the transaction and in October the voting blocks representing the majority have voted "FOR" the merger. Therefore, no further vote will be taken.

Q:    Why is NITRO proposing the merger?

A:   After careful consideration of a number of factors, NITRO's board of directors approved the merger agreement. For a discussion of the factors considered by NITRO's board of directors, please see "The Merger—NITRO's Reasons for the Merger and Recommendation of NITRO's Board of Directors".

Q:    What will happen to NITRO as a result of the merger?

A:   As a result of the merger, a direct, wholly owned subsidiary of Core will be merged with and into NITRO, and NITRO will continue as the surviving company. Following completion of the merger NITRO will be a wholly owned subsidiary of Core.

Q:    What will stockholders receive in the merger?

A:   Each NITRO stockholder will receive .0952 shares of common stock of Core ("CRMI") for each share of common stock of NITRO ("NTRO") that the stockholder owns at the effective time of the merger. Instead of receiving fractional shares, NITRO stockholders will receive cash from Core in an amount reflecting the market value of any fractional share.

Each Core stockholder will continue to hold the shares of common stock of Core that it held prior to the merger. Those shares will represent a smaller portion of the total outstanding shares of Core after the merger.

Q:    What stockholder approvals are needed to complete the merger?

 A:   The holders of at least a majority of the shares of common stock of NITRO outstanding on August 28, 2014, the record date set for the meeting of NITRO stockholders, must vote in favor of adopting the merger agreement. As of October 15, 2014 such majority has been obtained therefore, no further vote will be taken.
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Q:    Are any matters being voted on at the NITRO special meeting?

A:   No.

Q:    Does the Nitro Board of Directors recommend the terms of the transaction?

A:   NITRO's board of directors unanimously recommended that NITRO stockholders vote "FOR" the proposal to adopt the merger agreement and have found the terms of the deal to be fair for the Nitro Shareholders.

Q:    When do you expect the merger to be completed?

A:   We are working to complete the merger as soon as possible, in addition to the approval by the holders of a majority of NITRO shares. A number of other conditions must be satisfied before we can complete the merger, including Securities and Exchange Commission approval and approvals by the State of Nevada. Once the conditions to consummating the merger are satisfied, we intend to complete the merger as soon as possible.

Q:    What are the material U.S. federal income tax consequences to stockholders of the transaction?

A:   It is generally expected that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The consummation of the merger is conditioned on the receipt by each of Core and NITRO of opinions from their respective counsel to that effect.

Assuming that the merger qualifies as a reorganization under the Internal Revenue Code, NITRO stockholders will neither recognize gain nor loss for U.S. federal income tax purposes as a result of the merger except with respect to any cash received in lieu of a fractional share of Core's common stock in the merger. Tax matters are very complicated, and the tax consequences of the merger to a particular NITRO stockholder will depend on the facts and circumstances of each holder's own situation.  For a description of the material U.S. federal income tax consequences of the merger, please see the information set forth in "Material U.S. Federal Income Tax Consequences. We also urge each NITRO stockholder to consult a tax advisor for a full understanding of the tax consequences of the merger to any stockholder.

Q:    What do I need to do now?

A:    You should read this information statement/prospectus carefully to understand the transaction and your rights as a shareholder you should do so as soon as possible by:

 (1) Accessing the Internet website specified on your enclosed information card, or website provided and hosted by Issuer Direct, Inc 500 Perimeter Parkway STE D Morrisville, NC 27560 (www.issuerdirect.com) or;

 (2) Completing, signing and mailing your shareholder dissenters form. If you hold your shares through a brokerage firm, bank or other nominee, you must instruct your broker, bank or nominee. If you wish to do so.
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Q:    If I cannot attend the meeting will I be able to review the meetings minutes?

A:   Yes. We will post a fully recorded version of the meeting as a webinar on our company website on (www.nitro-petroleum.com) the day after the meeting. For a full transcription of the meeting please contact Issuer Direct (acting as information agent).

Q:    Where and when is the special meeting?

 A:    The special meeting of NITRO stockholders is scheduled to be held at Nitro Petroleum Inc., 14285 Acme Rd. Shawnee, OK 74801, on _________, 2014, at 10:00 a.m., Oklahoma time ("CST").

Q:    Should NITRO stockholders send in their certificates representing the common stock of NITRO now?

A:    No. After the merger is completed, NITRO stockholders will receive written instructions for exchanging their certificates representing common stock of NITRO. Please do not send in your certificates representing common stock of NITRO with your information card. The designated Stock Transfer Agent, Holladay Stock Transfer Agent, 2939 N. 67th Place of Scottsdale, Arizona 85251, will be in contact to complete the transaction.

Q:    Do I have appraisal rights?

A:   CORE stockholders are not entitled to appraisal rights in the merger. NITRO stockholders that have not submitted executed block voter agreements to approve and adopt the merger have the right to dissent and be paid cash for the ''fair value'' of their shares of NITRO common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger. To perfect these appraisal rights with respect to the Merger, you must follow the required procedures precisely.

A copy of Sections 92A.300 to 92A.500 of the Nevada Revised Statutes is attached to this information statement/information statement/prospectus as Annex C. This discussion and Annex C should be reviewed carefully by you if you wish to exercise statutory dissenters' rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters' rights statute may result in a termination or waiver of dissenters' rights under the Nevada dissenters' rights statute. Under the Nevada dissenters' rights statute, you have the right to dissent from the merger and demand payment of the fair value of your shares. If you elect to dissent, you must deliver to the NITRO a written notice of dissent stating that you intend to demand payment for your shares if the merger is consummated. A form of demand for payment is set forth at the end of Annex C.

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If you fail to comply with these requirements, you will not be entitled to dissenters' rights. The ''fair value'' of the shares as used in the Nevada dissenters' rights statute is the value of the shares immediately before the effectuation of the proposed merger, excluding appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. Within 10 days after the effective time of the merger, the combined company will give written notice of the effective date of the merger by certified mail to each NITRO stockholder who filed a written notice of dissent. The notice will also state where demand for payment must be sent and where share certificates must be deposited, among other information. Within the time period set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting stockholder must make a written demand on the combined company for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice. Within 30 days after the receipt of the dissenters' demand for payment, the combined company will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters' shares, plus accrued interest.

Additionally, the combined company shall mail to each dissenting stockholder a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders equity for that year and the latest available interim financial statements, if any, a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters' right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law. Following receipt of payment for the shares, a dissenting stockholder, within 30 days, may send the combined company notice containing such stockholder's own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to the combined company's payment of fair value to such stockholder. This right is waived if the stockholder does not make written demand within 30 days of the combined company's payment for the stockholders' shares. If a demand for payment remains unsettled, the combined company will petition the court to determine fair value and accrued interest. If the combined company fails to commence an action within 60 days following the receipt of the stockholder's demand, the combined company will pay to the stockholder the amount demanded by the stockholder in the stockholder's notice containing the stockholder's estimate of fair value and accrued interest.

All dissenting holders, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against the combined company if the court finds that it did not substantially comply with the requirements of the Nevada dissenters' rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law. If you are a holder of NITRO shares and you wish to seek dissenters' rights, you are urged to review the applicable Nevada statutes attached to this document as Annex C.

Q:    Who will bear the cost of solicitation?

A:   The expense of filing and providing shareholder information of NITRO stockholders will be borne by NITRO. NITRO has retained Issuer Direct, Inc. as a information solicitation firm, to solicit proxies in connection with the special meeting at a cost not to exceed $20,000, plus reimbursement of out-of-pocket fees and expenses. In addition, NITRO will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their reasonable expenses in forwarding information materials to beneficial owners. Proxies may also be solicited, to block shareholders, by certain of NITRO's directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for these services.
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Q:    Whom do I call if I have further questions about the special meeting or the merger?

A:   NITRO stockholders who have questions about voting, the special meeting or the merger may call the Investor Relations department of NITRO at (405) 273-9119 or Issuer Direct., at (877) 481-4014 (World-wide).

 If you need additional copies of this information statement/prospectus or the information card, please contact:

Issuer Direct, Inc.

500 Perimeter Parkway

STE. D

Morrisville, NC 27560

(877) 481-4014

You may also obtain additional information about Core and NITRO from documents filed, including all quarterly and year end Form 10-Q and 10-K filings, with the SEC by following the instructions in the section entitled "Where You Can Find More Information."
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SUMMARY

This summary highlights some of the information in this information statement/prospectus. It may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the terms of the merger agreement and the merger, you should read carefully this information statement/prospectus, the documents we incorporate by reference and the full text of the Merger Agreement included as Addendum A to this information statement/prospectus. Please also read "Where You Can Find More Information." We have included references to other portions of this information statement/prospectus to direct you to a more complete description of the topics presented in this summary.

The Companies

Core Resource Management, Inc.("OTCQB: CRMI) ("CORE" "Core") (www.coreresource.net) Core has a team of management and board members that represent a variety of experience within the oil and gas sector as well as the financial derivatives markets.  Core is working diligently to expand its presence throughout the United States while maintaining a high level of financial and oil and gas risk management during its expansion.

Core Resource Management, Inc. operates as an oil and gas company headquartered in Phoenix, Arizona. The company engages in the acquisition of existing non-operated oil and gas producing properties. It holds overriding royalty interests in 10 producing oil and gas wells in Central Texas, working interests in 6 producing oil and gas wells in Montague County, Texas, and a working interest in a producing well in Kingfisher County, Oklahoma.

The Company currently trades on the OTCQB Market system under the symbol CRMI. Management's goal is to move the company's shares to the NYSE within 48 months or upon the successful completion of a registered secondary offering, whichever occurs first.

NITRO PETROLEUM, INC.  Nitro Petroleum, Inc. (OTCQB: NTRO) ("NITRO" "Nitro") (www.nitro-petroleum.com) ; Nitro Petroleum is an Oklahoma based oil & gas drilling and production company, that holds undervalued drilling prospects in the mid-continent region of the United States.  Nitro focuses heavily on creating both growth and value through developmental drilling and carefully screened mineral "plays" located in proven undeveloped or overlooked fields.

NITRO's properties are located within the Oklahoma Anadarko basin, an area noted for long life oilfields, excellent historical well control, relatively shallow target pay zones, and superior wellbore economics. Nitro boasts a significant inventory of low risk, low cost and high rate of return drilling, behind pipe, salt water disposal, offset and/or rework/recompletions in the Mid-Continent region. As leasehold ownership in this area has long been fragmented, excellent potential exists for additional acquisitions. These properties, along with Core's Texas properties will become the main operating regions for the post-merger company.

NITRO's common stock is traded on the OTCQB under the symbol "NTRO." NITRO's principal executive offices are located at 14285 Acme Rd., Shawnee, Oklahoma, 74801 and its telephone number is (405) 273-9119

Core Resource Management Holding Co. The Acquisition Sub is a direct, wholly owned subsidiary of Core. The Acquisition Sub was formed as a corporation under the laws of the State of Nevada on August 20, 2014, solely for the purpose of effecting the merger. The Acquisition Sub has not conducted any business operations other than activities incidental to its formation and in connection with the transaction contemplated by the merger agreement. The Acquisition Sub's principal executive offices and telephone numbers are the same as those for Core Resource Management, Inc.
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The Special Meeting of NITRO Stockholders (see Special Meeting of the Stockholders)

Where and when:    The special meeting of NITRO stockholders will take place at the Nitro Petroleum, Inc., Shawnee OK 74801 at 10:00 am ., On November 25, 2014 Oklahoma (CST) time.

What will the meeting agenda entail:  At the special meeting, Nitro stockholders will be informed on the business transition to becoming a wholly owned subsidiary of CORE pursuant to the plan of the merger dated as of August 28, 2014, among Core, Acquisition Subsidiary, and a wholly owned subsidiary of Core, and Nitro. Additionally Nitro stockholders will be explained the Appraisal rights all non-voting stockholders possesses. A full recording of the meeting will be posted on the Company website (www.nitro-petroleum.com). If a stockholder requested a transcribed version of the stockholder meeting they may do so by contacting Issuer Direct as information agent.

You are not being asked to vote on anything. The requisite majority of Nitro shares have been voted in favor of the merger. The purpose of the meeting is to address the transaction and integration of NITRO into a wholly-owned subsidiary of Core; and dissenting stockholder appraisal rights.

As of the record date, less than Twenty Five Percent ("25%") of the outstanding common stock of NITRO was held by its directors and executive officers and their affiliates.

The Merger (see section The Merger)

Under the terms of the merger agreement dated as of August 27, 2014 at the effective time of the merger, Acquisition Subsidiary, a wholly owned subsidiary of Core, will merge with and into NITRO, with NITRO being the surviving legal entity. As a result of the merger, each NITRO stockholder will receive .0952 shares of common stock of Core for each share of common stock of NITRO that the stockholder owns at the effective time of the merger. Core will not issue any fractional shares. With respect to fractional shares, NITRO stockholders will receive cash from Core in an amount that reflects the market value of any fractional share that would have been issued at the effective time of the merger.

Based on the number of outstanding shares of common stock of NITRO and Core as of August 28, 2014, we anticipate that Core will issue approximately 697,140 shares of its common stock in the merger and that, upon completion of the merger, NITRO stockholders will own approximately 6.5% of Core and current Core stockholders will own approximately 93.5% of Core.
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Recommendation of the Board of Directors of NITRO and Reasons for the Merger

After careful consideration, NITRO's board of directors determined that the merger is advisable and fair to and in the best interests of NITRO and its stockholders and unanimously approved the merger agreement and the merger. The board unanimously recommended that NITRO stockholders approve the adoption of the merger agreement and the holders of a majority of the shares have provided such approved.
To review the background of and reasons for the merger, as well as certain risks related to the merger, see the sections entitled "The Merger—Background of the Merger" and "The Merger—NITRO's Reasons for the Merger and Recommendation of NITRO's Board of Directors".
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VIEW TRADE SECURITIES, INC. with its offices located in:

7280 West Palmetto Park Road

Boca Raton, FL 33433

(“VIEWTRADE SECURITIES ” or “ViewTrade”) rendered its oral opinion to the board of directors of NITRO (which was subsequently confirmed in writing by delivery of a full written opinion dated November 7, 2014) to the effect that, as of August 27, 2014 and of the date of this document, November 12, 2014, the exchange ratio offered to the holders of shares of common stock of NITRO pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The fairness accounting opinion was prepared for the information of the board of directors of NITRO in connection with its consideration of the merger. The Company’s financial opinion addressed the fairness from a financial point of view of the exchange ratio to be received by the holders of common stock of NITRO pursuant to the merger agreement, the worth of such business combination between the two firms for Nitro shareholders and the overall company health, and did not address any other aspect or implication of the merger.

The summary of ViewTrade Securities’ opinion in this information statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix B to this information statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by VIEWTRADE SECURITIES, INC. in rendering its opinion. However, neither ViewTrade Securities’ written opinion nor the summary of its opinion and the related analyses set forth in this information statement/prospectus are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act with respect to any matter relating to the merger.

For a more complete description of ViewTrade Securities’ opinion, see “the section of The Merger—Financial Advisor to NITRO” (Appendix B)

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Interests of Directors and Executive Officers of NITRO in the Merger

In considering the recommendation of NITRO’s board of directors with respect to the merger, NITRO stockholders should be aware that some of the executive officers and directors of NITRO may have interests in the transactions that differ from, or are in addition to, the interests of NITRO stockholders generally. NITRO’s board of directors was aware of these interests and considered them, among other matters, when making its decision to approve the merger agreement and the merger and recommend that NITRO stockholders vote in favor of the adoption of the merger agreement.

Directors Mr. Larry Wise and Mr. James Borem will continue to be employed with the Combined Company, will serve on the Board of Directors of the new Combined Company, will continue to manage the properties of Nitro in the same form, and will act in a new capacity to assist in future acquisitions by the Combined Company.

For a more complete description of these interests, see the section “The Merger—Interests of Directors and Executive Officers of NITRO in the Merger”.

Accounting Treatment

Core prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which is referred to as GAAP (“Generally Accepted Accounting Principles”). The merger will be accounted for using the purchase method of accounting. Based upon the terms of the merger and other factors, such as the smaller size of Core, the payment of the merger consideration (including issuance of Core common stock to NITRO stockholders at a premium of the fair market value of NITRO stock on the date preceding the merger announcement) by Core, the fact that NITRO will be merged with a subsidiary of Core, and the composition of the combined company’s board of directors and senior management, Core is considered to be the acquirer of NITRO for accounting purposes. Therefore, Core will allocate the purchase price to NITRO’s assets and liabilities at the acquisition date based on the estimated relative fair value of the assets acquired and liabilities assumed, with the excess purchase price to be recorded as goodwill. Under the purchase method of accounting, goodwill is not amortized but is tested for impairment at least annually.

Regulatory Approvals Required for the Merger

Due to the relative small market capitalization size as defined under the Act of this business combination, Core and NITRO are exempt from filing antitrust documents relating to the merger with the Federal Trade Commission, or FTC, and the Antitrust Division of the U.S. Department of Justice, or DOJ. Such exemption is outlined within the FTC exemptions.

Title II of the Hart-Scott-Rodino Antitrust Improvement Act, established the Federal Premerger Notification Program. For the Act to apply to a particular transaction, the transaction must satisfy three tests:

1)	The commerce test of Section 7A(a)(1) as well as;
2)	The size of transaction test;
3)	And the size of person test of Section 7A(a)(2).

An acquisition will satisfy the commerce test if either of the parties to a transaction is

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engaged in commerce or in any activity affecting commerce. The size of transaction test is met if, as a result of the transaction, the acquiring person will hold an aggregate amount of voting securities, non-corporate interests (“NCI”) and assets of the acquired person valued at more than $50 million (as adjusted). The size of person test is met if one of the parties has sales or assets of at least $100 million (as adjusted) and the other party has sales or assets of at least $10 million (as adjusted).

Since the ultimate parent entities of the parties to this transaction are under the minimum level as to analyze whether to report, the transaction is exempt from filing as a Pre-Merger Notification Report required by the Federal Trade Commission, authority of the Department of Justice, under the Hart-Scott-Rodino Act. The basic “size of person test” established by Section 7A (a)(2) of the Act requires a filing in transactions valued in excess of $50 million (as adjusted) but at $200 million (as adjusted) or less only where at least one of the persons involved in the transaction has $100 million (as adjusted) or more in annual net sales or total assets, and the other has $10 million (as adjusted) or more. (15 U.S.C. Section 18a(a)(2)). If these size thresholds are not met, the transaction need not be reported.

In this business combination of the value of both companies, as set out in Rule 801.11 (16 C.F.R. Section 801.11), is below the threshold of $50 Million. Thereby, this transaction is exempt by rule from the reporting requirements set out by FTC code. Rule 801.10(c)(2) states that the “acquisition price” includes the value of all consideration for the voting securities, Non-Corporate Interests (“NCI”) and assets being acquired. This consideration includes any cash, voting securities, tangible assets, and intangible assets that the acquiring person is exchanging with the seller. In an asset transaction, it also includes the value of any liabilities that the acquiring person will assume.

Core and NITRO have made filings relating to the merger with various government authorities in certain foreign State jurisdictions in which one or both companies are incorporated and require filings.

Core and NITRO continue to work with these various governmental agencies regarding the proposed merger. Upon receipt of all required regulatory approvals and satisfaction of all other closing conditions, Core and NITRO intend to close the merger as soon as possible thereafter.

The Merger Agreement

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Conditions to the Completion of the Merger

Core and NITRO will complete the merger only if the conditions set forth in the merger agreement are satisfied or, in some cases, waived. These conditions include:

• The adoption by NITRO stockholders of the merger agreement;

• The declaration of effectiveness of the registration statement, of which this information statement/prospectus is a part, by the SEC and the absence of any stop order or proceedings seeking a stop order;

• The absence of any action taken by any governmental regulatory body, court or other entity that is continuing and prevents consummation of the merger or imposes any material restrictions on Core or NITRO with respect to the merger;

• The receipt of all consents, approvals, permits and authorizations from governmental entities, the failure of which to obtain is reasonably likely to have a material adverse effect on NITRO;

• The continued accuracy of the representations and warranties of Core and NITRO contained in the merger agreement, except where the failure of the representations or warranties to be accurate would not reasonably be expected to have a material adverse effect on Core or NITRO (subject to certain limited exclusions);

• The performance by Core and NITRO in all material respects of their respective obligations under the merger agreement;

• The absence of any events that have had or are reasonably expected to have a material adverse effect on either Core or NITRO; and

• The receipt of legal opinions from counsel for each of Core and NITRO to the effect that for federal income tax purposes the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Either Core or NITRO may choose to waive a condition to its obligations and complete the merger if the necessary approval of NITRO stockholders has been obtained and the law allows them to do so.

No Solicitation

The merger agreement contains restrictions on the ability of NITRO and its representatives to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in NITRO’s equity or assets. Notwithstanding these restrictions, before NITRO stockholders adopt the merger agreement, the merger agreement provides that, under specified circumstances, if NITRO receives an unsolicited proposal from a third party to acquire a significant interest in the company that the board of directors determines in good faith is reasonably likely to lead to a proposal that is superior to the merger and the failure to provide

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information could reasonably be expected to result in a breach of its fiduciary duties, NITRO may furnish nonpublic information to that third party and engage in negotiations regarding a transaction with that third party.

Termination of Merger Agreement

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The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the approval of NITRO’s stockholders has been obtained:

• By mutual written consent of CORE and NITRO;

• By either CORE or NITRO if:

• Any court of competent jurisdiction or other governmental entity has issued an order or ruling enjoining or prohibiting any of the transactions contemplated by the merger agreement, and such order or ruling has become final and non-appealable, except under limited circumstances;

• The NITRO special meeting has been convened, NITRO stockholders have voted, and the adoption of the merger agreement by NITRO stockholders was not obtained; or

• The other party breaches its representations, warranties or covenants set forth in the merger agreement, which breach would result in a failure of certain of the conditions to the completion of the merger being satisfied and such breach is not cured by the earlier of the outside date or 30 days after the receipt of written notice thereof or is incapable of being cured within such period, except under limited circumstances; or

• Termination by CORE if:

Prior to the receipt of NITRO stockholders’ approval of the proposal to adopt the merger agreement:

(1) NITRO’s board of directors has effected a change of board recommendation or failed to include the board recommendation in the information statement/prospectus

(2) NITRO materially breaches its covenant to convene the NITRO special meeting or non-solicitation obligations or obligations to recommend that NITRO stockholders vote in favor of the adoption of the merger agreement

(3) After the expiration of three business days immediately following Core’s receipt of written notice from NITRO informing Core of NITRO’s intention to effect a change of board recommendation

(4) NITRO’s board of directors recommends or approves, or announces publicly its intention to recommend or enter into an acquisition proposal other than the merger agreement

(5) A tender offer or exchange offer that would, if consummated, constitute an acquisition proposal with respect to NITRO is commenced by a third party, and NITRO does not make a “stop, look and listen” or similar communication or a recommendation that its stockholders reject such tender or exchange offer within ten business days after such offer is first made; or

• Termination by NITRO if:

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Prior to the receipt of NITRO’s stockholders’ approval of the proposal to adopt the merger agreement:

(1) NITRO receives an unsolicited written acquisition proposal, not in violation of its non-solicitation obligations, after the date of the merger agreement, which NITRO’s board of directors concludes in good faith constitutes a superior proposal

(2) NITRO provides Core with a written notice that it intends to take such action, specifying the material terms of the superior proposal

(3) NITRO’s board of directors determines in good faith that the failure to take such action could reasonably be expected to be a breach of its fiduciary duties to NITRO stockholders under applicable law

(4) NITRO thereafter satisfies its obligations to negotiate with Core in good faith to make adjustments to the terms and conditions of the merger agreement

(5) NITRO, concurrently with the termination of the merger agreement, enters into an acquisition agreement for such superior proposal; provided that NITRO pays a Fifty Thousand Dollar (“50,000”) “Termination Fee, and a breakup of amount of expenses including but now limited to consultants, legal counsel, accountants, bankers, fees paid to NITRO, as well as any loss of good will or forgone corporate opportunity.” (“Breakup fees”) to Core.

Termination Fees and Expenses

NITRO is required to pay a termination fee of Fifty Thousand Dollars (“$50,000”) plus breakup fees to Core under certain circumstances. Core and NITRO must under certain circumstances reimburse the other party for its out-of-pocket expenses, incurred in connection with the transaction contemplated by the merger agreement.

The $50,000 termination fee plus breakup fees would be payable by NITRO to Core in the following circumstances:

• Upon termination by Core if prior to the receipt of NITRO stockholders’ approval of the proposal to adopt the merger agreement:

(1) NITRO’s board of directors has effected a change of board recommendation or failed to include the board recommendation in the information statement/prospectus,

(2) NITRO has materially breached its covenant to convene the NITRO special meeting or non-solicitation obligations or obligations relating to the NITRO board recommendation that NITRO stockholders vote in favor of the adoption of the merger agreement,

(3) After the expiration of three business days immediately following Core’s receipt of written notice from NITRO informing Core of NITRO’s intention to effect a change of board recommendation,

(4) NITRO’s board of directors has recommended or approved, or announced publicly its intention to recommend or enter into an acquisition proposal other than the merger agreement, or

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(5) If a tender offer or exchange offer that would, if consummated, constitute an acquisition proposal with respect to NITRO is commenced by a third party, and NITRO has not made a “stop, look and listen” or similar communication or recommendation that its stockholders reject such tender or exchange offer within ten business days after such offer is first made.

• At the consummation of a competing acquisition proposal of at least Fifty Percent “50%” of the assets, net revenues, net income or equity of NITRO and its subsidiaries between NITRO and a third party if:

• A competing acquisition proposal had been announced or made to NITRO’s stockholders after the signing of the merger agreement;

• After such competing acquisition proposal had been announced or made and before it had been publicly withdrawn, the merger agreement was terminated (1) due to the failure of the merger to be completed before the outside date or (2) due to the failure to adopt the merger agreement by NITRO’s stockholders; and

•Within 12 months after such termination, NITRO either consummates a competing acquisition proposal or enters into a definitive agreement for a competing acquisition proposal (and consummates any competing acquisition proposal within the one-year period following the entry into such definitive agreement).

•Upon termination by NITRO to enter into a definitive agreement for a superior proposal prior to the receipt of NITRO stockholders’ approval.

The reimbursement of out-of-pocket costs and expenses (not to exceed $ 1 million) (“Breakup Fees”) are payable by NITRO in the following circumstance:

• Upon termination by the other party due to the reimbursing party’s breach of its representations, warranties or covenants set forth in the merger agreement resulting in the failure of certain conditions to completion of merger, subject to the 30-day cure right, except under limited circumstances.

Treatment of NITRO Stock Options and Restricted Stock

For a discussion of the treatment of stock options and restricted stock, see “The Merger Agreement—Treatment of NITRO Stock Options and Restricted Stock”.

Risk Factors

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There are risks associated with both the merger and with the operations of Core and the combined company after the merger. See "Risk Factors" for a discussion of information you should understand.

Material U.S. Federal Income Tax Consequences

It is generally expected that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code so that NITRO stockholders generally will recognize neither gain nor loss for U.S. federal income tax purposes as a result of merger, except with respect to any cash received in lieu of a fractional share of Core's common stock in the merger. The consummation of the merger is conditioned on the receipt by each of Core and NITRO of opinions from their respective counsel to the effect that the merger will qualify as a tax-free reorganization as described above.

Tax matters are very complicated, and the tax consequences of the merger to a particular NITRO stockholder will depend on the facts and circumstances of each holder's own situation. For a description of the material U.S. federal income tax consequences of the merger, please see the information set forth in "Material U.S. Federal Income Tax Consequences". We also urge each NITRO stockholder to consult a tax advisor for a full understanding of any tax consequences of the merger to the stockholder.
Other Information Related to the Merger:

Comparison of the Rights of Stockholders of Core and NITRO

NITRO stockholders are being asked to adopt the merger agreement which provides that each share of common stock of NITRO (other than shares of common stock of NITRO held directly or by Core, the Acquisition Subsidiary or NITRO) will be converted into .0952 shares of common stock of CRMI. Consequently, NITRO stockholders will no longer hold shares of NITRO but will instead hold shares of Core and their rights as Core stockholders will be governed by Nevada law and the certificate of incorporation and bylaws of Core, each as amended to date. There are various differences between the rights of NITRO stockholders and the rights of Core stockholders.

Listing of Common Stock to be Issued in the Merger

Core has agreed to file an application to have the shares of common stock of Core to be issued in the merger, including shares of common stock of Core to be issued, listed on the OTCQB, the approval of which is a condition to closing the merger.

After the effective time of the merger, shares of common stock of Core will continue to trade on the OTCQB under the ticker symbol "CRMI." CORE plans on application for listing on the New York Stock Exchange within six months after completion of this merger.

Appraisal Rights

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NITRO stockholders are entitled to appraisal rights and payment for the fair value of their shares when they dissent in a vote for a merger or consolidation or are not asked to give their consent in such a vote. For a complete discussion of the appraisal rights, see the provisions of Sections 92A.300- 92A.500 of the Nevada Revised Statutes, attached to this document as Appendix C and the section entitled "The Merger- Dissenter's Rights".

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CORE RESOURCE MANAGEMENT, INC.

Core Resource Management, Inc. is providing the following information to aid in your analysis of the financial aspects of the merger. The following selected historical financial data for each of the years in the year period ended December 31, 2013 has been derived from the audited consolidated financial statements for Core. The selected historical financial data for the three months ended March 31, 2014 and six months ended June 30, 2014 has been derived from unaudited consolidated financial statements for Core. In the opinion of the management of Core, the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the interim consolidated financial statements. Results for the interim periods are not necessarily indicative of the results to be expected for the full year.

The information is only a summary. You should read it along with the historical financial statements and related notes and the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations of Core Resource Management, Inc." contained in the Current Report on Form 10-Q dated June 30, 2014.

	Year Ended December 31,			CRMI Three Months Ended March 31(1),
				and Six Months EndedJune 30, 2014(2)
	2012(1)		2013(1)	2014(1)	2014(2)
	(In thousands, except per share data) (unaudited)
Revenue	$	---	$81,084	$81,704	$130,994
Lossbefore income taxes		$(416,982)	$(2,004,508)	$(514,478)	$(3,072,320)
Net Loss		$(416,982)	$(2,004,508)	$(514,478)	$(3,072,320)
Earnings per common share(2)
Basic		$(1.39)	$(0.21)	$(0.05)	$(0.24)
Diluted		$(1.39)	$(0.21)	$(0.05)	$(0.24)
Balance Sheet Data (at end of period):
Total assets		$944,543	$3,001,924	$2,773,910	$2,949,520
Long-term debt	$	---	$2,611,496	$2,781,173	$1,002,648
Stockholders' equity		$455,161	$96,302	$(321,509)	$1,693,895

(1) Amounts have been retrospectively revised as a result of the adoption, effective January 1, 2009, of FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including Partial Cash Settlement) (FSP APB 14-1). Core elected to apply the provisions of FSP APB 14-1 to its 7% Convertible Debentures issued in 2013 and its 8% Convertible Debentures issued in 2013 as these debentures were outstanding during the two-year period ended December 31, 2013, as reflected in the accompanying consolidated financial statements.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF NITRO

NITRO is providing the following information to aid in your analysis of the financial aspects of the merger. The following selected historical financial data for each of the years in the two-year period ended January 31, 2014 has been derived from audited consolidated financial statements for NITRO. The selected historical financial data for the six months ended July 31, 2014 has been derived from unaudited consolidated financial statements for NITRO. In the opinion of the management of NITRO, the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the interim consolidated financial statements. Results for the interim periods are not necessarily indicative of the results to be expected for the full year.

The information is only a summary. You should read it along with historical financial statements and related notes and the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Annual Report on Form 10-K for NITRO for the year ended January 31, 2014 and the Quarterly Report on Form 10-Q for NITRO for the quarterly period ended July 30, 2014 on file with the SEC and incorporated by reference into this information statement/prospectus. See "Where You Can Find More Information" Section of this document.

	Year Ended January 31,		Nitro Quarters Ended March, 31, 2014(1)-June 30, 2014(2)
	2013	2014	2014(1)	2014(2)
	(In thousands, except per share data)		(unaudited)
Operation Data:
Revenue	$677,677	$1,264,884	$17,160	$22,440
Income before income taxes and non-controlling interests	$546,128	$725,289	$344,107	$44,777
Net income (loss)	$(546,128)	$(725,289)	$(344,107)	$(447,77)
Earnings (loss) per common share:
Basic	$(0.23)	$(0.11)	$(0.13)	$(0.01)
Diluted	$(0.21)	$-0.11	$-0.13	$(0.01)
Balance Sheet Data (at end of period):
Total assets	$2,807,264	$1,416,212	$2,722,781	$2,807,264
Long-term debt excluding current installments	$-	$(175,000)	$(175,000)	$(175,000)
Stockholders' equity	$871,217	$1,698,060	$1,698,060	$1,655,773

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UNAUDITED COMPARATIVE SHARE DATA

The following tables set forth for the periods presented certain per share data separately for Core and NITRO on a historical basis, on an unaudited pro forma combined basis per Core common share and on an unaudited pro forma combined basis per equivalent share of common stock of NITRO. The following unaudited pro forma condensed consolidated financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of Core and NITRO, both of which are incorporated by reference in this information statement/prospectus, and the other information contained or incorporated by reference in this information statement/prospectus. See "Where You Can Find More Information" of this document.

The unaudited pro forma combined data per Core common share are based upon the historical weighted average number of Core common shares outstanding, adjusted to include the estimated number of shares of NITRO common stock to be issued in the merger. These amounts, however, are not intended to reflect future per share levels of income from continuing operations and book value of Core.

The following unaudited pro forma data are presented for illustrative purposes only and are not necessarily indicative of what Core's actual financial position or results of operations would have been had the merger been completed on the dates indicated below. The following unaudited pro forma data does not give effect to (1) Core's or NITRO's results of operations or other transactions or developments since July 31, 2014, (2) the synergies, cost savings and one-time charges expected to result from the merger or (3) the effects of transactions or developments that may occur subsequent to the merger.

For the Six Months Ended June 30, 2014:	CORE	NITRO
Basic net income per common share
Historical	$(.21)	$(.01)

Diluted net income per common share
Historical	$(.21)	$(.01)

Dividends declared on common stock
Historical	—	—
Pro forma	—	—
Book value per common share(2)
Historical	$.13	$ ---
For the Year Ended December 31, 2013:
Basic net income per common share
Historical	$(.21)	$(.11)

Diluted net income per common share
Historical	$(.21)	$(.11)

Dividends declared on common stock
Historical	—	—
Pro forma	—	—
Book value per common share(2)
Historical	$.27	$.23

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(1)

Core’s pro forma combined earnings per share is calculated by dividing the combined company pro forma net income by the combined company pro forma weighted average number of shares of common stock outstanding during the period. NITRO’s equivalent pro forma combined earnings per share is calculated by multiplying the corresponding Core pro forma combined earnings per share by .0952. This NITRO equivalent pro forma per share information shows how each share of NITRO common stock would have participated in the earnings of Core had the companies been combined for the periods presented.

(2)

Book value per share is computed by dividing stockholders’ equity at June 30, 2014 and December 31, 2013 by the number of shares of common stock outstanding at the end of the period.

(3)

Core’s pro forma combined book value per share is calculated by dividing the combined company pro forma stockholders’ equity at June 30, 2014 and December 31, 2013 by the combined company pro forma number of shares of common stock outstanding at the end of the period. NITRO’s equivalent pro forma book value per share is calculated by multiplying the corresponding Core pro forma combined book value per share by .0952. This NITRO equivalent pro forma per share information shows how each share of NITRO common stock would have participated in the book value of Core had the companies been combined for the periods presented.

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COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Shares of the common stock of Core are traded on the OTCQB under the symbol “CRMI” and shares of the common stock of NITRO are traded on the OTCQB under the symbol “NTRO.” The following table sets forth, for the periods indicated, the range of high and low sales prices per share of common stock of Core and common stock of NITRO as reported on the OTCQB Composite Transactions Tape.

	Shares of Common Stock of Core(1)				Shares of Common Stock of NITRO
	High		Low		High		Low
2013
First Quarter		$4.50		$3.75		$.41		$.37
Second Quarter		$4.90		$3.25		$.40		$.17
Third Quarter		$5.00		$3.50		$.02		$.02
Fourth Quarter		$3.90		$3.50		$.02		$.02
2014
First Quarter		$5.09		$3.50		$.48		$.20
Second Quarter		$4.90		$2.00		$.59		$.41
Third Quarter		$3.90		$2.50		$.60		$.40
Fourth Quarter	$		$		$		$

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Recent Closing Prices

The following table shows the closing sales prices per share of the common stocks of Core and NITRO and the equivalent value per share of common stock of NITRO on August 27, 2014 (the last full trading day before Core and NITRO announced the proposed merger) and October 10, 2014, the most recent practicable date prior to the mailing of this information statement/prospectus to NITRO stockholders. The equivalent value per share of common stock of NITRO was determined by reference to the value of the merger consideration to be received in respect of each share of NITRO common stock in the merger. Because the merger consideration per share of common stock of NITRO is fixed at .0952 shares of common stock of Core, the value of the total merger consideration to be received by NITRO stockholders will fluctuate based on the market price of the common stock of Core. We urge you to obtain the market prices of the common stocks of Core and NITRO before you vote.

Date	Common Stock of CRMI	Common Stock of NITRO
August 26, 2014	$3.25	$.27
November 10, 2014	$3.40	$.1675

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RISK FACTORS

In addition to the other information included in this information statement/prospectus, including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risks before deciding if to approve the merger or enact your shareholder rights. In addition, you should read and consider the risks associated with each of the businesses of Core and NITRO because these risks will also affect the combined company. Similar risks disclosure has been filed with the Securities and Exchange Commission and can be found in Core's and NITRO's respective Annual Reports on Form 10-K for the year ended December 31, 2013, and the Quarterly Reports on Form 10-Q for the three-month periods ending March 31, 2014 and June 30, 2014, which reports are filed with the SEC and incorporated by reference into this information statement/prospectus.

Risks Related to the Merger

The issuance of shares of CRMI common stock to NITRO shareholders in the merger will dilute the voting power of the CRMI shareholders.

Pursuant to the terms of the merger agreement, CORE will issues shares of CRMI common stock to NITRO shareholders representing approximately Six and One Half Percent ("6.5%") of the outstanding shares of common stock of the combined company immediately following completion of the merger. After such issuance, the shares of CORE common stock outstanding immediately prior to completion of the merger will represent approximately Ninety Three and One Half Percent ("93.5%") of the outstanding shares of common stock of the combined company as of immediately following completion of the merger. Accordingly, the issuance of shares of CRMI common stock to NITRO stockholders in the merger will reduce significantly the relative voting power of the CORE common stock held by CORE stockholders. Consequently, current CORE stockholders' as a group will have less influence over the management and policies of the combined company after the merger than prior to the merger.

The exchange ratio for the Core common stock to be received in the merger is fixed and will not be adjusted in the event of any change in stock price.

Upon completion of the merger, each share of common stock of NITRO will be exchanged for shares of common stock of Core. The share conversion number is fixed and will not be adjusted as a result of any change in the price of the common stocks of either Core or NITRO. In addition, neither Core nor NITRO may terminate the merger agreement solely because of changes in the market price of either company's common stock. Therefore, if the value of the common stock of Core declines prior to the completion of the merger, the value of the merger consideration to be received by NITRO stockholders will decline. The share prices of the common stocks of both Core and NITRO are by nature subject to the general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility, and we cannot predict or give any assurances as to the market prices of the respective common stocks of Core and NITRO on the date of the special meeting of NITRO stockholders, the date of the completion of the merger or at any time after the completion of the merger.

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Existing NITRO stockholders will represent a minority of Core stockholders after the merger.

Based on the number of outstanding shares of the common stock of NITRO as of August 28, 2014, Core will issue to NITRO stockholders approximately 698,000 thousand shares of common stock of Core in the merger. As a result, the current NITRO stockholders and Core stockholders will hold approximately 6.5 % and 93.5%, respectively, of the outstanding common stock of Core immediately after the completion of the merger based upon the outstanding shares of common stock of the companies as of August 28, 2014. Therefore, NITRO stockholders will have significantly less influence over the management and policies of Core than they currently exercise over the management and policies of NITRO.

Failure to complete the merger or delays in completing the merger could negatively impact Core's and NITRO's stock prices and future business and operations.

If the merger is not completed for any reason, CORE and NITRO may be subject to a number of material risks, including the following:

•	The individual companies will not realize the benefits expected from becoming part of a combined company;

•	Under certain circumstances, NITRO may be required to pay Core a termination fee of $50,000 and pay a total for up to $ 1,050,000 in merger-related expenses including termination fee;

•
The price of common stock of CRMI or NITRO may decline because of and to the extent that the current market price of either common stock reflects a market premium based on the assumption that the merger will be completed; and

•	Some costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed.

Some of the directors and executive officers of NITRO may have interests that differ from, or are in addition to, those of NITRO stockholders.

In considering the recommendation of NITRO's board of directors to adopt the merger agreement, NITRO stockholders should consider that some of NITRO's directors and executive officers may have interests that differ from, or are in addition to, their interests as NITRO stockholders generally. These interests include the benefits that directors and officers may receive in connection with any acceleration of the vesting of their outstanding equity and performance awards as a result of the merger or their terminations of service, and the new roles directors may accept with the combined entities. For a detailed discussion of interests of the directors and executive officers of NITRO, please see "The Merger—Interests of Directors and Executive Officers of NITRO in the Merger."
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The merger agreement limits NITRO's ability to pursue alternatives to the merger, and in certain instances requires payment of a termination fee, which could deter a third party from proposing an alternative transaction to the merger.

While the merger agreement is in effect, subject to certain limited exceptions, NITRO is prohibited from soliciting, initiating, encouraging or entering into any extraordinary transactions, such as a merger, sale of assets or other business combination, with any third party. As a result of these limitations, NITRO could lose opportunities to enter into an alternative transaction which could be more favorable. If the merger is terminated and NITRO's board of directors determines to seek another merger or business combination, NITRO cannot assure you that it will be able to find a transaction providing as much value to stockholders as this merger.

Under specified circumstances, NITRO could be required to pay CORE a termination fee in connection with the termination of the merger agreement. See "The Merger Agreement—Termination—Termination Fees and Expenses". This termination fee could deter a third party from proposing an alternative to the merger.
Whether or not the merger is completed, the pendency of the transaction could cause disruptions in NITRO's business, which could have an adverse effect on its operations and financial results.

In response to the announcement of the merger, NITRO's affiliate could change pricing or modify operational decisions. As such any change in policy or credit allowances could negatively affect the business and results of operations of NITRO, regardless of whether the merger is ultimately completed. Similarly, current and prospective employees of NITRO may experience uncertainty about their future roles with the combined company until after the merger is completed. This may adversely affect the ability of NITRO to attract and retain key personnel. In addition, the diversion of the attention of NITRO's management team away from the day-to-day operations during the pendency of the transaction could have an adverse effect on the financial condition and operating results of NITRO. Jim Borem and Larry Wise have currently accepted compliant agreements by CORE; therefore potential conflicts or adverse effects towards NITRO may potentially take place.

In addition, attention of NITRO and/or CORE management may be directed towards completion of the merger and relate matters and may be diverted from the day-to-day business operations of their respective companies, including from other opportunities that otherwise might be beneficial to CORE or NITRO and/or the combined company.
Core and Nitro may waive one or more of the conditions to the merger without re-soliciting shareholders' approval for the merger.

Certain conditions to Core and Nitro obligations to complete the merger may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of Core and Nitro. In the event of a waiver of a condition, the boards of directors of Core and Nitro will evaluate the materiality of any such waiver to determine whether amendment of this document and re-solicitation of proxies is necessary. In the event that the board of directors of either company determines any such waiver is not significant enough to require re-solicitation of stockholders, it will have the discretion to compete the merger without seeking further stockholder approval. The conditions, requiring the approval of each company's stockholders cannot, however, be waived.
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The shares of Core common stock to be received by NITRO stockholders in the merger will be governed by Core's certificate of incorporation and bylaws.
NITRO stockholders will become Core stockholders in the merger, and their rights as stockholders will be governed by Core's certificate of incorporation and bylaws. The rights associated with NITRO common stock are different than the rights associated with Core common stock. Some of the more significant differences are listed below as a comparison of Bylaws and certificate of incorporation.
Risks Relating to Core and the Combined Company Following the Merger

Downturns in the oil and gas industry have had, and could have in the future, a negative effect on Core's profitability.

        Demand for most of Core's commodity and services, and therefore its revenues, depends to a large extent upon the level of capital expenditures related to oil and gas exploration, production, development, processing and transmission. A decline in oil and gas prices would have negative affect the level of these activities by Core's ability to sell its commodities at the present market price.

Factors that contribute to the volatility of oil and gas prices include, but are not limited to, the following:

•	Demand for oil and gas, which is impacted by economic and political conditions and weather;

•	The ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	The level of production from non-OPEC countries;

•	Policies regarding exploration and development of oil and gas reserves;

•
Environmental policies including a policy regarding climate change which may force increase price of production or limit certain development activities, or drilling processing within the oil and gas sector.

•	The political environments of oil and gas producing regions, including the Middle East; and

Uncertainties exist in integrating the business and operations of Core and NITRO.

        After Core's proposed acquisition of NITRO, Core expects to continue NITRO's current operations. However, Core intends to integrate certain of NITRO's and Core's functions and operations. Although Core believes the integration of NITRO's operations with those of Core will be completed successfully, there can be no assurance that Core will be able to do so successfully. There will be inherent challenges in integrating the companies' operations that could result in a delay in achieving, or the failure to achieve, some or all of the anticipated benefits of the merger. Issues that must be addressed in integrating NITRO's operations include, among other things:
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•	Consolidating corporate and administrative infrastructures;

•	Conforming accounting and disclosure standards, controls, procedures and policies, business cultures and compensation structures;

•	Consolidating certain operations, including distribution and sales and marketing;

•	Retaining key employees;

•	Coordinating geographically dispersed organizations; and

•	Minimizing the diversion of management's attention from ongoing business concerns.

        If Core is not able to successfully address these challenges, Core may be unable to successfully integrate the companies' operations, or to realize the anticipated benefits of the merger. Actual synergies, if achieved at all, may be lower than Core currently expects and may take a longer time to achieve than Core currently anticipates.

The inability of Core to integrate and re-work assets may cause the long term financial results to be less than expected.

Core has the stated goal of increasing the yield of the base assets of NITRO by "re-working" (improving) the operations of existing wells. In order to accomplish this, Core must spend hard dollars utilized for equipment and certain procedures standard within the industry. If these funds put into "re-works" fail to yield the expected results; Core could face a loss of such capital utilized for such purpose.

Core's capital expansion program may not yield intended results.

        For 2014 and 2015, Core expects full-year capital expenditures to continually increase, and that number is expected to increase as more capital lines and more opportunities, reworks, and Acquisition opportunities become available. Core, looks to re-work certain properties to increase productivity. As work at these facilities is completed, Core has begun and will continue to attempt to increase production. This will in turn increase underlying costs of operation. To the extent these efforts are unable to add production in accordance with the currently scheduled timetable, or in the event production is not as efficient as expected, Core's ability to deliver at upward projected potential levels of profitability may be negatively impacted.

Core's business is subject to environmental, health and safety laws and regulations that subject it to potential liability.

        Core's operations are subject to a variety of national and state, provisional and local laws and regulations, including laws and regulations relating to the protection of the environment. Core is required to invest financial and managerial resources to comply with these laws and expects to continue to do so in the future. To date, the cost of complying with governmental regulation has not been material to Core, but the fact that such laws or regulations are frequently changed makes it impossible for Core to predict the cost or impact of such laws and regulations on Core's future operations. The modification of existing laws or regulations or the adoption of new laws or regulations imposing more stringent environmental restrictions could adversely affect Core.
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The success of the merger will depend, in large part, on the ability of the combined company following completion of the merger to realize the anticipated benefits from combining the businesses of CORE and NITRO.

The merger involves integrating two previously independent companies with principal offices in separate locations. Core and Nitro are able to conduct only limited planning regarding the integration of the two companies prior to completion of the merger. Significant management attention and resources will be required to integrate the two companies after completion of the merger. The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company's failure to achieve some or all of the anticipated benefits of the merger.

Potential difficulties that may be encountered in the integration process include the following:

• Using the combined company's cash and other assets efficiently to develop the business of the combined company;

• Appropriately managing the liabilities of the combined company;

• Potential unknown or currently unquantifiable liabilities associated with the merger and the operations of the combined company;

• Potential unknown and unforeseen expenses, delays or regulatory conditions associated with the merger; and

• Performance shortfalls at one or both of the companies as a result of the diversion of management's attention caused by completing the merger and integrating the companies' operations.

Delays in the integration process could adversely affect the combined company's business, financial results, financial condition and stock price following the merger. Even if the combined company is able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration or that these benefits will be achieved within a reasonable period of time.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this document.

The future results of the combined company may be materially different from those shown in the unaudited pro forma condensed combined financial statements presented in this document, which show only a combination of the historical results of Core and Nitro. Company's expect to incur significant costs associated with completion of the merger and combining the operations of the two companies. The exact magnitude of these costs is not yet known, but is estimated to be approximately $450,000. Furthermore, these costs may decrease the capital that the combined company could use for continued development of the combined company's business in the future or may cause the combined company to seek to raise new capital sooner than expected.
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The combined company's ability to utilize Nitro's net operating loss and tax credit carry forwards in the future is subject to substantial limitations and may be further limited as a result of the merger.

 Nitro will continue to exist and manage the assets and historic business ("continuity of business") it did prior to the business combination; therefore the combined company will utilize the Net Operating Loss it is carrying for future operations.  However, if the accounting or business use in the future does not comport with requirements under the tax code, the combined company may lose some or all of this exemption.

Under Section 382 of the Code, if a corporation undergoes an ''ownership change'' (generally defined as a greater than 50 percent change (by value) in its equity ownership over a three-year period), the corporation's ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes to offset its post-change income may be reduced.

Further, if the historic business of Core and Nitro is not treated as being continued by the combined entity for the two-year period beginning on the date of the merger (referred to as the ''continuity of business requirement''), the pre-transaction net operating loss carry forward deductions of NITRO (as the case may be) may become reduced substantially for use by the combined company in the transaction.

The transaction also may result in a taxable ''ownership change'' of Nitro. Accordingly, the combined company's ability to utilize Core's and Nitro's net operating losses and tax credit carry forwards may be limited under certain circumstances.

Under Section 384 of the Code, available net operating loss carryovers of Nitro may not be available to offset certain gains arising after the merger from assets held by the other corporation at the effective time of the merger. This limitation will apply to the extent that the gain is attributable to an unrealized built-in-gain in the assets of Core of Nitro existing at the effective time of the merger.

The net operating loss carryovers of the corporation that owned such assets before the merger will not be limited by Section 384 of the Code although they may be subject to other limitations under Section 382 of the Code as described above. To the extent that any such gains are recognized in the five-year period after the merger upon the disposition of any such assets, the net operating loss carryovers of the other corporation will not be available to offset such gains.

The price of Core common stock after the merger is completed may be affected by factors different from those currently affecting the price of Core common stock.

Upon completion of the merger, holders of Nitro Petroleum stock who receive shares of Core Resource Management ("CRMI") common stock in connection with the merger will become holders of Core common stock. Core stock issued form the Company will bear a restrictive legend as Issuer based restricted stock. Core and Nitro are different businesses; and, accordingly, the results of operations of the combined company and the trading price of CRMI common stock following completion of the merger may be affected significantly by factors different from those currently affecting the independent results of operations of Core.

For a discussion of the businesses of Core and Nitro and of certain factors to consider in connection with those businesses, see the sections entitled ''Core's Business,'' ''Core's Management's Discussion and Analysis of Financial Condition and Results of Operations,'' ''Nitro's Business,'' ''Nitro's Management's Discussion and Analysis of Financial Condition and Results of Operations'' and the audited historical financial statements of Core and Nitro, including the notes thereto, which are included elsewhere in this document, and the other information contained in this document.

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The combined company's management will be required to devote substantial time to comply with public company regulations.

As a public company, the combined company will incur significant legal, accounting and other expenses that Core does not currently incur. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the SEC and OTCQB, impose various requirements on public companies, including those related to corporate governance practices. The combined company's management and other personnel will need to devote a substantial amount of time to these requirements. These rules and regulations may increase the combined company's legal and financial compliance costs relative to the historic costs of Core and may make some activities more time consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that the combined company maintain effective internal control for financial reporting and disclosure controls and procedures. In particular, the combined company must perform system and process evaluation and testing of its internal control over financial reporting to allow management and the combined company's independent registered public accounting firm to report on the effectiveness of its internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. The combined company's compliance with these requirements will require that it incur substantial accounting and related expenses and expend significant management efforts.

 The combined company may need to hire additional accounting and financial staff to satisfy the ongoing requirements of Section 404 of the Sarbanes-Oxley Act. The costs of hiring such staff may be material and there can be no assurance that such staff will be immediately available to the combined company. Moreover, if the combined company is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if the combined company or its independent registered public accounting firm identifies deficiencies in its internal control over financial reporting that are deemed to be material weaknesses, investors could lose confidence in the accuracy and completeness of the combined company's financial reports, the market price of the combined company's common stock could decline and the combined company could be subject to sanctions or investigations by the SEC, OTC, OTCQB or other regulatory authorities.
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After completion of the merger, the combined company will possess not only all of the assets but also all of the liabilities of both Core and Nitro. Discovery of previously undisclosed or unknown liabilities could have an adverse effect on the combined company's business, operating results and financial condition.

Acquisitions involve risks, including inaccurate assessment of undisclosed, contingent or other liabilities or problems. After completion of the merger, the combined company will possess not only all of the assets, but also all of the liabilities of both Core and Nitro. Although Core conducted a due diligence investigation of Nitro and its known and potential liabilities and obligations, and Nitro conducted a due diligence investigation of Core and its known and potential liabilities and obligations, it is possible that undisclosed, contingent or other liabilities or problems may arise after completion of the merger, which could have an adverse effect on the combined company's business, operating results and financial condition.

Risks Related to the Oil and Natural Gas Industry and Business of Core Resource Management, Inc., and Nitro-Petroleum, Inc., and the Combined Company in General

In this next discussion of risk factors related to the oil and natural gas industry and the business of
Core, Nitro, and the combined company in general, the terms ''we,'' ''our,'' or ''us'' or the like refer to Core and Nitro individually before the merger, and to the combined company after the merger.

Declining economic conditions and worsening geopolitical conditions could negatively impact our business.

Our operations are affected by local, national and worldwide economic conditions. Markets in the United States and elsewhere have been volatile in the past and the recent capital market disruption has shown that the even capital liquidity and banking system, generally stable, could even be uncertain and unstable. The consequences of such a capital market downturn may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets.

In addition, actual and attempted terrorist attacks in the United States, Middle East, Southeast Asia and Europe, and war or armed hostilities in the Middle East, the Persian Gulf, North Africa, Iran, North Korea or elsewhere, or the fear of such events, could further exacerbate the volatility and disruption to the financial markets and economy.

While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may materially adversely affect the price of oil, our revenues, liquidity and future growth. Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

The oil and natural gas business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development or re-working, activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling or re-working of a well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. In addition to their cost, unsuccessful wells can hurt our efforts to replace reserves.
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The oil business involves a variety of operating risks, including:

• Unexpected operational events and/or conditions;

• Reductions in oil prices;

• Limitations in the market for oil;

• Adverse weather conditions;

• Facility or equipment malfunctions;

• Title problems;

• Oil and gas quality issues;

• Pipe, casing, cement or pipeline failures;

• Natural disasters;

• Fires, explosions, blowouts, surface cratering, pollution and other risks or accidents;

• Environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;

• Compliance with environmental and other governmental requirements; and

• Uncontrollable flows of oil or well fluids.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

• Injury or loss of life;

• Severe damage to and destruction of property, natural resources and equipment;

• Pollution and other environmental damage;

• Clean-up responsibilities;

• Regulatory investigation and penalties;

• Suspension of our operations; and

• Repairs to resume operations.

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Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and gas production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may be unable to make such acquisitions because we are:

• Unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them;

• Unable to obtain financing for these acquisitions on economically acceptable terms; or

• Outbid by competitors.

If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

Our decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic and other information, the results of which are often incomplete or inconclusive.

Our reviews of acquired properties can be inherently incomplete because it is not always feasible to perform an in-depth review of the individual properties involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, plugging or orphaned well liability are not necessarily observable even when an inspection is undertaken.

Our Partners must obtain governmental permits and approvals for well operations, which can result in delays in our operations, be a costly and time consuming process, and result in restrictions on our operations.

Regulatory authorities exercise considerable discretion in the timing and scope of well drilling permit issuances in the region in which we operate. Compliance with the requirements imposed by these authorities can be costly and time consuming and may result in delays in the commencement or continuation of our partners' production operations and/or fines. Regulatory or legal actions in the future may materially interfere with our operations or otherwise have a material adverse effect on us. In addition, we are often required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed project may have on the environment, threatened and endangered species, and cultural and archaeological artifacts. Accordingly, the well drilling permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.
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Cost and availability of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans.

Shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could impact our financial condition and results of operations. Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in these areas may also decrease the availability of rigs. We do not have any contracts for drilling rigs and drilling rigs may not be readily available when we need them. Drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.
Our exposure to possible leasehold defects and potential title failure could materially adversely impact our ability to conduct drilling operations.

We obtain the right and access to properties for drilling by obtaining oil and natural gas leases either directly from the hydrocarbon owner, or through a third party that owns the lease. The leases may be taken or assigned to us without title insurance. There is a risk of title failure with respect to such leases, and such title failures could materially adversely impact our business by causing us to be unable to access properties to conduct drilling operations.

We operate in a highly competitive environment and our competitors may have greater resources than the combined company.

The oil and natural gas industry is intensely competitive and we compete with other companies, many of which are larger and have greater financial, technological, human and other resources. Many of these companies not only explore for and produce crude oil and/or natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.

 In addition, such companies may have a greater ability to continue exploration activities during periods of low oil market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete, our operating results and financial position may be adversely affected.

Oil and natural gas prices are volatile. Future volatility may cause negative change in our cash flows which may result in our inability to cover our operating or capital expenditures.

Our future revenues, profitability, future growth and the carrying value of our properties is anticipated to depend substantially on the prices we may realize for our oil and natural gas production. Our realized prices may also affect the amount of cash flow available for operating or capital expenditures and our ability to borrow and raise additional capital.

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Oil and natural gas prices are subject to wide fluctuations in response to relatively minor changes in or perceptions regarding supply and demand. Historically, the markets for oil and natural gas have been volatile, and they are likely to continue to be volatile in the future. Among the factors that can cause this volatility are:

• Commodities speculators;

• Local, national and worldwide economic conditions;

• Worldwide or regional demand for energy, which is affected by economic conditions;

• The domestic and foreign supply of oil;

• Weather conditions;

• Natural disasters;

• Acts of terrorism;

• Domestic and foreign governmental regulations and taxation;

• Political and economic conditions in oil producing countries, including those in the Middle East and South America;

• Impact of the U.S. dollar exchange rates on oil prices;

• The availability of refining capacity;

• Actions of the Organization of Petroleum Exporting Countries, or OPEC, and other state controlled oil companies relating to oil price and production controls; and

• The price and availability of other fuels.

It is impossible to predict oil and gas price movements with certainty. A drop in prices may not only decrease our future revenues on a per unit basis but also may reduce the amount of oil and gas that we can produce economically. A substantial or extended decline in oil and gas prices may materially and adversely affect our future business enough to force us to cease our business operations. In addition, our reserves, financial condition, results of operations, liquidity and ability to finance and execute planned capital expenditures will also suffer in such a price decline.

Lower prices for oil and natural gas reduce demand for our services and could have a material adverse effect on our revenue and profitability.
Benchmark crude prices have a wide trading range, as such demand for oil and the pricing thereby, affects the business of both Companies. In 2012 crude oil prices peaked at over $110 per barrel and had a low price of $77.28. In 2013 crude oil prices had a trading high of $112 and a low price of $85 per barrel. So far in 2014, the crude benchmark reached at high of just over $107 and a low price of just over $75 per barrel. Trading ranges varied by month significantly.
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 Demand for our services depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. In addition, demand for our services is particularly sensitive to the level of exploration, development and production activity of and the corresponding capital spending by, oil and natural gas companies. Any prolonged reduction in oil and natural gas prices could depress the near-term levels of exploration, development, and production activity.

 Perceptions of longer-term lower oil and natural gas prices by oil and natural gas companies could similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects. Lower levels of activity result in a corresponding decline in the demand for our services, which could have a material adverse effect on our revenue and profitability. Additionally, these factors may adversely impact our financial position if they are determined to cause an impairment of our long-lived assets.

Our business is affected by local, national and worldwide economic conditions and the condition of the oil and natural gas industry.

Recent economic data indicates the rate of economic growth worldwide has declined significantly from the growth rates experienced in recent years. Current economic conditions have resulted in uncertainty regarding energy and commodity prices. In addition, future economic conditions may cause many oil and natural gas production companies to further reduce or delay expenditures in order to reduce costs, which in turn may cause a further reduction in the demand for drilling services. If conditions worsen, our business and financial condition may be adversely impacted.

Our business involves numerous operating hazards, and our insurance and contractual indemnity rights that may not be adequate if an operating hazard produces a substantial loss.

Our operations, through our drilling partners and invested properties, are subject to the usual hazards inherent in the drilling and operation of oil and natural gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punch trough's, cratering's, fires and pollution. The occurrence of these events could result in the suspension of drilling or production operations, claims by the operator and others affected by such events, severe damage to, or destruction of, the property and equipment involved, injury or death to drilling personnel, environmental damage and increased insurance costs. We may also be subject to personal injury and other claims of drilling personnel as a result of our partners and affiliate drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal operating conditions, failure of subcontractors to perform or supply goods or services and personnel shortages.

Damage to the environment could result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by State governments.

As is customary in our industry, the risks of our operations are partially covered by our insurance and partially by contractual indemnities from our customers. However, insurance policies and contractual rights to indemnity may not adequately cover losses, and we may not have insurance coverage or rights to indemnity for all risks. Moreover, pollution and environmental risks generally are not fully insurable. If a significant accident or other event resulting in damage to our drilling units, including severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, occurs and is not fully covered by insurance or a recoverable indemnity from a customer, it could adversely affect our financial condition and results of operations.
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Our business is subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on us for environmental and natural resource damages.

Many aspects of our operations are affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling industry, including those requiring us to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection.

 United States and its territorial waters are subject to numerous environmental laws and regulations, including the Clean Water Act, the OPA, the Outer Continental Shelf Lands Act, the
Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Resource Conservation and Recovery Act and MARPOL. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit our operations.

Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations relating to exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase our costs. In addition, we may be required to make significant capital expenditures to comply with such laws and regulations.

Changes in U.S. federal laws and regulations, or in those of other jurisdictions where we operate, including those that may impose significant costs and liability on us for environmental and natural resource damages, may adversely affect our operations.

If the U.S. government amends or enacts new federal laws or regulations, our potential exposure to liability for operations and activities in the United States and its territorial waters may increase. Although the Oil Pollution Act of 1990 provides federal caps on liability for pollution or contamination, future laws and regulations may increase our liability for pollution or contamination resulting from any operations and activities that the combined company may have in the United States and its territorial waters including punitive damages and administrative, civil and criminal penalties. Additionally, other jurisdictions where we operate have modified, or may in the future modify, their laws and regulations in a manner that would increase our liability for pollution and other environmental damage.
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Our financial condition may be adversely affected if we are unable to identify and complete future acquisitions, fail to successfully integrate acquired assets or businesses we acquire, or are unable to obtain financing for acquisitions on acceptable terms.

The acquisition of assets or businesses that we believe to be complementary to our exploration and production operations is an important component of our business strategy. We believe that acquisition opportunities for Core, such as the merger with Nitro, may arise from time to time, and that any such acquisition could be significant. At any given time, discussions with one or more potential sellers may be at different stages. However, any such discussions may not result in the consummation of an acquisition transaction, and we may not be able to identify or complete any acquisitions.

We cannot predict the effect, if any, that any announcement or consummation of an acquisition would have on the trading price of our securities. Our business is capital intensive and any such transactions could involve the payment by us of a substantial amount of cash. We may need to raise additional capital through public or private debt or equity financings to execute our growth strategy and to fund acquisitions. Adequate sources of capital may not be available when needed on favorable terms. If we raise additional capital by issuing additional equity securities, existing stockholders may be diluted. If our capital resources are insufficient at any time in the future, we may be unable to fund acquisitions, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Any future acquisitions could present a number of risks, including:

• The risk of using management time and resources to pursue acquisitions that are not successfully completed;

• The risk of incorrect assumptions regarding the future results of acquired operations;

• The risk of failing to integrate the operations or management of any acquired operations or assets successfully and timely; and

• The risk of diversion of management's attention from existing operations or other priorities.

If we are unsuccessful in completing acquisitions of other operations or assets, our financial condition could be adversely affected and we may be unable to implement an important component of our business strategy successfully. In addition, if we are unsuccessful in integrating our acquisitions in a timely and cost-effective manner, our financial condition and results of operations could be adversely affected.

The loss of some of our key executive officers and employees could negatively impact our business prospects.

Our future operational performance depends to a significant degree upon the continued service of key members of our management as well as marketing, sales and operations personnel. The loss of one or more of our key personnel could have a material adverse effect on our business. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and operations personnel. We may experience intense competition for personnel, and we cannot assure you that we will be able to retain key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.
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Failure to employ a sufficient number of skilled workers or an increase in labor costs could hurt our operations.

We require skilled personnel to operate and provide technical services to, and support for, our producing properties. In periods of increasing activity and when the number of operating wells in our areas of operation increases, either because of new construction, re-activation of idle wells or the mobilization of wells into the region, shortages of qualified personnel could arise, creating upward pressure on wages and difficulty in staffing. The shortages of qualified personnel or the inability to obtain and retain qualified personnel also could negatively affect the quality and timeliness of our work. In addition, our ability to expand operations depends in part upon our ability to increase the size of the skilled labor force.

Additional Regulations Regarding Global Warming

There is growing concern from members of the scientific community and the general public that an increase in global average temperatures due to emissions of greenhouse gases (GHG) and other human activities have or will cause significant changes in weather patterns and increase the frequency and severity of natural disasters. Climate change, including the impact of global warming, creates physical and financial risk. Physical risks from climate change include an increase in sea level and changes in weather conditions, such as an increase in changes in precipitation and extreme weather events. Climate change could have a material adverse effect on our results of operations, financial condition, and liquidity.

The Company may become subject to legislation and regulation regarding climate change, and compliance with any new rules could be difficult and costly. Concerned parties, such as legislators and regulators, shareholders and non-governmental organizations, as well as companies in many business sectors, are considering ways to reduce GHG emissions. Foreign, federal, state and local regulatory and legislative bodies have proposed various legislative and regulatory measures relating to climate change, regulating GHG emissions and energy policies. If such legislation is enacted, we could incur increased energy, environmental and other costs and capital expenditures to comply with the limitations. Due to the uncertainty in the regulatory and legislative processes, as well as the scope of such requirements and initiatives, we cannot currently determine the effect such legislation and regulation may have on our operations.

We could face increased costs related to defending and resolving legal claims and other litigation related to climate change and the alleged impact of our operations on climate change.
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Cautionary statement regarding forward-looking statements

This information statement/prospectus and the documents incorporated by reference contain various forward-looking statements and information that are based on the beliefs of Core and NITRO, as well as assumptions made by Core and NITRO and information currently available to us. When used in this information statement/prospectus, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Forward-looking statements in this information statement/prospectus also include:

•	Statements relating to the cost savings, transaction costs or integration costs that Core and NITRO anticipate to arise from the merger;

•	Statements with respect to various actions to be taken or requirements to be met in connection with completing the merger or integrating Core and NITRO; and

•	Statements relating to revenue, income and operations of the combined company after the merger is completed.

These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, including those discussed in the “Risk Factors” section of this information statement/prospectus, could cause actual results to differ materially from those described in the forward-looking statements:

•	Expected cost savings from the merger may not be fully realized or realized within the expected time frame;

•	Revenue of the combined company following the transaction may be lower than expected;

•	Costs or difficulties related to obtaining regulatory approvals for completing the merger and, following the transaction, to the integration of the businesses of Core and NITRO, may be greater than expected;

•	General economic conditions, either nationally, or in the jurisdictions of the Southwest United States, in which Core or NITRO is doing business, may be less favorable than expected;

•	The potential for rapid and significant changes in technology and their effect on the combined company’s operations;

•	Operating, legal and regulatory risks.

Except for its ongoing obligations to disclose material information as required by the federal securities laws, neither Core nor NITRO has any intention or obligation to update these forward-looking statements after it distributes this information statement/prospectus.

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Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in this information statement/prospectus and incorporated by reference into this information statement/prospectus.

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THE COMPANIES

CORE’s Business

This section summarizes general information from Core’s Annual Report on Form 10-K for the year ended December 31, 2013. For a more detailed discussion of Core’s business, please read Core’s Annual Report on Form 10-K for the year ended December 31, 2013, its Form 8-K filed for the period ending June 30, 2014 and its other filings incorporated into this information statement/prospectus by reference.

Business

The Company is engaged in the acquisition of existing oil and gas production and properties from established oil and gas operators and may, from time to time, acquire positions in smaller publicly traded exploration and production companies and funding the acquisitions via a combination of common equity and senior notes. The Company does not currently engage in direct exploration but will acquire positions of up to 50% in current oil and gas production from established operators, seeking from time to time, to sell a percentage of their existing production in order to recycle their capital into new leases and wells. Management believes it can maximize value for its shareholders while also negotiating fair and reasonable valuations for its acquisitions.

We are continuing our efforts to identify and assess investment opportunities in oil and natural gas properties, utilizing our directors and stockholders until such time as funding is sourced from the capital markets. We have raised certain funds through private placements of our equity and convertible debenture securities, and attempts are ongoing to raise additional funds through private placements, and said attempts will continue throughout 2014. We may also use other various debt instruments to raise needed capital during 2014. We have also entered into an exclusive placement agreement with Casimir Capital whereby Casimir will raise up to ONE HUNDRED Million Dollars ($100,000,000) for the Company through a combination of debt and equity.

The Company is aggressively pursuing joint-ventures as well as merger and acquisition possibilities in order to scale operations. Utilizing Company equity and or financing, though active Private Offerings as well as initiatives by Casimir Capital as Company’s Investment bank; Company will begin putting funds immediately to work in order to procure revenue producing assets.

As oil and gas properties become available and appear attractive to our management, funds, when and if they become available, will be spent on due diligence and research to determine if said prospects could be purchased to provide income for the Company. Established oil companies continue to strive to reduce costs and debt. This causes significant market opportunities for us to possibly position ourselves with sellers that wish to divest themselves of production in order to provide liquidity. Our management believes that current market conditions are creating situations that could result in the opportunity for such production acquisitions. Management continues to evaluate the price of oil and gas as commodities to determine if a hedging program should be initiated. Internal procedures are being put into place so if such opportunity is deemed viable, the implementation period would be significantly shortened.

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Financial Condition and Results of Operations

Revenues

The Company’s business plan is to maximize cash flow and shareholder value by acquiring current oil and gas production via suitable Working Interests and Royalty Interests in North American oil and gas production and fund those acquisitions via a combination of common equity and senior notes. The Company may also, from time to time, acquire positions in publicly traded oil and gas companies when management believes it can trade those positions for current production. New emphasis has been placed on utilizing the capital markets for mergers and acquisition purposes, in order to scale operations. The Company initiated acquisitions during the second quarter of this year and has completed acquisitions in Texas, Oklahoma and Kansas having acquired working or royalty interests in 17 producing well and two saltwater disposal wells. Further, initiation and diligence has begun on two joint-venture projects, and two separate acquisitions of oil and gas companies, one private market acquisition and one public company acquisition.

Liquidity and Capital Resources

We have continued to fund the bulk of our operating expenses through the issuance of equity investments and convertible debentures. As of the date of this disclosure statement, in excess of $5.7 million in new capital has been raised, consisting of a combination of equity and convertible notes.

Management believes that the conversion of debt securities into equity positions has retired the aged higher priced debt servicing, providing additional liquidity in the short run to grow the company. Dilution of current shareholders including management was contemplated and considered as a viable alternative for growth.

Employees and Management

The Company currently has under ten employees and intends to maintain minimal overhead until such time as its monthly cash flows from acquired production exceeds $500,000. Management believes that by acquiring producing properties and partnering with professional operators, it can keep the Company’s headcount to ten or fewer employees. On July, 1, 2014, Mr. Phillip M. Nuciola III was named Director and Chairman of the Board. Since January 1, 2014 Mr. Nuciola served as President of Capital Markets. Management believes bringing on such an accomplished market maven, capital advisor, investment banker, and corporate leader will add significant value.

Additional employees have been added this quarter in order to assist with new acquisitions, new asset management, and Company and asset risk management. Management believes it has sufficient liquidity to maintain its current level of operations and service the coupon on its convertible notes through the end of 2014 without the need for additional capital.

On September 4, 2014, Mr. Alexander Campbell was named Director. Mr. Campbell brings with him decades of successful management experience; particularly within the property management and development sector. Former CEO, James Clark, will now serve as President

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Future Capital Requirements

The Company has no commitments for material capital expenditures beyond installing its accounting system, which has already been contracted and paid for and acquisitions which will be funded through its credit facilities. (Described below) Management believes that the Company has more than adequate liquidity to fund its operations at current levels through year-end 2014.

We expect to continue to rely on sales of our common shares and securities convertible into our common shares, in order to continue to fund our operations. Issuance of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of such securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

On February 21, 2014 we entered into an exclusive agreement with Casimir Capital LP (“Casimir”) to raise up to $100,000,000 through a combination of debt and equity. The exclusive agreement is for one year and is on a best efforts basis. Casimir is a full service natural resource investment bank headquartered in New York with offices, affiliates and personnel in Toronto, Ontario, Calgary, Alberta, Melbourne, Australia and San Paulo, Brazil.

Known Trends or Uncertainties

Fluctuations in oil and natural gas prices, which have been volatile at times, may adversely affect our revenues as well as our ability to maintain our borrowing capacity, repay current or future indebtedness and obtain additional capital on attractive terms. Our future financial condition, access to capital, cash flow and results of operations are linked to a robust oil and gas market. Historically, oil and natural gas prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control.

While Management believes modest fluctuations will not have a vast material affect, major price drops in oil and gas commodity prices will have a material effect on Company earnings. Further, potential major regulatory shifts that create significant expense to oil and gas processing or recovery would materially affect the Company.

Management has evaluated the potential material result of a change in climate change. An indirect consequence of aggressive environmental regulation could change the ability of American companies to drill oil and gas. Management’s risk management position is to acquire currently proven properties and producing wells to mitigate the risk of regulation on new developments. Yet, the overall impact cannot be clearly understood and could have a detrimental result.

Evaluation of Disclosure Controls and Procedures

The company has initiated and continues to monitor its disclosure controls and procedures that are designed to ensure that information required to be disclosed by it in the reports that it files or submits to the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms, and that information is accumulated and communicated to the Company’s management, including its principal executive and principle financial officer (referred to in this report as the Certifying Officer), as appropriate

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to allow timely decisions regarding required disclosure. The Company’s management evaluated, with the participation of its Certifying Officer, the effectiveness of the Company’s disclosure controls and procedures as of June 30,2014, pursuant to Rule 13a-15(b) under the Securities Exchange Act. Our Certifying Officer concluding these controls are effective.

The Company has created an advanced records system that will allow for increased precision and oversight of its corporate governance method implementation. Adopting general market guidance from Securities and Exchange Commission statement, Company management feels this use of technology will provide even greater oversight and reporting of major decisions; focusing on key indicators of operating results, as well as any nonperformance indicators, that will allow investors to better understand and evaluate the Company.

Changes in Internal Controls

There were no changes in the Company’s internal control over financial reporting that occurred during the quarter ended June 30, 2014, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. Since then, the Company has added additional Corporate Governance protocols to assist in such financial oversight. The Company has updated its Audit Charter Committee requirements and installed a Company intra-net that will serve to increase transparency for all directors and key management.

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NITRO’s Business

This section summarizes general information from NITRO’s Annual Report on Form 10-K for the year ended December 31, 2008. For a more detailed discussion of NITRO’s business, please read NITRO’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings incorporated into this information/statement prospectus by reference.

Overview

Nitro is engaged in the acquisition and exploration of gas and oil properties. We were incorporated on October 27, 2003, under the name Ingenium Capital Corp. in the State of Nevada. We changed our name from Ingenium Capital Corp. to Nitro Petroleum Incorporated on February 27, 2006. Our principal offices are located at 14285 Acme Rd., Shawnee, OK 74801. Our telephone number is (405) 273-9119.

Strategy

Our business strategy is to acquire interests in the properties of, and working interests in the production owned by, established oil and gas production companies, whether public or private, in United States oil and gas producing areas. We believe such opportunities exist in the United States. We also believe that these opportunities have considerable future potential for the development of additional oil and gas reserves. Such new reserves might come from the development of existing but as yet undeveloped reserves as well as from future success in exploration.

When and if funding becomes available, we plan to acquire high-quality oil and gas properties, primarily “proved producing and proved undeveloped reserves.” We will also explore low-risk development drilling and work-over opportunities with experienced, well-established operators. We also seek to acquire and develop oil and gas properties, as the operator.

Oil and Natural Gas Reserves

Nitro participates in Acreage development the Barnett Shale in Montague County, Texas. Nitro entered into an Acreage Participation Agreement effective January 23, 2006, with REO Energy, Ltd. (“REO”) as a holder of approximately 2,000 acres of mineral leases in and around Montague County, Texas (the “Gross Area”). We purchased 50% of REO’s leasehold interest in the Gross Area (the “Assigned Acreage”) for $300,000. We are also entitled (i) to receive a 1% overriding royalty on the entire Gross Area, (ii) to participate in up to a 25% working interest in wells drilled in the Gross Area, and (iii) to receive an acreage fee of $500 per acre from all wells drilled on the Assigned Acreage.

Additionally, we acquired a 10% working interest in four wells (Inglish 4, Inglish 5, Inglish D1 and Inglish D2) and a 5% working interest in two wells (Craig Muncaster 6 and Craig Muncaster 7) drilled by REO on Barnett Shale formation leases.

Oklahoma Properties

Garvin County

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On February 1, 2008, we purchased producing properties located in Garvin County and Pottawatomie County, Oklahoma in a transaction that resulted in the distribution of 13,061 shares in exchange for a 12.25% to a 29.44% gross working interest in producing wells and in undeveloped proved properties. The Sarah No. 1-4, Teresa No. 1, Thompson No. 1-18, Ward/McNeil and Mason-Burns wells are all located in Garvin County.

On September 1, 2010, we acquired a 25% working interest in a 7 well package located in Garvin County, Oklahoma. We acquired this interest by first purchasing the prospect and then selling off 55% of the ownership in the working interest to third party investors, giving a 20% carried working interest to the seller and retaining the balance of the working interest. During the year ended January 31, 2013, we purchased and sold some interests in the well package. Currently, we own a 24% working interest in these wells.

On September 29, 2010, we purchased a 20.83333% working interest in the Thompson No. 2-18 located in Garvin County, Oklahoma. We paid $10,417 for this working interest. On November 17, 2010, we sold a 13.46774% working interest, realizing $35,516. Currently, we own a 7.36559% working interest in this well.

In January 2013, we completed drilling the Branch #1 well. The Company holds a 79.25% net revenue interest and a 24% working interest in the Branch No. 1 well. The Company completed drilling the Giant #1 and Giant #2 in September 2013.

Pottawatomie County

We acquired the Crown No. 1, No. 2 and No. 3 and the Gloria salt water disposal (“SWD”) wells located in Pottawatomie County, Oklahoma, on February 1, 2008 and turn keyed the rework of these wells to outside investors, retaining a 15% carried working interest and operations of the wells.

During 2008, we drilled the Quinlan No. 3 and the Quinlan No. 4, both located in Pottawatomie County, Oklahoma, retaining a 15% carried working interest in both wells. The Quinlan No. 4 was later converted into a saltwater disposal well. We also reworked the Quinlan No. 2, located in Pottawatomie County, Oklahoma, initially as a saltwater disposal well, but later converted it into a producing well.

Effective January 1, 2011, we negotiated purchase agreements in which certain owners of working interest in the Crown and Quinlan leases would sell all rights in said leases to us in exchange for shares of our common stock. Pursuant to the terms of the purchase agreements, we assumed $113,159 of joint interest billings and issued a total of 581,060 shares of common stock to the sellers in the Quinlan Nos. 1, 2, 3 and 4 and the Crown Nos. 1, 2 and 3 as the purchase price for the working interests.

Seminole County

On April 8, 2008, we acquired a 10% working interest in the Jessica No. 23, located in Seminole County, Oklahoma, which is still producing as of January 31, 2014.

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Corporate Office

Our corporate office is located at 14285 Acme Rd., Shawnee, OK 74801. Our corporate office is approximately 1,235 square feet and our annual rent is $10,500. The Company also leases an office in Tulsa, OK. For the years ended January 31, 2013 and 2014, the rents were included in management fees paid to a related company, with no additional rent expense.

Competition

We operate in a highly competitive environment. We compete with major and independent oil and natural gas companies, many of which have financial and other resources substantially in excess of those available to us. These competitors may be better positioned to take advantage of industry opportunities and to withstand changes affecting the industry, such as fluctuations in oil and natural gas prices and production, the availability of alternative energy sources and the application of government regulation.

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MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

We intend to continue to acquire high quality oil and gas properties, primarily “proved producing and proved undeveloped reserves” in the United States. We see significant opportunities in acquiring properties with proved producing reserves and undeveloped acreage in fields that have a long history of production. We will also explore low-risk development drilling and work-over opportunities with experienced, strong operators, and we might act as an operator in the future. We will attempt to finance oil and gas operations through a combination of privately placed debt and/or equity, or through selling interests in wells in which we have an interest. There can be no assurance that we will be successful in finding financing, or even if financing is found, that we will be successful in acquiring oil and/or gas assets that result in profitable operations.

We are continuing our efforts to identify and assess investment opportunities in oil and natural gas properties, utilizing free labor of our directors and stockholders until such time as funding is sourced from the capital markets. It is anticipated that funding for the next twelve months will be required to maintain the Company. We have raised certain funds through private placements of our equity securities, and attempts are ongoing to raise additional funds through private placements, and said attempts will continue throughout 2014. We may also use various debt instruments to raise needed capital during 2014.

As oil and gas properties become available and appear attractive to our management, funds, when and if they become available, will be spent on due diligence and research to determine if said prospects could be purchased to provide income for the Company. Established oil companies continue to strive to reduce costs and debt. This causes significant market opportunities for us to possibly position ourselves with sellers that wish to divest themselves of production or proved undeveloped properties in order to provide liquidity. Our management believes that current market conditions are creating situations that could result in the opportunity for such production acquisitions.

We may also hedge price risk by selling forward a portion of future production acquired under fixed-price contracts to minimize risk associated with commodity prices. In some cases the future value of such fixed-price contracts may be greater that the initial investments, thereby hedging the inherent acquisition risk, without limiting the upside available to stockholders and investors. There can be no assurance, however, that any of these methods of financing will be successful in helping fund the Company.

Our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the continuing geological exploration and acquisition programs and continued professional fees that will be incurred.

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THE SPECIAL MEETING OF NITRO STOCKHOLDERS

This information statement/prospectus is being provided to NITRO stockholders as part of a solicitation of proxies by NITRO’s board of directors for use at NITRO’s special meeting of stockholders to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This information statement/prospectus provides NITRO stockholders with the information they need to know to be able to vote or instruct their vote to be cast at NITRO’s special meeting of stockholders.

Date, Time and Place of the Special Meeting of NITRO Stockholders

The special meeting is scheduled to be held as follows: Nitro Petroleum, Inc.

14285 Acme Rd., Shawnee, Oklahoma 74801 on _________, 2014 at 10:00 a.m.,

Oklahoma time.

Purpose of the Special Meeting of NITRO Stockholders

The special meeting of NITRO stockholders is being held in order to consider and vote on the adoption of the Agreement and Plan of Merger, dated as of August 27, 2014, among Core Resource Management, Inc., a Nevada corporation, Core Resource Management Holding Co. , a wholly owned subsidiary of Core Resource Management, Inc. and a Nevada corporation, and NITRO Petroleum, Inc., a Nevada corporation, which provides that the Acquisition Subsidiary will be merged with and into NITRO and each outstanding share of common stock of NITRO will be converted into .0952 shares of common stock of CRMI, plus cash in lieu of fractional shares.

Recommendation of the Board of Directors of NITRO

NITRO’s board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of NITRO and its stockholders, and has approved the merger agreement and merger.

VOTES NEEDED HAVE BEEN AGREED TO IN WRITING

WE ARE NOT ASKING YOU FOR YOUR INFORMATION AND YOU ARE REQUESTED NOT TO SEND US INFORMATION. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING POWER OF NITRO PETROLEUM, INC. PURSUANT TO NEVADA REVISED STATUTES. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY. THE MEETING WILL STILL TAKE PLACE IN ORDER TO ANSWER ANY

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QUESTIONS REGARDING THE BUSINESS COMBINATION AND NEW COMPANY AND ITS STOCK AND SHAREHOLDER RIGHTS.

This information statement/information statement/prospectus is being furnished in connection with the merger contemplated by the agreement and plan of merger, dated as of July 27, 2014, by and among Core Resource Management, Inc., Core Resource Management Holding Co., a wholly owned subsidiary of Core Resource Management, Inc., and Nitro Petroleum, Inc. If Nitro Petroleum, Inc. stockholders approve the issuance of shares pursuant to the merger agreement and the merger is subsequently completed, Core Resource Management Holding Co. will merge with and into Nitro Petroleum, Inc. and, each share of Nitro Petroleum, Inc.’s common stock will be converted (and each warrant to purchase Nitro Petroleum, Inc. common stock will be adjusted) into the right to receive 0.0952 shares of Core Resource Management, Inc. common stock (CRMI), and a cash payment for fractional shares.

Pursuant to Nevada law, the merger and the merger agreement requires the approval of holders of a majority of the outstanding voting power of Nitro Petroleum, Inc. common stock. In October through November 10, 2014 Nitro Shareholders received 5,034,285 votes to consummate the merger agreement. This vote represents 68.45% and represents a majority of NITRO shareholders.

As a result, no further action on the part of Nitro Petroleum, Inc. stockholders is required in connection with any of these transactions. This document is being mailed to Nitro Petroleum, Inc. stockholders on or about November 12, 2014.

NITRO’s board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

Record Date; Stockholders Entitled to Vote; Quorum

A majority of shareholder votes have already been obtained as such, no shareholder vote is currently necessary, however, shareholders that have not voted “FOR” the merger still maintain dissenters right. Only holders of record of the common stock of NITRO at the close of business on August 28, 2014, the record date for the NITRO special meeting, are entitled to notice of, and to attend at, the NITRO special meeting. At the close of business on the record date, August 27, 2014 having 7,322,894 shares of common stock of NITRO were issued and outstanding and held by 161 holders of record not including holders by way of Trust or Agent. Holders of record of the common stock of NITRO on the record date are entitled to one vote per share at the special meeting on each proposal. A list of NITRO stockholders will be available for review for any purpose germane to the special meeting at NITRO’s executive offices and principal place of business during regular business hours for a period of 10 days before the special meeting. The list will also be available at the special meeting for examination by any stockholder of record present at the special meeting.

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Notice:We are not asking you for your information and you are requested not to send us an information statement/prospectus. The actions described below have already been approved by written consent of holders of a majority of the outstanding voting power of nitro petroleum, Inc. Pursuant to Nevada revised statutes. A vote of the remaining stockholders is not necessary.

Vote Not Currently Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the common stock of NITRO to date, the majority of Nitro shareholders have voted “FOR” merger. Therefore, no further vote is required.

As of the date of this filing such adoption of the merger has been approved by the BOD and voting in favor of (“FOR”) by a majority of the shareholders. As such, the approval for the business combination has been granted, Pending regulatory approval.

Special Meeting

The special meeting will provide shareholders with information regarding the business combination. Further, the meeting will speak to shareholder rights and answer any questions shareholders may have

Activation of Appraisal Rights

Submitting an approval right on the enclosed form entitles you to appraisal voting rights discussed here in by;

•	Delivery of dually executed Dissenters Appraisal rights form (enclosed) form to the Secretary of Nitro via Issuer Direct mailing.

•	Following the rights provided to you as a Nitro shareholder pursuant to Nevada Statute.

•	Rights are only available Dissenters Shareholders that have not voted their share blocks pursuant to the Shareholder Voting Agreement and not accepted consideration for current Nitro shares.

•	Company encourages you to consult advisors or experts if you have any further questions regarding such rights.

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Written notices of enacting rights and other communications with respect to shareholder rights should be addressed:

NITRO Petroleum, Inc.

14285 Acme Rd.

Shawnee, Oklahoma, 74801

Attention: Corporate Secretary

Providing Merger Information and Explanation of Rights to Shareholders

NITRO is mailing information for its special meeting from its stockholders. NITRO has paid its own cost of providing all information of, including the cost of mailing, to its stockholders. Nitro Block Shareholders contacted Nitro directors and where in a couple cases solicited by NITRO’s directors, officers and employees in person or by telephone or other means of communication. These persons did not receive additional compensation, in connection with this solicitation.

In addition, NITRO has retained the services of Issuer Direct, Inc. to assist in the solicitation of proxies for an estimated fee not to exceed $25,000, plus reimbursement of out-of-pocket expenses. NITRO will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward information statement solicitation materials to beneficial owners of shares held of record by them. NITRO will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the information statement/prospectus materials.

Assistance

NITRO stockholders who have questions regarding the materials, need assistance voting their shares or require additional copies of the information statement/prospectus or information card should contact or call:

NITRO Petroleum, Inc.

14285 Acme Rd.

Shawnee, Oklahoma, 74801

Attention: Corporate Secretary

Phone: 405.273.9919

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THE MERGER

This section and the section entitled ’‘The Merger Agreement’’ describe the material aspects of the merger, including the merger agreement. While we believe that this description covers the material terms of the merger and the merger agreement, it may not contain all of the information that is important to you. You should read carefully this entire information statement/information statement/prospectus for a more complete understanding of the merger and the merger agreement, including the attached Annexes, and the other documents to which you are referred herein. See ’‘Where You Can Find More Information.’’

General

The merger agreement provides that, at the effective time, Core Resource Management Holding Co., the Merger Subsidiary, a wholly owned subsidiary of Core Resource Management, Inc., which was formed for the purpose of the merger, will merge with and into Nitro Petroleum, Inc., with Nitro Petroleum, Inc., surviving the merger and becoming a wholly owned subsidiary of Core Resource Management, Inc.

Pursuant to the terms of the merger agreement, upon completion of the merger, Nitro stockholders will receive, for each share of NTRO capital stock they hold:

(1)	0.0952 shares of CRMI common stock, subject to adjustment pursuant to the terms of the merger agreement, referred to as the stock consideration, and

(2)	Cash for any fractional share remaining after the conversion ratio is applied.

Core stockholders will continue to own their existing shares of Core common stock after the merger. The issuance of shares of Core common stock to Nitro stockholders in the merger will reduce the percentage ownership of the Core stockholders prior to the merger.

The closing of the merger will take place as promptly as practicable after the day on which the last of the conditions to the merger set forth in the merger agreement has been satisfied or waived (if permissible), unless Core and Nitro agree to a different date. The merger is anticipated to close no later than December 1, 2014; however, the uncertainty created by the closing conditions makes it impossible to predict exactly when the closing will occur. See ’‘The Merger Agreement — Conditions to Completion of the Merger’’ for a more complete description of the conditions that must be satisfied or, if permissible, waived before closing.

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Background of the Merger

CORE and NITRO both regularly assess the industry and potential opportunities for business combinations and other strategic relationships to enhance stockholder value.

CORE and NITRO have considered engaging in strategic business transactions with each other at various times since late 2013. However, it was not until early 2014 that the parties began discussions that resulted in the execution of the merger agreement. A summary of the discussions between the parties is set forth below.

In late 2013, NITRO Petroleum participated in the drilling and management of a joint venture well known as “QUINLIN #2.”

After becoming associated with Core Resource Management team in this joint/venture, Jim Borem (NITRO CEO) began to discuss with Phillip Nuciola (Chairman of the board of CORE) and James Clark (CORE CEO) about the possible synergies of both companies. Mr. Borem appreciated the experience Core Management’s team had in the Capital Markets, and the experience the team had in raised working Capital. Mr. Clark appreciated the long history of experience the Nitro team possessed within the oil and gas sector. Especially, the ability to locate and develop undervalued assets and risk management of current assets.

In late 2013, NITRO created a financial committee to assist it in connection with its consideration of strategic alternatives to enhance stockholder value, including through a potential business combination with a third party. NITRO board looks for ways to lower NITROS outstanding debt and create shareholder value. The board was also searching for personnel better equipped to handle the public market trading and banking aspect of managing a public.

Over the course of several weeks, the financial advisor contacted two companies, including Core, to discuss potential strategic transactions. Members of NITRO’s senior management team made management presentations to these companies and allowed them to conduct limited financial, accounting and legal due diligence reviews. NITRO received a proposals from CORE to acquire NITRO’s ongoing business. NITRO’s board, after consulting with its financial and legal advisors, determined that the proposal was not at the valuation or consideration level that NITRO was looking to obtain. NITRO’s board informed the CORE financial team the terms in which it would consider such a proposal. Earlier in 2014 NITRO’ senior management began to look to other potential suitors for similar terms which may make sense to add shareholder value, along with considerations of potential restructuring.

In March 2014, CORE approached NITRO regarding potential strategic alternatives. Core and NITRO entered into a confidentiality agreement to discuss potential business combination transactions, including Core’s purchase of a couple key assets. Members of the parties’ senior management teams exchanged documents and met to conduct management presentations. During the course of these discussions, Core also proposed acquiring NITRO outright. Differing views on respective valuations prevented the parties from reaching an immediate definitive agreement. In March 2014, members of NITRO’s and Core’s management met again to discuss potential strategic alternatives, and came to a basic understanding and agreement of potential terms.

In May 2014, NITRO entered into a confidentiality agreement and a non-binding letter of intent to terms discussed prior. Members of NITRO’s management met on various occasions with representatives of CORE, to discuss all potential options. During such meetings both companies became more familiar with the others management team as well as the risk procedures each had

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in place to efficiently and securely manage its business. Further, each management team saw in the other a beneficial outcome to combined personnel.

In June 2014, while discussions with CORE were ongoing, NITRO continued to vet other potential deals that would be even more attractive to its shareholders. While no agreements with other companies were considered, NITRO was able to effectively “test the market” to determine its market viability. In addition, NITRO continued to consider a restructuring of potential asset sales or re-workings, and conducted a full valuation of such options. It proved that no such deal or restructuring would provide quite the same synergies as with CORE. NITRO management met with CORE management once again, and the terms again changed as to the correct valuation and requirements necessary to consummate a Non- Binding Letter of Intent.

On JULY 1, 20014, James Borem, NITRO’s Chairman of the Board and Chief Executive Officer, Larry Wise, NITRO’s Senior Vice President-Field Operating, Phil Nuciola III, Core’s Chairman of the Board, James Clark, Core’s President and (at that time, Chief Executive Officer), and Denis Miller, an employed CRMI Board Member met in Phoenix, Arizona to discuss definitive terms necessarily suitable for both parties to move forward and explored a strategic business combination transaction between NITRO and CORE. Mr. Clark stated the type of deal structure that would be possible to continue and they discussed the logic of combining the two companies. Both agreed that the complimentary nature of the business, the opportunities to achieve cost synergies and the ability to leverage key personnel, and assets would present attractive opportunities for both companies, especially during the robust time period of the oil and gas industry. They further discussed that the recent decline in equity value of NITRO, the strengthening position of CORE in light of recent long term management employment commitments, and the overall nature of the current financial markets generally made a stock-for-stock transaction more attractive than a cash transaction. No definitive agreements were reached during these discussions. The following week Mr. Borem informally updated each of the members of NITRO’s board of his discussions with Mr. Clark.

During such time, Core Resource Management’s Board of Directors, created a special transactions committee, composed of: Board Members, Clark, Miller, Nuciola, several financial advisors, and accountants to review and verify all financial due diligence from Nitro management, accountants, and attorneys.

On July 11, 2014, Mr. Borem and Mr. Wise, NITRO’s President and Chief Operating Officer, attended a conference call with legal counsel and CORE management to come to an agreement on a set of terms amicable to both parties and to further discuss a potential business combination. During that call, Mr. Borem informed Mr. Clark, that NITRO’s board would consider a stock-for-stock transaction that reflected an appropriate premium. Messrs. Borem, Wise, Clark, and Nuciola, determined it was in the best interest of both parties to enter into a new confidentiality agreement, a Non-Binding Letter of Intent and agree on an appropriate process for due diligence so that Core could provide an initial indication of interest. Mr. Borem informally updated each of the members of NITRO’s board of his discussions with Messrs. Clark and Nuciola.

After the telephonic meeting, Messrs. Borem and Wise met with Messrs. Clark and Nuciola in an effort to negotiate an acceptable exchange ratio, subject to both boards’ approval. Mr. Clark informed Mr. Borem that CORE was revising its indication of interest to reflect an increased fixed exchange ratio of 12.5 to 1. Mr. Borem informed Mr. Clark that he would discuss this revised proposal with NITRO’s board.

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Core drafted a Term Sheet, Binding Letter of Intent, and Exclusivity Agreement to reflect the new terms. The agreement was considered by the Nitro Board of Directors at a meeting that occurred after such documentation was received. All board members agreed that the deal structure was in the best interest of shareholders, but felt the premium offered from CORE was a bit low. Therefore, NITRO rejected the execution of the Binding Letter of Intent.

An additional meeting was scheduled with Management of Both Core and Nitro management. At that meeting CORE agreed to increase the shareholder premium to 10.5 to 1 in an all stock for stock exchange. That proposal would mirror the earlier agreement, except for the premium amount would be increased. Another legal draft was made with the change in exchange ratio and a couple of other small changes. NITRO agreed to a Termination and Breakup Fee at this point as well as agreeing to pay all of its legal, consulting, banking, accounting and other expenses prior to the exchange.

At a special meeting of NITRO’s board, Mr. Borem provided members of the board with an update on the most recent discussions with Core and discussions between the parties’ outside advisors. Mr. Borem informed the board that he had indicated to Mr. Clark that NITRO would only consider a transaction structured as a stock-for-stock merger with a fixed exchange ratio and which included customary fiduciary “outs” and a reasonable break-up fee consistent with the NITRO board’s fiduciary duties. Because of the perceived benefits to be derived from a combination with CORE, NITRO’s board, after consulting with its financial advisors, determined that a stock-for-stock merger with a fixed exchange ratio and no collar, as opposed to an all-cash transaction or a transaction with a floating exchange ratio, provided NITRO stockholders with the best opportunity to participate in the value accretion of the business combination in the near term and to realize NITRO’s intrinsic value more fully over time.

Mr. Borem also informed the board that he had advised Mr. Clark that NITRO would not move forward with due diligence or further consideration of a business combination transaction until NITRO received an indication of interest from Core that fell within NITRO’s expectations. Representatives of Maverick Group then provided a report on certain strategic considerations with respect to a potential transaction with Core, including a general discussion of the oilfield services sector, valuations and premiums in recent business combination transactions, the potential benefits of a combination transaction with CORE, the benefits of a stock-for-stock merger structure and other related matters. NITRO board particularly appreciated the willingness to integrate Nitro’s assets within the Core Corporate framework and felt that a combination of management talents would create the largest stockholder value in the least amount of time.

On July 24, 2014 the written version of the new Binding LOI and the terms of such agreement was presented to Mr. Borem outlining the full consideration of interest.

Then on August 4, 2014, Mr. Borem at behest of the Board entered into a Binding Letter of Intent to the terms of a stock for stock merger between parties at a fixed ratio of 10.5 to 1 without a price collar.

On August 11, 2014, Messrs. Borem had a press release drafted to express the terms and the premium to the then current stock price to the shareholders, and the shareholder value derived from the business combination.

As Due Diligence continued at an elevated level immediately after the signatures on the Binding Letter of Intent were executed to insure all of the preliminary findings and initial diligence was thoroughly inspected; both companies hired legal representation and accounting in

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order to vet the deal. This process moved along smoothly due to the friendly nature of the deal along with both parties interest is in efficiently structuring and consummating the transaction.

Due diligence on behalf of both company continued and both management groups, advisers, and fiduciaries were compliant in the process. To both companies satisfaction, the due diligence efforts proved to be fruitful and no material acts or omissions were found by either company.

On August 10, 2014, NITRO’s and Core’s management teams met at Core’s offices to discuss potential general and administrative synergies that could result from a transaction.

Mr. Borem also discussed NITRO’s expectations regarding deal structure, process and timing for considering any proposed transaction. During this meeting, members of NITRO’s senior management team made a presentation to, and answered questions from, Core and its advisors regarding NITRO’s businesses, technology, financial results and projections and other related matters.

On August 21, 2014, Mr. Borem and Mr. Wise, NITRO’s Vice President—Finance, met with Messrs. Clark and Nuciola to further discuss process and timing for considering a potential transaction, including due diligence, board approvals, documentation and other related matters. No additional proposals were made or agreements reached during these discussions.

On August 23, 2014, NITRO’s board held a dinner meeting, together with certain members of NITRO’s senior management team and legal and financial representatives. Mr. Borem updated the board on his most recent discussion with Mr. Clark. NITRO’s board discussed, and asked questions of the management team and its advisors regarding, NITRO’s strategic alternatives, including continuing as a stand-alone company, potential alternative transaction proposals from other parties, its fiduciary duties in considering these various alternatives and other related matters.

From July 20, 2014 to August 26, 2014, the management teams, financial advisors and legal advisors of Core and NITRO had frequent negotiations regarding the terms of the merger agreement and numerous discussions regarding due diligence matters. During that period, several drafts of the merger agreement were negotiated, and various financial, operational and legal due diligence items related to Core and NITRO were exchanged between and analyzed and evaluated by the two companies. In connection with the negotiation of the merger agreement, Core and NITRO and their respective legal advisors negotiated the non-solicitation provision and termination fee until signing of the definitive merger agreement, at which time the parties agreed to a customary non-solicitation provision and a termination fee equal to approximately 3% of the transaction value, consistent with other recent acquisition transactions.

On August 26, 2014, NITRO’s board held a special meeting at which NITRO’s senior management and outside legal and financial advisors were present. Prior to the meeting, NITRO’s board received a summary of the most recent draft of the merger agreement, a copy of the most recent draft of the merger agreement, a memorandum summarizing the results of due diligence on certain legal and other issues affecting Core and a summary of shareholder value and preliminary financial analyses of the proposed transaction. At the meeting, NITRO’s senior management updated the board on its discussions with Core and reviewed with the board the strategic rationale for, and potential benefits and risks of, the proposed transaction. NITRO’s senior management

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also reviewed NITRO’s stand-alone strategic plan and financial forecasts, other potential strategic alternatives, including potential transactions with parties other than Core, current financial market and industry conditions and the findings of management and outside counsel regarding due diligence with respect to Core. In its consideration of other potential transactions, the board, in consultation with its financial and legal advisors, reviewed the ability of other potential buyers to make a viable offer superior to Core’s latest offer.

Representatives led by the Law firm of Gray Reed & McGraw, P.C., 1601 Elm Street, STE 4600, Dallas, Texas 75201, then reviewed shareholder value and financial analyses of the proposed transaction and delivered an oral opinion to NITRO’s board to the effect that, as of August 26, 2014, the exchange ratio offered to the holders of NITRO shares of common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Following these presentations, a careful consideration of the merger agreement and the premium to be received by NITRO’s stockholders and a lengthy discussion of matters related to the proposed transaction, all members of NITRO’s senior management team left the meeting and further discussions were conducted among the non-management directors and legal representatives.

Following these additional discussions and deliberation, management rejoined the meeting and NITRO’s board unanimously determined that the merger and the merger agreement were advisable and in the best interests of NITRO stockholders, unanimously approved the merger and the merger agreement and the other transaction documents contemplated thereby and unanimously recommended that NITRO stockholders approve and adopt the merger agreement at a special meeting to be called for such purpose. NITRO’s board authorized the appropriate officers of NITRO to execute and deliver the merger agreement and related transaction documents and to take any other actions required in connection therewith.

Representatives led by the law firm of ViewTrade Securities verified such findings on behalf of Core and gave the opinion that from the point of view of both Core management and shareholders as well as Nitro shareholders (so the deal would pass a fairness test), that such deal was a fit for both parties.

CORE, NITRO and the Core Resource Management Holding Co., the Acquisition Subsidiary, executed the merger agreement on the afternoon of August 27, 2014. The companies issued a press release and filed an 8K report in accordance with SEC rules, announcing the execution of the merger agreement on September 2, 2014.

In accord with Nevada law a plan of merger Nitro and Core then followed Nevada statutory requirements. The plan was prepared and approved by the Board of Directors as mandated in Nevada Revised Statutes section 92A.120. The plan of merger has been recommended to shareholders by both Boards, and will be submitted to the shareholders herein. Articles of merger were then filed with the State of Nevada to the Secretary of State. The merger Articles have a future date of the filing date in accord with the approval of the SEC.

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NITRO’s Reasons for the Merger and Recommendation of NITRO’s Board of Directors

NITRO’s Board of Directors has obtained a majority of shareholder votes via a block shareholders voting agreement.

NITRO’s board of directors believes that the terms of the merger are advisable and in the best interests of NITRO and its stockholders, has unanimously approved the merger agreement and the merger, and recommends that NITRO stockholders vote “FOR” the proposal to adopt the merger agreement.

In reaching its conclusion, NITRO’s board of directors consulted with its management and legal, financial and other advisors, and considered a variety of factors weighing in favor of the merger, including the factors listed below.

Expected Benefits of the Merger. The combination of Core and NITRO is expected to result in several significant strategic benefits to the combined companies and NITRO stockholders, including the following:

•	Premium to NITRO Stockholders. Based on the closing prices of the common stock of NITRO and CORE as of August 27, 2014, the trading day most recently preceding the date of the merger agreement, the merger consideration represented at the time a premium of THIRTY ONE PERCENT (31%) to NITRO stockholders. Based on the 30-day average trading price of the common stock of NITRO for the 30-day period ending August 28, the merger consideration represented at the time a premium of SEVENTEEN AND ONE HALF PERCENT (17.5%) to NITRO’s stockholders. Currently, as of this writing, on October 24, 2014 the merger consideration represents a premium of approximately FIFTY FOUR AND EIGHT TENTHS PERCENT (54.8%) to NITRO Stockholders based on the market value of the both Companies common stock.

•	Stock Consideration. NITRO stockholders will receive the merger consideration in the form of shares of Core’s common stock pursuant to a fixed exchange ratio, which will allow NITRO stockholders to share in growth and other opportunities of the combined company after the merger. NITRO stockholders will receive Core common stock generally on a tax-free basis for U.S. federal income tax purposes.

•	Increases Scope and Scale of Operations. The combined company is expected to have substantially greater cash flow, greater liquidity and financial flexibility, and a lower cost of capital than NITRO on a stand-alone basis, strengthening NITRO’s ability to pursue growth opportunities and expansion into new businesses, grow asset base and working oil and gas interests, to increase development of existing properties and assets, and to compete in the highly competitive global oil and gas industry.

•	Synergy Opportunities. NITRO believes the potential synergy savings resulting from the transactions are expected to be approximately 20%. These synergies are expected to come primarily from reduced corporate overhead expenses, improved scaled pricing, and professional consolidation.

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•	Management Synergy. NITRO believes that combining management team talents will assist the overall company growth. Core adds a wealth of experience in deal acquisition, professional legal, and capital market experience. Combining these talents with NITRO’s vast oil field management experience and expertise will create a larger company poised for sustainable risk-managed growth.

Other Material Factors Considered. During the course of its deliberations relating to the merger agreement and the merger, NITRO’s board of directors considered the following factors in addition to the benefits described above:

•	The Companies’ Operating and Financial Market Conditions. The business operations and prospects of each of NITRO, Core and the combined company, and then current financial market conditions and historical market prices, low trading volume and trading information with respect to shares of common stock of NTRO and CRMI.

•	Consideration of Uncertainty in Forecasts. The risk that the forecasts relating to NITRO’s stand-alone business, as well as the combined businesses of NITRO and Core on a pro forma basis, which were prepared by management and shared with NITRO’s board of directors and NITRO’s financial advisors, may not be achieved.

•	Impact of the Announcement of the Transaction on Business Operations. The potential impact of the announcement of the transaction on NITRO’s and Core’s business operations and on their respective suppliers, creditors, customers and employees.

•	Management Combination. The potential combination of management and the new opportunities and hurdles that combination may create.

•	Stockholder Vote. The fact that NITRO stockholders have voted in the majority to adopt the merger pursuant to the plan of merger and the consideration offered thereof.

•	Provisions of the Merger Agreement. The structure of the transaction and terms and conditions of the merger agreement, including the ability, under certain circumstances, for NITRO’s board of directors to entertain alternative acquisition proposals and to terminate the merger agreement and accept a superior proposal.

•	Market Capitalization and Capital Structure. The relative market capitalizations of NITRO and CORE and the expected capital structure and market capitalization of the combined company after the merger.

•	Strategic Alternatives. The strategic alternatives available to NITRO, including the alternatives available to NITRO if it proceeded on a stand-alone basis or attempted to sell the company in whole or in parts.

•	Due Diligence. The results of the due diligence investigations of CORE by NITRO’s management and financial, legal and other advisors.

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•	Market Reaction. Possible stock market reaction to the transaction.

•	Financial Advisor’s Analysis and Opinion. The financial analysis reviewed and discussed with NITRO’s board of directors by representatives of the accounting firm of ViewTrade, Inc. as well as the oral opinion of ViewTrade, Inc. and written opinion that followed to the NITRO Board of Directors. Capital to with respect to the fairness, from a financial point of view, of the exchange ratio offered to the holders of shares of common stock of NITRO pursuant to the merger agreement.

NITRO’s board of directors weighed these factors against a number of other material factors identified in its deliberations weighing negatively against the merger, including:

•	No Collar: The lack of a collar or floating exchange rate in an effort to fix the value of the merger consideration, and thus, if the market price of Core’s common stock declines prior to the effective time of the merger, the value of the merger consideration to be received by the NITRO stockholders upon consummation of the merger will be lower than the value at the time the merger agreement was executed.

•	Synergistic Risk: The risk of not capturing all of the anticipated synergies between NITRO and Core and the risk that other anticipated benefits might not be fully realized.

•	Regulatory Approvals Necessary: The conditions to the merger agreement requiring receipt of certain regulatory approvals and clearances. See the sections entitled “The Merger—Regulatory Approvals required for the Merger” and “The Merger Agreement—Conditions to Completion of the Merger.”

•	Denial Risk: The risk that the merger may not be consummated despite the parties’ efforts or that consummation may be unduly delayed, even if the requisite approval is obtained from NITRO’s stockholders.

•	Loss of Expert Personnel Risk: The possibility that business partners may decide to terminate their relationship with the combined company.

•	Other Risk: The other risks described in the section entitled “Risk Factors”.

After consideration of these material factors, NITRO’s board of directors determined that these risks could be mitigated or managed by the combined company, were reasonably acceptable under the circumstances, were unlikely to have a material impact on the merger or the combined company, or that, overall, the risks were significantly outweighed by the potential benefits of the merger.

This discussion of the information and factors considered by NITRO’s board of directors includes the material positive and negative factors considered by NITRO’s board of directors, but is not intended to be exhaustive and may not include all of the factors considered by NITRO’s

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board. NITRO’s board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and the merger are advisable and in the best interests of NITRO’s stockholders. Rather, NITRO’s board of directors viewed its position and recommendation as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of NITRO’s board of directors may have given differing weights to different factors. It should be noted that this explanation of the reasoning of NITRO’s board of directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this information statement/prospectus.

Core Resource Management, Inc. Reasons for the Merger:

Core believes that access to NITRO’s assets, strategic location, business relationships, management expertise, and industry experience will significantly enhance its business in the oil and gas industry. In approving the transaction, Core’s board considered a variety of factors, including but not limited to, the following material factors:

•	By combining research and development efforts for growth and acquisition templates, the new company will be better able to define stated potential and risk, as well as act quicker to vet and consummate new acquisitions, divestitures, and mergers.

•	The acquisition provides the opportunity to apply and market NITRO’s proprietary technology for saltwater disposal applications.

•	The acquisition allows Core to reduce its costly outsourcing by taking advantage of NITRO’s in house expertise and business relationships.

•	Core expects large expenses in synergy savings by eliminating higher priced oil field experts it currently utilizes.

•	NITRO’s asset base has upward potential (in terms of revenue and net profit production) by re-working some existing wells, adding new disposal technologies, and using new technology to manage properties.

•	NITRO’s asset base location and ownership rights, presents new strategic opportunities for new developments

•	The consideration of other strategic alternatives to the proposed merger, including other merger and acquisition opportunities and continuing to operate Core on an independent, stand-alone basis.

•	The belief that the proposed merger would permit Core stockholders a greater potential opportunity to realize a return on their investment than any other alternative reasonably available.
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•	The fact that the land position in terms of mineral leases of the combined company would significantly expand Core’s land position and expose Core to new development potential.

•	Historical and current information concerning Nitro business, financial performance, financial condition, operations and management and the results of a due diligence investigation of Nitro conducted by Core’s management and advisors, including the determination that:

+ The Nitro asset portfolio provides an immediate multi-year inventory of apparent low risk development projects that Nitro, on a stand-alone basis, was not yet developed;

+ The combined company would have the opportunity to allocate capital to various emerging exploration targets with potential high impact outcomes.

•	The opportunity for Core stockholders to participate in the potential future value of Core and Nitro, including potential future value from Nitro’s established contracts and leases.

•	Historical and current financial market conditions and stock prices and historical stock prices and trading volumes of Core common stock, compared with the greater potential market capitalization presented by the combined company.

•	The all-stock nature of the merger and the intent that the merger qualify as a tax-free reorganization.

Interests of Directors and Executive Officers of NITRO in the Merger

When considering the recommendation of NITRO’s board of directors with respect to the merger agreement, NITRO stockholders have been made aware that some of NITRO’s directors and executive officers may have interests in the merger and have arrangements that may be different from, or in addition to, those of NITRO stockholders generally. These interests and arrangements may create potential conflicts of interest. NITRO’s board of directors was aware of these interests and considered them, among other matters, when making its decision to approve the merger agreement and the merger and recommend that NITRO stockholders vote in favor of adoption of the merger agreement.

Awards under NITRO Incentive Equity Plans

As of the date of this information statement/prospectus, certain of NITRO’s directors and executive officers hold restricted shares of NITRO common stock. At the effective time of the merger, all outstanding shares of NITRO restricted common stock granted to such individuals under NITRO’s incentive equity plans that are unvested and subject to restrictions or other similar conditions immediately prior to the effective time of the merger will become fully vested, the restrictions or conditions shall lapse upon the effective time of the merger and the restricted common stock will be converted into Core common stock and cash, in lieu of fractional shares, in the same manner as outstanding shares of NITRO common stock that are not subject to vesting and such restrictions or conditions.

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The following tables sets forth with respect to each NITRO director and certain designated executive officers as well as the other executive officers as a group, as of August 28, 2014 (1) the number of shares of outstanding NITRO unvested restricted common stock that may become vested as a result of the merger, (2) the value of the consideration that will be payable with respect to these shares of restricted common stock, (3) the total number of all outstanding NITRO unvested performance units, and (4) the amount of the estimated cash award represented by these outstanding performance units.

Executive Officer/Director	Number of Shares of Unvested NITRO Restricted Stock	Aggregated Value for All Shares of NITRO Unvested Restricted Stock ($)(1)
Gunther Weisbrich	25,751	$ 4,893
Larry Wise	525,000	$ 99,750
James Borem	710,000	$ 134,900
James Lanshe (*1)	400,000	$76,000
TOTAL	1,260,751	$ 239,542.69

(1)*James Lanshe-Resigned in 2014

Employment and Change in Control Agreements

Neither Mr. James Borem (Chairman and CEO) nor Mr. Larry Wise (Chief Operations Officer, Vice President) has any change of control provisions within their current employment agreements. No management change in control provisions nor severance agreements are in effect. Thereby, neither Borem nor Wise, are entitled to any payments or qualifying termination provisions.

Employment Agreements with Messrs. Borem and Wise to remain on in similarly situated positions with the new subsidiary.

Both Messrs. Borem and Wise have determined it to be in the best interest of the combined company to remain employed with the new company post-merger. CORE management determined it to be in the best interest of the combined business to retain the employment of Borem and Wise Post-merger. CORE board of directors feel, Mr. Borem and Mr. Wise add to the overall management synergy selected material terms of the employment agreements of Messrs. Borem and Wise, that have been drafted are summarized below.

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The employment agreement of Messrs. Borem has a two-year renewable term which expire August 7, 2016. The employment agreement draft provides for a base salary of FOURTY EIGHT THOUSAND ($48,000) per year for Mr. Borem plus equity award of ONE HUNDRED FIFTY THOUSAND shares (150,000) payable in three installments over the first year. Mr. Borem is eligible to receive an annual bonus with a target award of quarterly discretionary bonus, in each case, based upon CORE’s financial performance (pertaining to his contributions) and other criteria to be established on an annual basis by CORE’s board of directors.

It is structured that Mr. Borem will be employed with the duties of:

(1)	Manage Operations and Affairs of Operating Wells

(2)	Staff Well Operations;

(3)	Vet suitability of potential future partnerships and acquisitions or divestitures;

(4)	Assist in the negotiation of any such contractual arrangement (including new and current holdings);

(5)	Assist CEO and COB as directed. As stated in this section, Employee’s day to day job duties may be dictated by management as it sees fit to direct.

The employment agreement of Messrs. Wise has a two year renewable term which expires August 7, 2016. The employment agreement draft provides for a base salary of SEVENTY TWO THOUSAND ($72,000) per year for Mr. Wise plus an equity award of ONE HUNDRED THOUSAND shares (100,000) payable in three installments over the first year. Mr. Wise is eligible to receive an annual bonus of with a target award of semi-annual discretionary bonus, in each case, based upon CORE’s financial performance (pertaining to his contributions) and other criteria to be established on an annual basis by CORE’s Board of Directors.

It is structured that Mr. Wise will be employed with the duties of:

(1)	Assist with management and affairs of well/oil and gas operations.

(2)	Oversee oil and gas well operations staff

(3)	Act as Corporate Liaison (re: Field Operations)

(4)	Identify potential acquisition targets

(5)	Assist CEO and COB as directed. As stated in this section, Employee’s day to day job duties may be dictated by management as it sees fit to direct.

Core Resource Management, Inc. management has determined that Both Mr. Borem and Mr. Wise provide vast experience and expertise to the Company and enhance value to the combined businesses and the shareholders of the business combination. The structured future

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employment of Mr. Borem and Mr. Wise, increased the value to be paid to the NITRO shareholders. CORE’s Board of Directors feel the future value of its stock will also benefit from the employment of both men, thereby management believes the ultimate converted shareholder will benefit from future employment of Borem and Wise.

Indemnification and Insurance

For a period of six years after closing, CORE and NITRO will indemnify and advance expenses to each present and former director, officer and certain other representatives of NITRO or its subsidiaries against liabilities arising out of that person’s services for NITRO or the subsidiary occurring prior to the effective time of the merger. NITRO will maintain directors’ and officers’ liability insurance for a period of six years after closing to cover NITRO’s officers and directors, or at the request of NITRO, it will purchase a six-year tail policy to satisfy this insurance requirement. For a more complete description of this obligation, see the discussion at “The Merger Agreement—Covenants—Directors’ and Officers’ Insurance and Indemnification”.

Nevada Appraisal Rights

Nitro Petroleum, Inc. is incorporated under the laws of the State of Nevada. Nitro shareholders are receiving CRMI common stock and cash in lieu of fractional shares as the consideration pursuant to the merger agreement. NITRO stockholders are entitled to appraisal rights and payment for the fair value of their shares when they decent in a vote for a merger or consolidation or are not asked to give their consent in such a vote. For a complete discussion of the appraisal rights, see the provisions of Sections 92A.300-92A.500 of the Nevada Revised Statutes, attached to this document as Appendix C and the Section entitled “The Merger-Dissenter’s Rights”.

Regulatory Approvals Required for the Merger

Information solicitation is governed by a number of rules and regulations including: (i) state corporate law; (ii) stock exchange listing requirements; (iii) SEC information statement/prospectus rules; and (iv) The issuers’ articles and bylaws.

Nevada State Approval

This plan of merger must meet statutory requirements. The plan must be prepared and approved by the owners of the enterprise. (Nevada Revised Statutes, S 92A.120 (corporations)). In the case of Nitro and Core as corporations, the board of directors must first adopt the plan, then recommend the plan to the stockholders and submit the plan for approval by the stockholders. (Nevada Revised Statutes, S 92A.120). The plan may be made dependent on extrinsic facts and amended, abandoned, terminated, or cancelled as provided in the statutes. (Nevada Revised Statutes, S 92A.170, 92A.175, and 92A.200). Articles of merger must be filed with the Nevada Secretary of State. (Nevada Revised Statutes, S 92A.200.) A merger is effective at the time of filing or upon a later date and time specified in the articles, which date must not be more than 90 days after the date of the articles are filed. (Nevada Revised Statutes, S 92A.240).

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Nevada has recognized the de facto merger doctrine to protect creditors and stockholders when the reorganization of a corporation has the effect of a merger without having been effected in compliance with procedural formalities required for mergers. The application of this doctrine commonly arises in asset sales when income-producing assets are sold to another person and the liabilities are retained by the selling enterprise without the resources to transact business or pay by such liabilities. When considering whether to apply the doctrine, a Nevada court will consider whether there is mere continuation of the enterprise, whether there is a continuity of stockholders, whether the seller corporation ceased its ordinary business operation, and whether the acquiring corporation assumed the seller’s obligations.

Share Exchange

A share exchange is an acquisition by one entity of all the outstanding owner’s interests (equity) of one or more classes of equity in another entity, in an exchange under which both entities continuing to exist after the exchange. The procedures for the statutory share exchange are the same as for the mergers.

A share exchange, however, may be accomplished voluntarily by the stockholders of the exchanging entities without the use of the statutory procedures. A voluntary exchange differs from a statutory exchange in two key respects: a statutory exchange requires that all owner’ interests of a particular class be acquired; and a statutory exchange is binding upon all owners of a particular class after the plan of exchange has been adopted and approved.

Dissenters’ Rights Applicable to Transaction

If a stockholder disagrees with (or dissents from), among other things, a merger of the corporation with another corporation, subject to certain limitations, the stockholder may, by complying with certain notice and other statutory requirements, require the corporation to purchase the dissenting shareholder’s shares.

If the corporation and the dissenting stockholder cannot agree on a value for the shares, the corporation must petition the court to determine their value. These dissenters’ rights do not extend to holders of shares of a Nevada corporation registered on a national securities exchange, or included in the national market system by the Financial Industry Regulatory Authority (“FINRA”).

Dissenters’ rights also do not extend to a class or series of shares that are traded in an organized market and are held by 2,000 or more stockholders of record and that have a market value of at least US $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors, and beneficial stockholders owning more than 10 percent of such shares, unless the corporation’s articles of incorporation provide otherwise. (Nevada Revised Statutes, s 92A.390).

In this case both Nitro (NITRO) and Core resource Management are listed on the OTCQB Exchange. As such this market does not meet the definition of a “Covered Security”. Therefore, Nitro shareholders are entitled to dissenters’ rights upon compliance with State and Federal statutory provisions.

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SEC Federal Approval

Issuers who have a class registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) are subject to the information statement/prospectus rules. The SEC’s information rules are governed by Section 14(a) of the Exchange Act.

The Section 14 Information Statement/Prospectus Rules govern the disclosures required to solicit shareholders’ votes for certain corporate actions such as the business combination. Shareholders generally receive information about corporate actions and shareholder meetings in either a Information Statement on Schedule 14A or an Information Statement on Schedule 14C. In this transaction, the majority shareholder approval of the merger has already be obtained. As such, the filing will take place on Schedule 14C as an information statement.

SEC Schedule 14C Informational Requirements

Because a shareholder vote is not being solicited and action has been taken by the written consent of majority shareholders in lieu of a shareholder meeting, Nitro may satisfy its Section 14 requirements by filing an information statement with the SEC on Schedule14C and mailing the Schedule 14C to its shareholders.

As with the information solicitation materials filed in Schedule 14A, Schedule 14C information is subject to SEC review to ensure all material facts are disclosed. The SEC may render comments to the Information Statement on Schedule 14C and request modified or additional disclosures. Unlike a Schedule 14A Information Statement/Prospectus Solicitation, a Schedule 14C Information Statement does not solicit or request shareholder approval. Instead, the Schedule 14C provides investors with information about important corporate actions that have been approved by the issuer’s majority shareholders. Ten days after filing a Preliminary Information Statement on Schedule 14C, if no SEC comments are received, the issuer may file its Definitive Information Statement.

The information required by Schedule 14C is substantially the same as that found in a Schedule 14A, other than the disclosures related to voting. Both Core and Nitro have fully disclosed all relevant information to the fullest and most thorough extent possible even though some of the information may not be required on a 14C filing. Nitro management’s and Director’s main objective is to bring value to its shareholders and continues to maintain complete transparency in regards to all transactions it has undertaken.

Opinion of VIEWTRADE SECURITIES, INC.—Financial Advisor to NITRO PETROLEUM, INC.

NITRO engaged ViewTrade Securities, Inc. (“ViewTrade”) to act as NITRO’s FINANCIAL ADVISOR in connection with the proposed merger. On October 1, 2014 ViewTrade Securities, Inc., with an address of 7280 West Palmetto Park Road, Boca Raton, FL 33433, rendered its opinion to NITRO’s board of directors that as of such date and based upon and subject to certain matters stated in the opinion letter, from a financial point

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of view, the exchange ratio to be offered to NITRO stockholders in the merger is fair to NITRO stockholders, the deal synergies make the transaction favorable to Nitro Stockholders, and such consideration given to Nitro Stockholders is fair.

The full text of the financial fairness opinion dated November 7, 2014, is included as Annex B to this information statement/prospectus. Holders of NITRO’s common stock may read this fairness opinion for a discussion of the procedures followed, factors considered, assumptions made and qualifications and limitations of the review undertaken by ViewTrade Securities, Inc. in connection with its opinion. The following is a summary of ViewTrade Securities, Inc. opinion and the methodology that ViewTrade Securities, Inc. used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

In ViewTrade Securities, Inc.’s opinion, the issuance of which was approved by Nitro’s Fairness Opinion Committee, is addressed to NITRO’s board of directors, addresses only the fairness, from a financial point of view, of the exchange ratio to be offered to NITRO stockholders and does not constitute a recommendation to any NITRO stockholder as to how NITRO stockholders should vote with respect to the proposed transaction. The terms of the proposed transaction were determined through arm’s-length negotiations between NITRO and CORE and were unanimously approved by NITRO’s board of directors.

ViewTrade Securities, Inc. did not recommend any specific form of consideration to NITRO or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction. ViewTrade Securities, Inc. was not requested to address, and its opinion does not in any manner address, NITRO’s underlying business decision:

(1) To proceed with or effect the proposed transaction or (2) to enter into or consummate the proposed transaction at any particular time now or in the future. In addition, ViewTrade Securities, Inc. expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration to be offered to NITRO stockholders in the proposed transaction. No limitations were imposed by NITRO’s board of directors upon ViewTrade Securities, Inc. opinion with respect to the investigations made or procedures followed by it when rendering its opinion. (3) Nitro’s Board and Management provided everything requested and met with ViewTrade on several occasions so that ViewTrade could properly analyze the totality of the transaction and business combination.

In arriving at its opinion, ViewTrade Securities, Inc. considered, among other things:

•	Reviewed the merger agreement and the specific terms of the merger;

•	Reviewed and analyzed publicly available information concerning NITRO and CORE that ViewTrade Securities, Inc. believed to be relevant to its analysis, including, without limitation, the Annual Reports on Form 10-K for the year ended December 31, 2013 and the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014 and June 31, 2014 for each of Nitro Petroleum, Inc. and Core Resource Management, Inc.;

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•	Reviewed the Material Risks of the Transaction for Nitro as well as for it entering into the business combination.

•	Reviewed and analyzed financial and operating information with respect to the business, operations and prospects of NITRO including financial projections contained in the business plan of NITRO as prepared by the management team of NITRO and the anticipated charges and costs in connection with certain contingent liabilities as furnished to the Financial Advisor by NITRO (the “NITRO Contingent Liabilities”);

•	Reviewed and analyzed financial and operating information with respect to the business, operations and prospects of CORE including financial projections contained in the business plan of CORE as prepared by the management team of CORE and the anticipated charges and costs in connection with certain contingent liabilities as furnished to the Financial Advisor by Core (the “Core Contingent Liabilities”);

•	Reviewed and analyzed the trading histories of NTRO common stock and CRMI common stock from October 20, 2013 to October 20, 2014 and a comparison of those trading histories with each other and with those of other companies that ViewTrade Securities, Inc. deemed relevant;

•	Reviewed and analyzed a comparison of the historical financial results and present financial condition of NITRO and CORE with each other and with those of other companies that ViewTrade Securities, Inc. deemed relevant;

•	Reviewed and analyzed a comparison of the financial terms of the merger with the financial terms of certain other transactions that ViewTrade Securities, Inc. deemed relevant;

•	Reviewed and analyzed the potential pro forma impact of the merger on the future financial performance of the combined company, including the amounts and timing of the cost savings and operating synergies and other strategic benefits expected by the managements of NITRO and CORE to result from a combination of the businesses of NITRO and CORE (the “Expected Synergies”);

•	Reviewed and analyzed the potential pro forma impact of the merger on the current financial condition of Core, including the impact on Core leverage levels and ratios;

•	Reviewed and analyzed the relative contributions of NITRO and CORE to the historical and future financial performance of the combined company.

•	Reviewed and analyzed the relevant synergies the Business combination create. As well as the Management Strengths and Compatibilities.

In addition, ViewTrade Securities, Inc. had discussions with the managements of NITRO and CORE concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and undertook such other studies, analyses and investigations that ViewTrade Securities, Inc. deemed appropriate.

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In arriving at its opinion, ViewTrade Securities, Inc. assumed and relied upon the accuracy and completeness of the financial and other information used by ViewTrade Securities, Inc. without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of NITRO and CORE that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of NITRO, upon guidance by NITRO, ViewTrade Securities, Inc. assumed that such projections had been reasonably prepared on a basis reflecting the then best currently available estimates and judgments of the management of NITRO as to the future financial performance of NITRO and that NITRO will perform substantially in accordance with such projections. With respect to the financial projections of CORE, upon guidance by CORE, ViewTrade Securities, Inc. assumed that such projections had been reasonably prepared on a basis reflecting the then best currently available estimates and judgments of the management of CORE as to the future financial performance of CORE and that CORE will perform substantially in accordance with such projections. Furthermore, upon the advice of NITRO and CORE, ViewTrade Securities, Inc. assumed that the amounts and timing of the Expected Synergies were reasonable and that the Expected Synergies would be realized in accordance with such estimates.

ViewTrade Securities, Inc. with respect to the NITRO Contingent Liabilities and the CORE Contingent Liabilities, assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by NITRO and CORE and their advisors as to the nature, scope and value of the NITRO Contingent Liabilities and the CORE Contingent Liabilities. ViewTrade Securities, Inc. assumed no responsibility for independently verifying such information or did not undertake an independent evaluation or appraisal of any of the NITRO Contingent Liabilities or CORE Contingent Liabilities. In addition, NITRO did not authorize ViewTrade Securities, Inc. to solicit, and ViewTrade Securities, Inc. did not solicit any indications of interest from any third party with respect to the purchase of all or a part of NITRO’s business.

ViewTrade Securities, Inc.’s opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter. ViewTrade Securities, Inc. assumes no responsibility for updating or revising its opinion based upon events or circumstances that may have occurred after the date of its letter. In addition, ViewTrade Securities, Inc. expressed no opinion as to the prices at which shares of (1) NTRO common stock or CRMI common stock would trade at any time following the announcement of the merger or (2) CRMI common stock would trade at any time following the consummation of the merger. Further, ViewTrade’s opinion should not be viewed as providing any assurance that the market value of the shares of common stock of CORE to be held by NITRO stockholders after consummation of the merger will be in excess of the market value of the common stock of NITRO owned by NITRO stockholders at any time prior to announcement or consummation of the merger.

ViewTrade Securities, Inc. assumed, upon the advice of NITRO, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof.

ViewTrade did not express any opinion as to any tax or other consequences that might result from the merger, nor did ViewTrade’s opinion address any legal or regulatory matters, as to which ViewTrade Securities, Inc understands that NITRO obtained any such advice as it deemed

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necessary from qualified professionals.

In arriving at its opinion, ViewTrade Securities, INC. did not ascribe a specific range of value to NITRO or CORE, but rather made its determination as to the fairness to NITRO, from a financial point of view, of the exchange ratio to be offered to NITRO stockholders in the merger on the basis of the financial, comparative and other analyses described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial, comparative and other analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, ViewTrade Securities, Inc. did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, ViewTrade, believes that its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, ViewTrade Securities, Inc. made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NITRO or CORE. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in the analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses could actually be sold.

The following is a summary of the material financial analyses prepared and used by ViewTrade in connection with rendering its opinion to NITRO’s board of directors. Some of the summaries of the financial, comparative and other analyses include information presented in tabular format. In order to fully understand the methodologies used by ViewTrade and the results of its financial, comparative and other analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial, comparative and other analyses. Accordingly, the information presented in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying ViewTrade’s opinion.

Summary as to Why Value of Consideration as Fair:

➢	Core shares are trading at approximately four times the high end of the range of Price to Net Assets

➢	Core shares are trading at approximately eighty times the high end of the range of Price to Sales

➢	Core has recently raised over $3.7 million at an initial conversion price of approximately $3.00 per share and succeeded in converting notes of $2.9 million into stock at approximately $2.00 per share.

➢	The management of CORE has significant experience in the finance sector and public companies as well.

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➢	Core has nine employees and four of which are focused on acquisition and finance.

➢	ViewTrade conducted an analysis based on a discounted cash-flow model using discounts from 20% to 45% which produced NPV in a range of approximately $15 million to $35 million

Management Strengths and Compatibilities:

➢	NITRO’s Management:
➢	Has extensive experience in the oil and gas space.
➢	The experience seems to include significant experience on the ground.
➢	Understands the details of oil drilling and operating.
➢	Has relationships in the operations, evaluations of all aspects of the oil and gas sector.
➢	Can identify quality opportunities.

➢	CORE’s Management
➢	Has extensive finance experience
➢	Is accustomed to speaking with investors
➢	Has experience in structuring financings and understands complex financing and valuations.
➢	Has relationships in the finance sector.
➢	Has experience in public companies.

Additional Merits of the Transaction:

➢	In the current environment it is beneficial to be a larger company.

➢	Management seems to have complimentary skill sets.

➢	Core has a placement agent engaged to raise up to $100M for acquisitions.

➢	NITRO’s management has expertise in finding opportunities (i.e. Diamond).

➢	Core has an infrastructure that is built for growth and support of acquisitions.

➢	Based on discussions with and documents provided by NITRO and CORE, both believe the companies will benefit from a NOL which they (CORE AND NITRO) estimated at $2.5M.

Selected Risks of Transaction:

➢	CORE suddenly cannot raise capital.

➢	Funding causes significant dilution and decreases share value.

➢	Oil and gas prices continue to drop.

➢	The shares of CORE not very liquid.

➢	The additional acquisitions are not closed.

➢	Dilution of NITRO’s shareholders as CORE continues to make acquisitions.

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Valuation Analyses Used to Derive Implied Exchange Ratios

ViewTrade Securities, Inc. opinion prepared separate valuations of NITRO and CORE before considering the pro forma impact of the Expected Synergies resulting from the merger. In determining valuation, ViewTrade used the following methodologies: discounted cash flow analysis, comparable company analysis, comparable transactions analysis and equity research analysts target price analysis. Each of these methodologies was used to generate a reference enterprise value or equity value range for each of NITRO and CORE. The enterprise value range for each company was adjusted for appropriate balance sheet assets and liabilities to arrive at a common equity value range (in aggregate dollars) for each company. The equity value range was divided by fully diluted shares outstanding, which is comprised of primary shares and the dilutive effect of outstanding options, to derive an equity value range per share. The per share equity value ranges were used to derive the implied exchange ratios which were then compared to the merger exchange ratio.

The various valuation methodologies noted above and the implied exchange ratios derived from: these methodologies are included in the following table. In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of NITRO and Core, and the particular circumstances of the merger, ViewTrade made qualitative judgments as to the significance and relevance of each analysis. In addition, ViewTrade Securities, Inc. made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NITRO or Core. Accordingly, the methodologies and the implied exchange ratios derived from these methodologies set forth in the table must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied exchange ratios set forth in the table without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, ViewTrade Securities opinion.

Valuation Methodology	Summary Description of Valuation Methodology	Implied Exchanges Ratio Range
Discounted Cash Flow Analysis	Net Present valuation of projections of unlevered after-tax cash flow assuming selected discount rates and terminal value calculations

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	––––Case I Projects	0.550-1.169
	––––Case II Projects	0.473-0.916
Comparable Company Analysis	Market valuation benchmark based on trading multiples of selected comparable companies for selected financial measures	0.673-1.125
Comparable Transactions Analysis	Market valuation benchmark based on consideration paid in selected comparable transactions	0.788-1.207

(Please review the exhibit below)

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Discounted Cash Flow Analysis

VIEWTRADE SECURITIES, INC. Prepared an unlevered after-tax cash flow model for the period from January 1, 20012 through June 30, 2014 for both NITRO and CORE utilizing information and projections provided by both companies. Unlevered after-tax free cash flow was defined as Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”) less cash taxes, capital expenditures, and changes in net working capital. Based on guidance from Core and NITRO management, VIEWTRADE SECURITIES, INC. assumed the change in net working capital was zero.

NPV Ranges Based on Discounted Cash-Flow:

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Note: Discounts vary based on variance in risk profile

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Price to Sales and Price to Assets Range for Nitro and Core compared to selected Peers

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Note: Nitro shares are trading at the low end of the range of Price to Assets but below Price to Sales.

Core Trades significantly higher than the range for its Price to Sales and Price to Assets.

Value Considerations:

➢	ViewTrade reviewed the results of the following:

➢	NITRO’s shares in the market place as they trade within the range (on the lower end) on Price to Assets but below the range of Price to Sales.
➢	ViewTrade reviewed recent announced and closed transactions in the sector of similar size and scope.
➢	Discounted Cash-flow analysis using discounts ranging from 10% to 30%.
➢	The analysis resulted in values ranging from approximately $600K to $800K.
➢	ViewTrade reviewed and analyzed the current financial status of NITRO.
➢	ViewTrade reviewed historical financials.

Comparable Company and Transaction Analysis

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Using publicly available information, including certain consensus published equity research estimates if available, ViewTrade Securities, Inc. calculated and analyzed equity value and enterprise value multiples of certain historical and projected financial and operating criteria (such as EBITDA, net income and cash flow from operating activities prior to changes in working capital (“CFFO”)). The equity value of each company was calculated as the market value of its common equity. The enterprise value of each company was obtained by adding its long-term debt to the sum of the equity value, the value of its preferred stock (market value if publicly traded, liquidation value if not) and the book value of any minority interest minus its cash balance. ViewTrade analyzed historical information for each company over the same period.

Because of the inherent differences between the corporate structure, businesses, operations and prospects of NITRO and the corporate structure, businesses, operations and prospects of the companies included in the comparable company groups, ViewTrade believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of NITRO and companies in the comparable company groups that would affect the public trading values of NITRO and such comparable companies.

With respect to NITRO, VIEWTRADE SECURITIES, INC. reviewed the public stock market trading multiples for the following oilfield sector companies with a financial risk arbitrage acquisition model, both on a Price to Net Asset Value and from a Price to Sales analysis:

Review of Transactions in the Oil and Gas Sector:

➢	ViewTrade has reviewed several announced and closed transactions involving US listed public companies acquired or selling assets for companies in the oil and gas space and filtered the transactions by choosing scenarios with similar attributes to the Transaction.

➢	The transactions ranged in value between $2.5M to $126M.

➢	The selected companies’ net assets (book value) ranged from $248K to $1.85M with the average at $1.37.

➢	The selected companies’ revenue ranged from $2.6M to $21.67M; with an average of $5.9M

All acquisitions were by companies listed on the OTC Bulletin Board or Pink Sheet exchange.

Announced and Closed Transactions with Similar Attributes:

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•	Range of book-value and revenue multiples is 1.26 to 1.85 and 2.4 to 21.67 respectively
•	Average multiple to book value and revenue is 1.39 and 5.9 respectively

Criterion Used to select Similar US Publically Traded Companies:

➢	ViewTrade has reviewed several publicly traded companies with similar attributes as NITRO and CORE. ViewTrade sought companies of similar revenues, market capitalization, asset based and exchanges.

➢	We distilled the list down to four companies.

➢	The net sales of these selected companies ranged from $156 thousand to $2.1 million

➢	The net assets of the selected companies ranged from $1.2 million to $21 million

➢	The market capitalization of the selected companies ranged from $1 million to $32.8 million

➢	All companies traded on the OTC Bulletin Board exchange

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ViewTrade considered several publicly traded companies, with the following attributes:

➢	Market capital values ranging from $1M to $33M.

➢	Annual Sales ranging from $1M to $2.1M

➢	Net Assets from $1.2M to $21M

➢	Trading prices ranging from $.04 to $.35

➢	Trading on the OTC market

➢	Unprofitable

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•	Range of book-value and revenue multiples is 0.83 to 1.5 and 5.19 to 32.7 respectively
•	Average multiple to book value and revenue is 1.2 and 13.8 respectively

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Historical Common Stock Trading Analysis

VIEWTRADE SECURITIES, INC. reviewed the daily historical closing prices of NITRO common stock and CORE common stock for the period over the past twelve months of trading. ViewTrade analyzed the ratio of the closing share price for NITRO to the closing share price of Core on the same day as of August 28, 2014 as well as both 5-days and 30-days prior to August 28, 2014. ViewTrade also analyzed the ratio of NITRO’s 52-week high and 52-week low common stock trading prices, respectively, to CORE’s 52-week high and 52-week low common stock trading prices, respectively, as of August 30, 20014. This analysis implied exchange ratios ranging from 0.713 to 1.026 shares of NITRO common stock per share of Core common stock.

Review of Nitro’s Public Stock and News:

➢	ViewTrade reviewed 12 months of data regarding market price, trading volume of NITRO’s common stock.

➢	There has been significant (50%) downward pressure on the price over the reviewed period.

➢	The shares have been relatively volatile with a range of $.16 to $.45.

➢	While the sector has been under pressure, NITRO has underperformed the sector.

➢	The average daily trading volume is 5,591 for the period reviewed.

➢	The average dollar volume is $1,691 for the period reviewed.

➢	The Company issued some positive news from June 2013 to September 2013 and then stopped issuing press until the announcement of the binding letter of intent with CORE.

➢	NITRO announced the commencement of drilling and completion for the Giant 1-21.

➢	NITRO announced the preparation for drilling, commencement of Giant 2-21.

➢	NITRO announced the completion of the well of Giant 2-21.

➢	NITRO announced the completion three months later, describing several previous problems and stated that their efforts, “...hopefully solved our problems”.

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Review of CORE’s Common Stock Trading:

➢	ViewTrade reviewed 12 months of data regarding market price, trading volume of CORE’s common stock.

➢	The shares have been relatively volatile with a range of $2.00 to $5.90 price.

➢	The share price has not changed significantly from the beginning to the end of the review period.

➢	While the sector has been under pressure, CORE has over-performed the sector based on its valuation.

➢	The average daily trading volume and the average daily dollar volume is 262 shares and $958 respectively for the period reviewed.

➢	The Company has had a steady flow of positive news and with the exception of the two personnel changes; the announcements have been fundamental in nature.

Contribution Analysis

VIEWTRADE SECURITIES, INC. analyzed the relative income statement and cash flow contribution of NITRO and Core to the combined company based on 2013 and 2014 estimated financial data as projected for NITRO and CORE, respectively. ViewTrade also analyzed the relative income statement and cash flow contribution of NITRO and CORE to the combined company based on 2014 estimated financial data as projected by the managements of NITRO and Core, respectively. In its analysis, ViewTrade did not adjust for the Expected Synergies except for a Good Will entry regarding a discount to net value and a carry forward tax net operating loss. This analysis was applied to the transaction rationale to evaluate the overall benefits of the Transaction as applied to Nitro Stockholders.

Summary of Transaction Rationale and Contributions

➢	Nitro has several current challenges:

➢	NITRO’s management expects to continue to add to the cumulative losses of approximately $7M.

➢	The Company has not been able to maximize production of its own wells due to lack of capital.

➢	The Company has negligible working capital.

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➢	NITRO needs to raise capital imminently.

➢	NITRO cannot capitalize on acquisition or investment opportunities in the sector.

➢	Oil prices have negatively affected NITRO’s revenues and margins.

➢	If NITRO does not find a strategic partner or raise capital, it may have to consider an unwinding of its business.

➢	Selected benefits of Transaction:

➢	CORE has announced an engagement of a firm to act as placement agent for a capital raise up to $100M for acquisitions

➢	Core has several executed LOIs and/or definitive agreements for acquisitions that reportedly are expected to significantly increase assets, revenues and bring the combined companies profitable.[1]

➢	Management of NITRO and CORE seem to have complimentary skill sets.

1.	Based on documents and discussions by Nitro and Core and their valuation of the assets.

Pro Forma Merger Consequences Analysis

VIEWTRADE SECURITIES, INC. analyzed the pro forma impact of the merger on Core’s projected earnings per share, or EPS, and cash flow per share, or CFPS. In the pro forma merger consequences, ViewTrade prepared a pro forma merger model which incorporated estimates for both NITRO and Core for the year 2013 as well as a spread sheet defining the Expected Synergies expected to result from the merger. ViewTrade noted that the merger is accretive to the pro forma 2014 and 2015 estimates of EPS and CFPS for each of NITRO and CORE. The pro forma merger consequences analysis suggests that the exchange ratio to be offered to NITRO stockholders in the merger is FAIR to NITRO stockholders from a financial point of view.

➢	Asset/Market Gain:

➢	NITRO has a NOL that may possibly be used against future profits

➢	The value of NOL is estimated to be $2.5M

➢	Assuming Management’s estimates, the NOL may increase the net assets by 75%

➢	Based on a Share value of combined entities and a price to book ratio of 5.9, the implied increased market value is 14.7M

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➢	This does not reflect Net Present Value discounts.

Valuation Conclusions

➢	ViewTrade reviewed the following:

➢	The public trading of each company.

➢	ViewTrade reviewed the Discounted Cash-Flow Analysis with appropriate discounts applied based on risks.

➢	ViewTrade reviewed valuations of recent announced and closed transactions with similar attributes in the sector.

➢	ViewTrade reviewed the recent valuation of investments in each company.

Based on these and other quantitative values and several qualitative values, it is ViewTrade’s opinion that the Transaction is within the ranges of value and is fair from a financial prospective.

General

VIEWTRADE SECURITIES, INC. is a well-recognized Accounting and investment banking firm and, as part of its Accounting activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. NITRO’s board of directors selected ViewTrade, because of its expertise, reputation and familiarity with NITRO and the energy industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

Pursuant to the terms of an engagement letter, between VIEWTRADE SECURITIES, INC. and NITRO; NITRO paid VIEWTRADE SECURITIES, INC., a retainer fee of $20,000 beginning on the effective date of the engagement letter. Additionally, NITRO paid ViewTrade a fee of $25,000 upon delivery of ViewTrade Securities’ fairness opinion. In addition, NITRO has agreed to reimburse ViewTrade for its reasonable expenses incurred in connection with its engagement, and to indemnify ViewTrade and certain related persons against certain liabilities in connection with its engagement, including certain liabilities which may arise under federal securities laws.

VIEWTRADE SECURITIES, INC. and its affiliates are engaged in Accounting and certain other financial and non-financial services. In the ordinary course of its business, ViewTrade does NOT actively trade or effect transactions in the equity, debt and/or other securities (nor any derivatives thereof) nor financial instruments (including loans and other obligations) of NITRO and CORE for its own account or for the accounts of its customers.

Accounting Treatment

CORE prepares its financial statements in accordance with GAAP. The merger will be

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accounted for using the purchase method of accounting. Statement of Financial Accounting Standards No. 141-R, Business Combinations, referred to as ASC 805, provides guidance for determining the accounting acquirer in a business combination when equity interests are exchanged between two entities. ASC 805 provides that in a business combination effected through an exchange of equity interests, such as the merger, the entity that issues the equity interests is generally the acquiring entity. Commonly, the acquiring entity is the larger entity. ASC 805 further provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

CORE and CORE SUBSIDIARY will be considered to be the acquirer of NITRO for accounting purposes under ASC 805 based upon the terms of the merger and other factors, such as the size of CORE, the payment of the merger consideration (including issuance of CORE stock to NITRO stockholders at a premium of the fair market value of NITRO common stock on the date preceding the announcement of the execution of the merger agreement) by CORE, and the composition of the combined company’s board of directors and senior management. This means that CORE will allocate the purchase price to NITRO’s assets and liabilities at the acquisition date based on the estimated relative fair value of the assets acquired and liabilities assumed, with the excess purchase price being recorded as goodwill. Under the purchase method of accounting, goodwill is not amortized but is tested for impairment annually.

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MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER

Directors and Executive Officers of the Combined Company Following the Merger

Pursuant to the terms of the merger agreement, the board of directors of the combined company will consist of the eight directors of Core Resource Management, and Core Resource Management’s current executive officers will serve as the executive officers of the combined company.

Name	Position with the Company
Alex Campbell	Director
James D. Clark	President and acting Chief Executive Officer; Director
Phil Nuciola	Chairman of the Board; President of Capital Markets
Jeffery K. Tregaskes	Sales and Land Development Executive
Dennis Miller	Director
James G. Borem	Chief Operating Officer: New Development
Larry Wise ___________________________________	Vice President of Field Operations _____________________________________

The following table lists the names as of November 7, 2014 and positions of the individuals who are expected to serve as directors and executive officers of the combined company upon completion of the merger:

Business Experience:

The principal occupation and business experience during the last five years for each of our Directors and Executive Officers are as follows. Such information is based upon information received by us from such persons.

The paragraphs below provide information about each director of Core Resource Management, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or served as a director during the past five years. Core Resource Management believes that all of its directors display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of its business and its industry and other industries relevant to its business; the ability and willingness to devote adequate time to the work of the Core Resource Management board of directors and its committees; a fit of skills and personality with those of its other directors that helps build a board of directors that is effective, collegial and responsive to the

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needs of its company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of Core Resource Management stockholders. The information presented below regarding each director also sets forth specific experience, qualifications, attributes and skills that led the Core Resource Management board of directors to the conclusion that he should serve as a director in light of Core Resource Management’s business and structure.

Alex Campbell.Mr. Campbell has been in the Oil and Gas Business since 1980, currently as the Vice President of Land for a Colorado based company, Enduring Resources, LLC. Prior to joining Enduring, Mr. Campbell was Vice President and Executive Vice President for Aspect Resources, LLC from August 1996 until December 2001 and Vice President for Aspect Energy, LLC from January 2001 until June 2004. From 1980 until 1996, Mr. Campbell held various land and managerial positions with Texas Oil and Gas Corporation (aka TXO Production Corp.) and Lario Oil & Gas Company. Mr. Campbell has held Director positions with multiple public and private companies.

Phil Nuciola. Mr. Nuciola has served as President of Capital Markets for Core since January 1, 2014. While serving in this position, he was primarily responsible for a significant reduction in operating costs and the conversion of a majority of the company’s outstanding convertible debentures to common stock. He has negotiated new funding for Core from institutional and private sources and has made a significant personal investment. Prior to joining Core Resource Management, Mr. Nuciola was the Chairman/CEO of PowerOneData (P1DI) International, a US/India Based Advanced Metering Infrastructure (Smart Grid) company. He was responsible for sourcing $30 million in funding for PowerOne. He also served as CEO of American Impact Equity, a privately held investment fund. He maintained senior positions at Cornerstone Partners, Kingsman Capital and later with Sanders, Morris, & Harris and Scottsdale Capital Advisors. Mr. Nuciola has organized and financed numerous Initial Public Offerings and private placements over his 18-year career. He attended the University of Rochester.

James D. Clark. After spending a four years in Marine Corps intelligence, James graduated from Arizona State University’s W.P. Carey School of Business Summa Cum Laude with degrees in accounting and finance. After graduation, he worked as a Senior Associate in the Advisory branch of KPMG’s Silicone Valley, California office where some of his fortune 500 clients included Apple Computer, Electronic Arts, and Google. James also worked on several IPO projects the most notable perhaps being NetSuites in 2007 where James played a major role in developing the Company’s revenue recognition model. In his first year with KPMG, James wrote guidance on stock option accounting and reporting that is still used at public companies around the country.

In 2008, James co-founded Republic Monetary Exchange, a Phoenix-based precious metals dealer. In three short years as Chief Sales Officer and General Manager, James grew the Company to a nationally recognized, $100 million a year organization. James recruited and stacked his sales force with former registered securities advisors and register financial planners.

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Jeffery Tregaskes. Mr. Tregaskes has spent over 18 years of his career as a commercial real estate developer, investor, builder, and agent. He has a track record of successful project development in Arizona, Texas, Colorado and New York. Jeff has represented landlords, tenants, buyers and sellers and has an extensive client resume that includes broad national and international resources. Jeff also has an comprehensive background in land procurement, entitlement, development, vertical construction, restoration, and disposition nationwide. In addition to his real estate experience, Jeff and his family have also been key investors in many small to mid-cap companies. He has significant managerial experience in financial arbitrage, equity raises, and debt restructuring of multiple companies in excess of $50 million. He also has been involved in the life settlement business, funding business opportunities on an institutional basis.

Dennis Miller. Dennis W. Miller is a Phoenix-based private investor who, along with his family, has been actively investing in Arizona for more than thirty years. Mr. Miller currently controls G.C.T. LLC, a privately-held company specializing in pre-testing GPS products for major OEM’s like Garmin and Magellan. During his thirty-year career as an investor, he has served on numerous boards and was the Co-founder and board member of AutoCorp Equities, Inc. (ACOR), a publicly-traded, Phoenix-based automotive finance company. He ultimately also served as President of ACOR’s captive Cayman Islands subsidiary, Consumer Insurance Services Inc.

James G. Borem. Mr. Jim Borem was elected President and Chairman of the Board of Nitro Petroleum, Inc. in 2009 and remained President until 2013. Mr. Borem was responsible for the day to day operations and since taking the management reins has disposed of much of the non-performing oil properties and focused on those that have upside potential. He spends a great deal of his time vetting potential drilling and production opportunities in the mid-continental U. S. Mr. Borem has over 42 years of experience in the oil and gas industry. He has been the President and COO of two other publicly traded energy companies - Comanche Energy (Tulsa, OK), and Latex Resources 1 (Tulsa, OK). He also has extensive experience in regulatory compliance and cost controls and budget forecasting, starting with his tenure at publicly traded Sun Oil Company in 1972. Mr. Borem has also had extensive experience in securing several lines of credit totaling $ 44,000,000 for the companies he’s been associated with over the years. Mr. Borem attended college at Eastern New Mexico University-Roswell and University of Houston (TX).

Larry Wise. Larry Wise joined Nitro Petroleum, Inc. in 2007 as President and Treasurer and remained in those positions until 2009. In 2009 he was elected a Director to the Board and Chief Operations Officer. Currently he is a Director to the Board and Director of Field Operations. He has been involved in the oil and gas industry for over 36 years beginning his career with Phillips 66 Petroleum Company. He has extensive experience in engineering and overseeing all drilling and completion activities. In addition his involvement in leasing, acquisitions and financing have proved instrumental

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in making Nitro Petroleum, Inc. the company it is today. Mr. Wise graduated from San Diego State University, and is a U. S. Navy Viet Nam veteran.

CORPORATE GOVERNANCE OF THE COMBINED COMPANY

The combined company will retain the Core Resource Management corporate governance policies and procedures discussed below.

Corporate Governance Guidelines

The Core Resource Management board of directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found on the Investors — Corporate Governance section of Core Resource Management’s corporate website at www.coreresource.net. Information contained on Core Resource Management’s website or that can be accessed through Core Resource Management’s website does not constitute a part of this information statement/information statement/prospectus. Core Resource Management has included its website addresses only as inactive textual references and does not intend it to be an active link to its website.

Among the topics addressed in Core Resource Managements Corporate Governance Guidelines are:

•	Director qualifications;

•	Board meetings;

•	Director Responsibilities;

•	Size of Board;

•	Management Succession;

•	Orientation and continuing education;

•	Annual Performance Evaluation;

•	Director Compensation;

•	Direct Access to Management and Advisors; and

•	Public disclosure of corporate governance policies.

Director Independence

The Core Resource Management board of directors has determined that the seven current directors of CRMI. CRMI does not currently have fully ’‘independent directors’’ as defined under the New York Stock Exchange Company Guidelines. The New York Stock Exchange Company Guidelines provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three years was, employed by the company or by any parent or subsidiary of the company, other than prior employment as an interim chairman or chief executive officer, would not be considered independent. No director qualifies as independent unless the Core Resource Management board of directors affirmatively determines that the director does not have a material relationship with the company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an ’‘independent director,’’ the Core Resource Management board of directors

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reviewed and discussed information provided by these individuals and by Core Resource Management with regard to each of their business and personal activities as they may relate to Core Resource Management and its management. CRMI, in efforts to list on the NYSE, when qualified, will seek out and approve a minimum of two totally independent directors within the next Four months.

Board Leadership Structure

The Core Resource Management board of directors believes that Core Resource Management stockholders are best served if the Core Resource Management board of directors retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. The Core Resource Management board of directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances. However, the Core resource Management board of directors strongly endorses the concept of an independent director being in a position of leadership for the rest of the outside directors. Under Core Resource Management’s Corporate Governance Guidelines, if at any time the chief executive officer and chairman of the board positions are held by the same person, the Core Resource Management board of directors, upon recommendation of the nominating and corporate governance committee, will elect an independent director as a lead independent director.

Executive Sessions

At each regular meeting of the Core Resource Management board of directors, the independent directors meet in executive session with no company management present during a portion of the meeting. Mr. Dennis Miller presides over these executive sessions and serves as a liaison between the independent directors and Core Resource Management Chief Executive Officer.

Board Meetings and Attendance

The Core Resource Management board of directors held 8 meetings during 2013. All of Core Resource Management directors attended 75 percent or more of the aggregate meetings of the Core Resource Management board of directors and all committees on which they served during 2013.

Board Committees

The board of directors of the combined company will have the same committee structure as Core Resource Management prior to the merger and therefore will have an audit committee, and the governance, compensation and nominating committee and a nominating. Each of these committees will operate under a charter that has been previously approved by the Core Resource Management board of directors and will have the composition and responsibilities described below. The board of directors of the combined company from time to time may establish other committees to facilitate the management of the company and may change the composition and the responsibilities of the existing committees.

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The table below summarizes the current membership of each of Core Resource Management’s four standing board committees.

Director	Code of Conduct and Ethics Committee	Audit Chair	Corporate Governance & Nominating Chair	Compensation Committee
Alex Campbell		X
James Clark		X	X	X
Dennis Miller	X		X	X
Phil Nuciola	X			X
Jeffery Tregaskes		X	X

Code of Conduct and EthicsCommittee

Core Resource Management’s code of conduct and ethics applies to all of Core Resource Management’s employees, officers and directors, including Core Resource Management’s principal executive officer and principal financial officer, and meets the requirements of the SEC. The Board of Directors of Core Resource Management, Inc. (together with its subsidiaries, the “Company”) has adopted this Code of Ethics and Business Conduct (the “Code”) in order to:

•	Promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•	Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company;

•	Promote compliance with applicable governmental laws, rules and regulations;

•	Promote the protection of Company assets, including corporate opportunities and confidential information;

•	Promote fair dealing practices;

•	Deter wrongdoing; and

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•	Ensure accountability for adherence to the Code.

Each director, officer and employee must act with integrity and observe the highest ethical standards of business conduct in his or her dealings with the Company’s customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job.

It is anticipated the Code of Conduct and Ethics Committee will include Mr. Phil Nuciola and Mr. Dennis Miller.

Audit Committee

The primary responsibilities of the audit committee of the combined company will include:

•	Overseeing the combined company’s accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the board of directors and reporting the results or findings of its oversight activities to the board;

•	Having sole authority to appoint, retain and oversee the work of the combined company’s independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

•	Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Reviewing and pre-approving all audit services and permissible non-audit services to be performed for the combined company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

•	Overseeing the combined company’s system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of the combined company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The audit committee will have the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

It is anticipated that the audit committee of the combined company will consist James D. Clark, Alex Campbell and Jeffery Tregaskes. It is expected that the board of directors of the combined company will determine that each anticipated member of the audit and finance committee will qualify as ’‘independent’’ for purposes of membership on audit committees pursuant to the American Stock Exchange Company Guidelines and the rules and regulations of the SEC and is

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’‘financially literate’’ as required by the American Stock Exchange Company Guidelines. In addition, it is expected that the board of directors of the combined company will determine that James D. Clark qualifies as an ’‘audit committee financial expert’’ as defined by the rules and regulations of the SEC.

Governance and Nominating Committee

The primary responsibilities of the Governance and Nominating Committee of the combined company will include:

•	Recommending to the board of directors for its determination the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to the combined company’s chief executive officer and other executive officers;

•	Reviewing and making recommendations to the board of directors regarding any revisions to corporate goals and objectives with respect to compensation for the combined company’s chief executive officer and other executive officers and establishing and leading a process for the full board of directors to evaluate the performance of the combined company’s chief executive officer and other executive officers in light of those goals and objectives;

•	Administering the combined company’s equity-based compensation plans applicable to any employee of the combined company and recommending to the board of directors specific grants of options and other awards for all executive officers and determining specific grants of options and other awards for all other employees, under the combined company’s equity-based compensation plans;

•	Reviewing and discussing with the chief executive officer and reporting periodically to the board of directors plans for executive officer development and corporate succession plans for the chief executive officer and other key executive officers and employees; and

•	Annually reviewing and discussing with management the ’‘Compensation Discussion and Analysis’’ section of the combined company’s information statement in connection with the combined company’s annual meeting of stockholders and based on such review and discussions make a recommendation to the board of directors as to whether the ’‘Compensation Discussion and Analysis’’ section should be included in the combined company’s information statement in accordance with applicable rules and regulations of the SEC and any other applicable regulatory bodies.

•	Identifying individuals qualified to become board members;

•	Recommending director nominees for each annual meeting of the combined company’s stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•	Being aware of the best practices in corporate governance and developing and recommending to the board of directors a set of corporate governance standards to govern the board of directors, its committees, the company and its employees in the conduct of the business and affairs of the combined company;

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•	Developing and overseeing the annual board and board committee evaluation process; and

•	Establishing and leading a process for determination of the compensation applicable to the non-employee directors on the board.

The governance and nominating committee will have the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

It is anticipated that the governance and nominating committee of the combined company will consist of Mr. James Clark, Mr. Jeff Tregaskes and Mr. Dennis Miller.

Compensation Committee

The primary responsibilities of the Compensation Committee of the combined company will include:

•	To review and approve annually the corporate goals and objectives applicable to the compensation of the chief executive officer (“CEO”), evaluate at least annually the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation.

In determining the long-term incentive component of CEO compensation, the Committee may consider:

•	The Company’s performance and relative stockholder return;

•	The value of similar incentive awards given to the CEO’s at comparable companies and the awards given to the Company’s CEO in past years. The CEO cannot be present during any voting or deliberations by the Committee on his or her compensation.

•	To approve the compensation of all other executive offers. In evaluating and making recommendations regarding executive compensation, the Committee shall consider the results of the most recent Say on Pay Vote.

•	To review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies, practices and compensation.

The members of the Committee shall be appointed by the Board, based on recommendations from the nominating and corporate governance committee of the Board. The members of the Committee shall be appointed for two-year terms and shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

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It is anticipated that the Compensation Committee of the combined company shall consist of Mr. James Clark, Mr. Dennis Miller and Mr. Phil Nuciola.

Certain Relationships and Related Transactions

It is anticipated that the policies and procedures of the combined company with respect to the review, approval or ratification of related-person transactions will be substantially similar to Core Resource Management’s current policies and procedures on such matters.

The Core Resource Management board of directors has delegated to the audit and finance committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the audit and finance committee to take an action with respect to a proposed related party transaction, the Core Resource Management board of directors or another committee of the Core Resource Management board of directors, may approve or ratify it. No member of the Core Resource Management board of directors or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

Core Resource Management policy defines a ’‘related party transaction’’ as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Core Resource Management (including any of its subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.

Prior to entering into or amending any related party transaction, the party involved must provide notice to Core Resource Management of the facts and circumstances of the proposed transaction, including:

•	The related party’s relationship to Core Resource Management and his interest in the transaction;

•	The material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

•	The purpose and benefits of the proposed related party transaction with respect to Core Resource Management;

•	If applicable, the availability of other sources of comparable products or services; and

•	An assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If Core Resource Management determines the proposed transaction is a related party transaction and the amount involved will or may be expected to exceed $20,000 in any calendar year, the proposed transaction is submitted to the audit and finance committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party

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transaction, the audit committee will consider, among other things, the following:

•	The purpose of the transaction;

•	The benefits of the transaction to Core Resource Management;

•	The impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction; and

•	The terms available to unrelated third parties or to employees generally.

Related party transactions that involve $20,000 or less must be disclosed to the audit committee but are not required to be approved or ratified by the audit committee.

Core Resource Management also produces quarterly reports to the audit and finance committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow Core Resource Management to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the audit and finance committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under Core Resource Management’s policy, certain related party transactions as defined under the policy, such as certain transactions not requiring disclosure under the rules of the SEC, will be deemed to be pre-approved by the audit committee and will not be subject to these procedures.

There were no related party transactions for Core Resource Management during 2013, and, other than the merger (see ’‘Interests of Core Resource Management’s Directors and Officers in the Merger), as of the latest practicable date before the printing of this document, there were no related party transactions for Core Resource Management during 2014.

There were no related party transactions for Nitro Petroleum, Inc during 2013, and, other than the merger, as of the latest practicable date before the printing of this document, there were not related party transactions for Nitro Petroleum during 2014.

Role of the Board in Managing Risk

The board of directors does not have a separate risk oversight body. Instead, the Core Resource Management board has overall responsibility for risk oversight, including, as part of regular board and committee meetings, general oversight of executives’ management of risks relevant to us. In overseeing risks, the board seeks to understand the material risks, including financial, competitive, and operational risks, we face and the steps management is taking to manage those risks. It also has the responsibility for understanding what level of risk is appropriate. The board of directors reviews our business strategy and determines what constitutes an appropriate level of risk for Core Resource Management.

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While the full Core Resource Management board has overall responsibility for risk oversight, the board has delegated oversight responsibility related to certain risks to its two committees. The audit committee, under its charter, has been delegated the responsibility of reviewing and discussing with management our major financial risk exposures and the steps that management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies). Core Resource Management’s governance, compensation and nominating committee is responsible for considering risks within its areas of responsibility. The board does not believe that our compensation policies encourage excessive risk-taking, as the compensation plans are designed to align its employees with short- and long-term corporate strategy. Generally, our equity awards vest over several years, which the board has determined encourages our employees to act with regard to the long term interest of Core Resource Management and to focus on sustained stock price appreciation. The board’s role in risk oversight has not had any effect on the board’s leadership structure.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

It is the policy of the Core Resource Management board of directors that directors standing for re-election should attend Core Resource Management’s annual meeting of stockholders, if their schedules permit. All of Core Resource Management’s directors attended Core Resource Management’s 2014 annual meeting in 2014.

Complaint Procedures

Core Resource Management’s audit committee has established procedures for the receipt, retention and treatment of complaints received by Core Resource Management regarding accounting, internal accounting controls, or auditing matters, and the submission by Core Resource Management’s employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Core Resource Management’s personnel with such concerns are encouraged to discuss their concerns with their supervisor first, who in turn will be responsible for informing Core Resource Management’s chief executive officer of any concerns raised. If an employee prefers not to discuss a particular matter with his or her own supervisor, the employee may instead discuss such matter with Core Resource Management’s chief executive officer. If an individual prefers not to discuss a matter with the chief executive officer or if the chief executive officer is unavailable and the matter is urgent, the individual is encouraged to contact the chairman of Core Resource Management’s audit committee, Jeff Tregaskes.

Process Regarding Stockholder Communications with Board of Directors

Core Resource Management stockholders may communicate with the Core Resource Management board of directors or any one particular director by sending correspondence, addressed to Core Resource Management’s Corporate Secretary, Core Resource Management., 3131 Camelback Rd. Suite 211 Phoenix, AZ 85016 with an instruction to forward the communication to the Core resource Management board of directors or one or more particular directors. Core Resource Management’s Corporate Secretary will forward promptly all such stockholder communications to the Core Resource Management board of directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

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THE MERGER AGREEMENT

The following summary describes selected material provisions of the merger agreement. A copy of the merger agreement is attached to this information statement/prospectus as Addendum A, and is incorporated by reference into this information statement/prospectus. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to carefully read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger agreement.

The representations and warranties contained in the merger agreement are as of specified dates and were made only for purposes of the merger agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors. The representations and warranties are solely for the benefit of the parties to the merger agreement and may be subject to limitations agreed between the parties. Additionally, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between Core and NITRO. Accordingly, investors should not rely on the representations and warranties in the merger agreement as characterizations of facts about Core or NITRO. Certain of the representations, warranties and covenants in the merger agreement are qualified by information each of Core and NITRO filed with the SEC prior to the date of the merger agreement, as well as by disclosure letters each of Core and NITRO delivered to the other party in connection with the signing the merger agreement. The disclosure letters have not been made public because, among other reasons, they include confidential or proprietary information. The parties believe, however, that all information material to a NITRO stockholder’s decision to approve the merger is included or incorporated by reference in this document. None of the representations and warranties contained in the merger agreement will have any legal effect among the parties to the merger agreement after the closing of the merger.

General

Subject to the conditions of the merger agreement, at the effective time of the merger, Core Resource Management Holding Co., the Subsidiary Acquisition, a wholly owned subsidiary of Core, will merge with and into NITRO, with NITRO surviving the merger. Upon the effectiveness of the merger, the separate corporate existence of the Acquisition Subsidiary will cease to exist.

The closing of the merger and the other transactions contemplated by the merger agreement are expected to occur, subject to the satisfaction or waiver of all closing conditions, promptly following the NITRO stockholder meeting. The merger will become effective immediately when the certificate of merger is accepted for filing by the Secretary of State of Nevada (or such later time as set forth in the certificate of merger and agreed to by the parties). In this summary, the time when the merger becomes effective is referred to as the effective time of the merger.

Conversion of Shares

At the effective time of the merger, each outstanding share of NITRO common stock (other than shares held by Core, the Acquisition Subsidiary or NITRO or by any subsidiary of NITRO or Core) will be converted into the right to receive .0952 shares of Core common stock, which we refer to as the exchange ratio. Based on the closing price of Core common stock on August 27, 2014 the merger consideration would be valued at $.343 per share of NITRO common stock, pre-merger valuation, consisting of .0952 shares of Core common stock priced at $3.60, which replies

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a Thirty and Seven Tenth (30.7%) premium for NITRO shareholders.

At the time the transaction is granted and shareholder meeting is held, they will not know the actual value of the merger consideration they will receive in the merger. The value of the merger consideration that NITRO stockholders will receive in the merger will depend on the value of Core common stock at the effective time of the merger and thereafter. We expect the merger to occur on the first business day following receipt of the requisite NITRO stockholder approval. Neither company may terminate the merger agreement due solely to a change in the price of Core common stock.

If, between the date of the merger agreement and the effective time of the merger, the shares of NITRO common stock or Core common stock are changed into a different number or class of shares by reason of any stock split, combination, merger, consolidation, reorganization or other similar transaction, or any distribution of shares of NITRO common stock or Core common stock shall be declared with a record date within that period, appropriate adjustments will be made to the exchange ratio to have the same economic effect as was contemplated by the merger agreement prior to giving effect to such event.

Each share of outstanding common stock of Core will remain outstanding after the merger.

No fractional shares of Core common stock will be issued to any holder of NITRO common stock in connection with the merger. Core will convert into cash to the nearest whole cent each fractional share that would otherwise be issued to NITRO stockholders based upon the closing price of a share of Core common stock on the NYSE on the business day immediately preceding the closing of the merger. No interest will be paid or accrued on cash payable in lieu of fractional shares of Core common stock. Further, no fractional share will be entitled to vote or have any other rights of a Core stockholder.

Exchange Procedures

Exchange of Stock Certificates

The conversion of shares of NITRO common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. Core and NITRO have designated Holladay Stock Transfer, Inc., to serve as exchange agent for the exchange of certificates representing shares of NITRO common stock for both certificates representing shares of Core common stock as well as any cash payment in lieu of fractional shares. As soon as reasonably practicable after the merger is completed, the exchange agent will mail transmittal forms and exchange instructions to each holder of record of shares of the NITRO common stock. After receiving the transmittal form, each holder of certificates formerly representing shares of NITRO common stock will be able to surrender the certificates to the exchange agent and receive certificates evidencing the appropriate number of whole shares of Core common stock as well as the cash in lieu of fractional shares. After the merger, each certificate formerly representing shares of NITRO common stock, until surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive a certificate representing the number of whole shares of Core common stock that the holder’s shares of NITRO common stock were converted to in the merger, along with the cash in lieu of fractional shares, if any.

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Dividends and Distributions with Respect to Un-exchanged NITRO Common Stock

NITRO stockholders prior to the effective time of the merger will not be paid any dividends or other distributions on shares of Core common stock declared or made after the effective time of the merger until they surrender their shares of NITRO common stock to the exchange agent (upon surrender of certificates a holder of NITRO common stock will receive any accrued but unpaid dividends, without interest). After the effective time of the merger, there will be no transfers on the stock transfer books of NITRO of any shares of NITRO common stock.

Lost Certificates

A NITRO stockholder must provide an appropriate affidavit to the exchange agent if any certificate of shares of NITRO common stock are lost, stolen or destroyed, in order to receive shares of Core common stock, cash in lieu of fractional shares or unpaid dividends and distributions in respect of the lost, stolen or destroyed certificates. In addition, Core or the exchange agent may require the holder of lost, stolen or destroyed certificates to post a bond as indemnity against any claim that may be made with respect to the lost certificates.

Withholding

Each of Core, NITRO and the exchange agent will be entitled to deduct and withhold from the merger consideration payable to any NITRO stockholder the amounts it is required to deduct and withhold under the Internal Revenue Code or any state, local or foreign tax law. Withheld amounts will be treated for all purposes as having been paid to NITRO stockholders from whom they were withheld.

Treatment of NITRO Stock Options and Restricted Stock

The following summarizes the treatment of holders of NITRO stock options and restricted stock in the merger:

Restricted Stock

Each share of NITRO common stock that is subject to a restriction or other condition under the NITRO incentive plans that is outstanding immediately prior to the effective time will, at the effective time, be immediately vested and become free of such restrictions or conditions and automatically converted into Core common stock and cash in lieu of fractional shares in the same manner as each outstanding share of NITRO common stock that is not subject to any such restrictions or conditions, except that NITRO restricted common stock granted between signing of the merger agreement and the effective time will continue to be subject to such restriction or condition in accordance with the agreement and the NITRO incentive equity plan under which they were awarded.

Representations and Warranties

The merger agreement contains representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties do not survive the closing of the merger. Each of NITRO, on the one hand, and Core and the Acquisition Subsidiary, on the other hand, has made representations and warranties to the other in the merger agreement,

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including with respect to the following subject matters:

• Existence, good standing and qualification to conduct business;

• Capitalization;

• Power and authorization and the enforceability of the merger agreement;

• Governmental and regulatory approvals or consents required to complete the merger;

• Filings and reports with the SEC and financial information;

• Disclosure controls and procedures;

• Required vote by stockholders, if any is needed;

• Opinion of its financial adviser as to the fairness of the merger consideration from a financial point of view;

• Board approvals and recommendations of merger by boards of directors;

• Fees payable to brokers in connection with the merger;

• Absence of improper payments; and

• Absence of other representations or warranties.

NITRO has made additional representations and warranties to Core and the Acquisition Subsidiary with respect to the following:

• Absence of any conflict or violation of organizational documents, laws or third party agreements, consents or approvals;

• Valid existence, good standing and qualification to do business;

• Absence of material adverse effect and certain other changes, events or circumstances;

• Absence of undisclosed liabilities;

• Disclosure as toemployee benefit plans or ERISA issues;

• No litigation and compliance with laws;

• Intellectual property;

• Material agreements;

• Tax matters;

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• Environmental matters;

• Insurance;

• Labor matters;

• Ownership of Core capital stock or rights to acquire Core capital stock;

• Inapplicability of state takeover statutes; and

• Amendment to the NITRO rights agreement relating to the merger agreement and related merger.

• Covenants

Conduct of Business Pending the Merger

During the period from the date of the merger agreement until the effective time of the merger or until the earlier termination of the merger agreement, NITRO has agreed that it will, except as disclosed in its disclosure letter, expressly permitted or contemplated by the merger agreement or agreed to in writing by Core (which consent will not be unreasonably withheld, delayed or conditioned):

• Conduct its business in the ordinary course consistent with past practices and policies or a Prudent Oil and Gas Operator;

• Use commercially reasonable efforts to preserve intact its business organization and goodwill;

• Use commercially reasonable efforts to keep available the services of its current officers, directors and key employees;

• Use commercially reasonable efforts to preserve and maintain existing relationships with customers, suppliers, agents and creditors; and

• Use commercially reasonable efforts to preserve and maintain the value of the underlying assets of the Company.

During the period from the date of the merger agreement until the effective time of the merger or until the earlier termination of the merger agreement, NITRO has also agreed, except as disclosed in its disclosure letter, expressly permitted or contemplated by the merger agreement or agreed to in writing by Core (which consent will not be unreasonably withheld, delayed or conditioned), to limitations or prohibitions on NITRO and its subsidiaries with respect to the following activities:

1.	Amending its certificate of incorporation or bylaws or similar organizational documents unless required to comply with applicable law or rules of the OTCQB;

2.	Adjusting, splitting, combining, reclassifying or disposing any of its outstanding equity interests;

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3.	Declaring, setting aside or paying dividends or other distributions with respect to its equity interests;

4.	Issuing, granting, selling or agreeing to issue, grant or sell any equity interests, except pursuant to the exercise of any current outstanding stock options and other contractual obligations and limited grants of NITRO compensatory stock options or restricted stock awards to new hires of non-officers and consistent with past practices for annual grants to officers and employees of NITRO and its subsidiaries;

5.	Subject to certain limited exceptions, purchasing, redeeming or acquiring any outstanding equity interests;

6.	Merging with, or transferring, leasing, subleasing or otherwise disposing of all or a substantial portion of its assets, to any other person, except to (1) customers in the ordinary course of business or (2) non-affiliates at fair market value and in an amount not in excess of $100,000 individually or $200,000 in the aggregate;

7.	Liquidating, winding up, dissolving or adopting any plan to liquidate, wind up or dissolve;

8.	Acquiring or agreeing to acquire the business of any other person, except acquisitions with aggregate consideration not exceeding $100,000 and only with the cogent of CRMI in writing;

9.	Selling, transferring or otherwise disposing of or mortgaging, pledging or otherwise encumbering any equity interests of any other person, except for permitted liens;

10.	Making any loans or investments in any person, other than advances to its wholly owned subsidiaries or from its wholly owned subsidiaries, customer loans and advances to employees consistent with past practices or short-term investment of cash in the ordinary course of business in accordance with its cash management procedures;

11.	Terminating or amending any material contract or waiving or assigning any of its rights under a material contract in a manner that would be materially adverse to it, or entering into any material contract other than customer contracts entered into in the ordinary course of business;

12.	Incurring or assuming any indebtedness, except indebtedness incurred under its respective credit agreement, letters of credit, surety bonds or similar arrangement incurred in the ordinary course of business and consistent with its past practices;

13.	Assuming, endorsing, guaranteeing or otherwise becoming liable for the liabilities, obligations or performance of any other person, except under its credit agreements or in the ordinary course of its business consistent with past practices;

14.	Increasing any compensation or benefits payable to directors, officers or employees, except increases in cash compensation of non-officers in the ordinary course of business consistent with past practices, under any existing and outstanding employee benefit plan or agreement, and in connection with assumption of additional duties for non-officer employees or in response to third party employment offers to non-officer employees;

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15.	Entering into any employment, retention or severance agreements with or granting any severance or termination pay to any employees or officers, other than with or to non-officer employees in the ordinary course of business consistent with past practices or as provided under any existing and outstanding employee benefit plan or agreement;

16.	Establishing, adopting, entering into or materially and adversely (to NITRO) amending any collective bargaining agreement, other than as required by applicable law;

17.	Establishing, adopting, entering into, materially amending or terminating any employee benefit plan, except as required to comply with applicable law or any agreement or as expressly permitted under the other compensation and employee benefit plan related negative covenants;

18.	Creating, incurring, assuming or permitting to exist any lien on any of its assets, except for permitted liens or liens under existing credit agreements;

19.	Making or rescinding any material election relating to taxes, settling or compromising any material claim or investigation relating to taxes, or changing in any material respect any of its methods of reporting any item for tax purposes, except as may be required by applicable law;

20.	Entering into any material new line of business;

21.	Incurring or committing to any capital expenditures exceeding $1 million in the aggregate;

22.	Entering into any contract that subjects Core or the surviving company to any material non-compete agreement;

23.	Entering into any contract the effect of which would be to grant a third party following the merger any right or potential right of license to any material intellectual property;

24.	Authorizing, approving or knowingly entering into any new contract to provide products or services to any person in countries in which the U.S. has instituted sanctions;

25.	Changing any of its material accounting principles, estimates, or practices (except as may be required as a result of a change in Generally Accepted Accounting Principles (GAAP);

26.	Compromising, settling or granting any waiver or release related to any litigation or proceeding, subject to certain limited monetary settlements and compromises (and related confidentiality obligations);

27.	Subject to certain exceptions, engaging in any transaction or entering into any agreement with any of its affiliates; and

28.	Entering into any contract or obligation with respect to any of the foregoing:

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During the period from the date of the merger agreement until the effective time of the merger or until the earlier termination of the merger agreement, Core has agreed, except as disclosed in its disclosure letter or expressly permitted or contemplated by the merger agreement, to limitations or prohibitions on Core and its subsidiaries with respect to the following activities:

1.	Amending Core’s organizational documents;

2.	Declaring, setting aside or paying any dividend in respect of any capital stock (other than from or among its subsidiaries);

3.	Acquiring, by merger, consolidation, purchase of capital stock or assets or otherwise, any other business or entity but only to the extent that any of foregoing could reasonably be expected to prevent or materially delay the closing of the merger with NITRO;

4.	Sell, transfer otherwise dispose to a third party any business assets or capital stock that constitutes 15% or more of the assets, net revenue or net income of Core and its subsidiaries, taken as a whole;

5.	Liquidating, winding, up, dissolving or adopting any plan to liquidate, wind up or dissolve Core; and

Access to Information and Properties

Subject to certain exceptions, during the period prior to the effective time of the merger, CORE and NITRO and their respective subsidiaries will provide each other reasonable access to their books and records and copies of these materials. The parties will also provide each other a copy of any report or communication with the SEC related to the merger.

Additional Arrangements

Each of Core and NITRO also has agreed to do the following:

1.	Take all actions necessary or appropriate under applicable law to enable the closing of the merger to occur as soon as reasonably practicable;

2.	Provide to the other party such information and reasonable assistance as the other party may reasonably request in connection with its preparation of any regulatory filings;

3.	Take all action to cause the covenants and conditions in the merger agreement to be performed or satisfied as soon as practicable;

4.	Use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, ruling or injunction that would restrain, prevent or delay the closing of the merger, and if any order, decree, ruling, injunction or other action has been taken by a governmental authority that would restrain, enjoin or otherwise prohibit, delay or prevent the closing of the merger, CORE and NITRO must use their reasonable best efforts to have the action declared ineffective as soon as practicable;

5.	Promptly notify each other of any communication concerning the merger or the merger

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agreement from any governmental authority and permit the other party to review in advance any proposed communication to any governmental authority concerning the merger or the merger agreement;

6.	Allow the other party to participate in any substantive meeting with any governmental authority relating to any filings or inquiry concerning the merger or the merger agreement; and

7.	Provide the other party’s counsel with copies of all correspondence, filings and communications between it and any governmental authority with respect to the merger or the merger agreement.

However, nothing contained in the merger agreement will be interpreted so as to require any party or its subsidiaries or affiliates, without such party’s written consent, to sell, license, dispose of, hold separate or operate in any specified manner any of its businesses or assets. Further, nothing contained in the merger agreement will give either party, directly or indirectly, the right to control the operations of the other party.

Notification Requirements

Each of Core and NITRO will give prompt notice to the other party after obtaining knowledge of any occurrence that would be reasonably expected to result in the inaccuracy of a representation or any failure by Core or NITRO, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with under the terms of the merger agreement.

Directors’ and Officers’ Insurance and Indemnification

The merger agreement provides that for a period of six years from the effective time of the merger Core and NITRO will, jointly and severally, indemnify, defend and hold harmless, to the fullest extent permitted by applicable law, each person who is, has been or becomes prior to the effective time of the merger a director, officer or certain other representatives of NITRO or any of its subsidiaries in their capacities as such from and against all claims and expenses arising out of, relating to or in connection with any action or omission in his or her capacity as such occurring or alleged to have occurred at or before the effective time of the merger. The merger agreement also requires Core and NITRO to pay the expenses of the indemnified person in advance of the final disposition of any claim made against the indemnified person during such six-year period.

In addition, the merger agreement provides that Core and NITRO will maintain in effect all exculpation, indemnification and advancement of expenses provisions of the organizational documents of each of NITRO and its subsidiaries in effect as of the date of the merger agreement or in any indemnification agreements between NITRO and its subsidiaries and their respective current and former directors, officers, fiduciaries, agents or employees. Core and NITRO may not, for a period of six years from the effective time of the merger, amend, repeal or otherwise modify, unless required by law, any such provisions in any manner that would adversely affect the rights under such provisions of any indemnitee, and all rights to indemnification thereunder in respect of any claim asserted or made within such period shall continue until the final disposition or resolution of such claim.

For a period of six years after the effective time of the merger, NITRO will also maintain liability insurance for directors and officers with respect to claims arising from facts or events that occurred at or prior to the effective time of the merger. The liability insurance will be from an

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insurance carrier with the same or better credit rating as NITRO’s current insurance carrier and will cover all directors and officers of NITRO who are currently covered by NITRO’s existing directors’ and officers’ liability insurance. The insurance will be no less advantageous to the directors and officers than the coverage and amounts they currently have. However, after the merger Core will not be obligated to make annual premium payments for this insurance to the extent that the premiums exceed TWO HUNDRED PERCENT (200%) of the per annum rate of the premium currently paid by NITRO for similar insurance as of the date of the merger agreement. In the event that the annual premium for this insurance exceeds the maximum amount, NITRO will purchase as much coverage per policy year as reasonably practicable for the maximum amount. If requested in writing by NITRO, Core will purchase a six-year “tail” policy on terms and conditions no less advantageous than the existing insurance policy and otherwise satisfying the insurance requirements described above.

Stock Exchange Listing

Core will use its reasonable best efforts to cause the shares of Core common stock to be issued in connection with the merger. CRMI stock is and will be listed on the Over the Counter Marketplace OTCQB exchange. The goal of the Company is to list on the New York Stock Exchange within the next twenty four months. Core will apply for such listing within that time period providing it qualifies for listing.

Employee Matters

To the extent Core does not continue a pre-merger employee benefit plan applicable to any continuing NITRO employee, such continuing NITRO employee will generally be eligible to participate in any corresponding Core employee benefit plan providing benefits to any continuing NITRO employee after the merger to the extent such Core post-merger employee benefit plan replaces similar coverage under NITRO’s pre-merger employee benefit plan. If permitted under Core’s post-merger employee benefit plans, Core will give NITRO employees full credit for their years of service with NITRO or its subsidiaries for purposes of eligibility and vesting (excluding vesting in equity based awards, eligibility for post-employment welfare benefits and benefit accruals) under all employee benefit plans maintained by Core that constitute post-merger plans (as defined in the merger agreement) to the same extent recognized by NITRO under the NITRO pre-merger employee benefit plans.

Core will give NITRO employees credit toward deductibles and out-of-pocket requirements for any payments made during the current year under the old NITRO employee benefit plans. NITRO employees generally will be immediately eligible to participate, without any waiting time, in all of Core post-merger employee benefit plans to the extent coverage replaces coverage under any NITRO pre-merger employee benefit plan. For purposes of each Core post-merger employee benefit plan that provides medical, dental, pharmaceutical or vision benefits to NITRO employees, Core will cause all pre-existing condition exclusions and activity-at-work requirements of such Core post-merger plan to be waived for such NITRO employee and his or her dependents to the extent the exclusion or requirement did not apply to such NITRO employee under NITRO’s pre-merger plan and to the extent permitted under such Core post-merger plan or otherwise required by applicable law.

The value of the compensation and benefits provided under the pre-merger plans or the post-merger plans, as applicable, to NITRO employees, taken as a whole, after the effective time of the merger through December 31, 2014, will be substantially similar to the value of the compensation and benefits previously provided under NITRO’s employee benefit plans (determined without

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regard to awards under NITRO’s equity incentive plans) to such NITRO employees, taken as a whole, immediately prior to the effective time of the merger, as determined by Core in good faith after taking into account all facts and circumstances.

No third party will have any rights with respect to Core’s agreements in the merger agreement regarding employee benefits after the merger.

Please also read “The Merger—Interests of Directors and Executive Officers of NITRO in the Merger,”

Section 16 Matters

Prior to the effective time of the merger, Core and NITRO will take all required actions to cause any dispositions of shares of NITRO common stock (or derivatives thereof) or acquisitions of Core common stock (or derivatives thereof) resulting from the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act.

Resignations of NITRO Directors and Officers

Prior to the closing of the merger and unless notified otherwise by Core, NITRO will deliver to CORE written resignations of all members of NITRO’s board of directors and all officers of NITRO and its subsidiaries, with such resignations to be effective as of the effective time of the merger.

No Solicitation

NITRO has agreed, and agreed to cause its subsidiaries and its and their respective officers, directors, employees and representatives, to cease all then-existing activities with any parties with respect to an acquisition proposal. With respect to NITRO, an acquisition proposal generally means any inquiry, offer or proposal from any person after the date of the merger agreement relating to a transaction or a potential transaction (pursuant to a merger, consolidation, business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, liquidation or similar transaction involving NITRO), other than the merger, involving:

• The acquisition of at least 15% of the assets, net revenues or net income of NITRO and its subsidiaries, taken as a whole; or

• Acquisition or purchase of at least 15% of the equity or any class of equity of NITRO or any of its significant subsidiaries.

In addition, NITRO has agreed that it will not, and will direct its subsidiaries and its and their respective officers, directors, employees, and representatives not to, directly or indirectly:

• Initiate, solicit or knowingly encourage (including by way of furnishing non-public information) any inquiries, proposals, or offers that constitute, or may reasonably be expected to lead to, an acquisition proposal or engage in discussions or negotiations with respect thereto;

• Approve or recommend, or publicly propose to approve or recommend an acquisition proposal

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or enter into any agreement relating to an acquisition proposal or enter into any agreement, arrangement or understanding requiring such party to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement or breach its obligations thereunder;

• Withdraw, modify or qualify, or propose to publicly withdraw, modify, or qualify, in a manner adverse to Core, the recommendation to NITRO stockholders by NITRO’s board of directors to adopt the merger agreement, which action is referred to as a “change of board recommendation”; or

• Take any action to exempt any person (other than Core and its subsidiaries) from the restrictions contained in any takeover law or otherwise cause such restrictions not to apply.

Notwithstanding these restrictions, NITRO may, at any time prior to obtaining stockholder approval at its special meeting, in response to an unsolicited bona fide written acquisition proposal from a third party that does not result from a breach of its non-solicitation or such third party’s contractual obligations owed to NITRO, which NITRO’s board of directors determines in good faith (1) (after consultation with outside counsel and financial advisors) constitutes or would reasonably likely lead to a superior proposal (as defined below) and (2) (after consultation with outside legal counsel) that failure to do so could reasonably be expected to result in a breach of its fiduciary duties to its stockholders under applicable law:

• Furnish non-public information with respect to the recipient of the acquisition proposal and its subsidiaries to the person making the acquisition proposal (and its representatives) pursuant to a customary confidentiality agreement not less favorable to NITRO than the existing confidentiality agreement between NITRO and CORE, provided that all the information is previously provided or made available to Core, or is provided or made available to Core promptly; and

• Participate in discussions or negotiations with the person making the acquisition proposal (and its representatives) regarding the acquisition proposal;

Superior proposal generally means, with respect to NITRO, any bona fide acquisition or proposal from any person (other than Core or its subsidiaries) made in writing after the date of the merger agreement relating to a transaction or potential transaction (pursuant to a merger, consolidation, business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, liquidation or similar transaction involving such party), other than the merger, involving:

• Such person acquiring at least 15% of the assets, net revenues or net income of NITRO and its subsidiaries, taken as a whole; or

• Acquisition or purchase of at least 15% of the equity or any class of equity of NITRO;

that NITRO’s board of directors has determined in good faith (after consulting with outside counsel and financial advisors), taking into account all terms and conditions of such acquisition proposal, including all legal, financial, regulatory, and other aspects of such acquisition proposal, (1) is more favorable, from a financial point of view, to NITRO stockholders, than the merger (taking into account the time frame considered appropriate by NITRO’s board of directors given the strategic nature of the merger), (2) contains conditions reasonably capable of being satisfied in a timely manner and (3) is not subject to financing or, if so, such financing is then committed in

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writing.

NITRO has agreed to promptly (but in any event within 48 hours) notify Core in the event that it receives (including through any subsidiary or representative) any acquisition proposal, or any request for non-public information which relates to, or could reasonably lead to, an acquisition proposal. NITRO has also agreed to keep Core reasonably informed on a current basis of the status (including material terms and conditions and material modifications) of any such request, acquisition proposal or inquiry (including by providing notice of any material changes, developments or written communications within 48 hours).

Notwithstanding NITRO’s obligation not to cause a change of board recommendation, if prior to obtaining its stockholder approval of the merger agreement, (1) NITRO receives a written, bona fide acquisition proposal from a third party that is not in violation of such third party’s contractual obligations to NITRO, (2) such acquisition proposal did not result from a breach of NITRO’s non-solicitation obligations, and (3) NITRO’s board of directors concludes in good faith (after consultation with outside counsel and financial advisors, after giving effect to all of the adjustments to the terms of the merger agreement which may be offered by Core pursuant to the negotiations between the parties as described below), that such acquisition proposal constitutes a superior proposal, then NITRO’s board of directors may at any time prior to obtaining the stockholder approval of the merger agreement, if it determines in good faith (after consultation with outside counsel) that the failure to take such action could reasonably be expected to be a breach of its fiduciary duties to its stockholders under applicable law, (1) make a change of board recommendation and/or (2) terminate the merger agreement and cause itself to enter into an acquisition agreement with respect to a superior proposal, provided that NITRO fulfills the following conditions:

• NITRO provides a prior written notice advising CORE that NITRO’s board of directors intends to take such action and specifying the material terms and conditions of the superior proposal (including the identity of the party making such a superior proposal);

• For three business days following Core’s receipt of this written notice, NITRO must negotiate (and direct its financial and legal advisors to negotiate) with Core (to the extent Core wishes to negotiate) in good faith to make such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute a superior proposal; and

• Following any such negotiation described in the immediately preceding clause, NITRO’s board of directors determines in good faith (after consultation with its financial advisors and outside counsel) such acquisition proposal continues to constitute a superior proposal. In the event of any revisions to the terms of a superior proposal that are material to such superior proposal after the start of the three-business day notice period, NITRO must satisfy the three-business day notice requirement with a new written notice to Core and the requirement to negotiate with Core as described above with respect to such new written notice, and the notice period will be deemed to have re-commenced on the date of such new notice.

• Pay the proper breakup and Termination Fees to CORE plus all of its incurred merger expenses actual and including employee expenditures and loss of good will;

Also, notwithstanding NITRO’s obligation not to cause a change of board recommendation, if prior to obtaining stockholder approval, NITRO’s board of directors determines in good faith (1) (after consultation with outside counsel) that failure to do so could reasonably be expected to be a breach of its fiduciary duties to its stockholders under applicable

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law and (2) that the reasons for making such change of board recommendation are the result of a “NITRO intervening event,” then NITRO may make a change of board recommendation, provided that:

• NITRO provides a prior written notice at least three business days in advance advising Core that NITRO’s board of directors intends to take such action and specifying the material facts and information constituting the basis for such contemplated determination; and

• For three business days following Core’s receipt of this written notice, NITRO must negotiate (and direct its financial and legal advisors to negotiate) with CORE (to the extent Core wishes to negotiate) in good faith to make such adjustments to the terms and conditions of the merger agreement as would permit NITRO to not make such change of board recommendation consistent with its fiduciary duties.

A “NITRO Intervening Event” generally means, with respect to NITRO and its subsidiaries, an event or circumstance arising after the date of the merger agreement or that was not known to NITRO’s board of directors as of the date of the merger agreement, other than an acquisition proposal.

The merger agreement does not prohibit NITRO from taking and disclosing to its stockholders, in compliance with the rules and regulations of the Exchange Act, a position regarding any unsolicited tender offer for its common stock or from making any other disclosure to its stockholders if, in the good faith judgment of its board of directors, after consultation with outside counsel, failure to make such disclosure would reasonably be expected to violate its obligations under applicable law.

Public Announcements

CORE and NITRO have agreed to consult with each other regarding any public announcements relating to the merger agreement or the merger. Such announcements will be reviewed by the other party to insure such announcement will not include any material misleading statements in regards to the other party’s business or the terms of the merger.

Expenses

Subject to certain exceptions discussed below under the heading “—Termination—Termination Fees and Expenses”, each party will pay its own expenses relating to the preparing, entering into, and carrying out of the merger agreement and the consummation of the transactions contemplated thereunder. Any expenses of fees paid by the other party that will require pre-payment prior to the merger by the other party will require written approval. NITRO will agree to reimburse any such fee paid by CORE prior to the merger regulatory approval. Both parties will pay all legal, accounting, banking, and consulting fees prior to the merger transfer of shares (consideration) so the combined company will not bare the expense of the other party. It is agreed that NITRO will reimburse CORE prior to the share exchange. If termination occurs NITRO will pay to CORE the Termination Fee and Breakup Fee; plus both actual expense.

Tax

Each of Core, Acquisition Subsidiary and NITRO will use its reasonable best efforts to cause the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and to obtain certain tax opinions from its counsel relating thereto. NITRO shall

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provide Core with a certification in accordance with Treasury Regulation Section 1.1445-2(c)(3) that it is not a United States real property holding corporation.

Takeover Laws

At Core’s request, NITRO will take all necessary steps to exclude the merger from the applicability of any takeover law, including Section 78 of the Nevada Restated Statutes of Corporation (“NRSC”), and to assist Core in any challenge to the applicability of such takeover laws.

Subsequent SEC Filings

Until the closing of the merger, each of CORE and NITRO have agreed to timely file with the SEC all documents required to be filed or furnished by such party and its subsidiaries under the Exchange Act, and to file proper reporting regarding all stages of the Merger. Both NITRO and CORE will consult with the other Company before releasing information in regards to the others business purpose of view of the Merger and any such agreements in light of the Merger; whether for Press Release or Regulatory Filing.

Stockholder Litigation

Core and NITRO have each agreed to give the other party the opportunity to participate, subject to a customary joint defense agreement, in the defense or settlement of any stockholder litigation against it or its directors or officers relating to the merger. Neither Core nor NITRO will settle or compromise any such stockholder litigation without the prior written consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed).

Sanctioned Countries

On January 1, 2011, as contemplated by the merger agreement, NITRO adopted a written policy not to do any new business in or with countries that are subject to U.S. government economic sanctions. NITRO has agreed to use its reasonable best efforts to monitor compliance with such written policy.

Conditions to the Completion of the Merger

The obligations of Core and NITRO to complete the merger are subject to various conditions. While it is anticipated that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived.

Conditions to Each Party’s Obligations

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

• Adoption by NITRO stockholders of the merger agreement;

• Receipt of the proper legal opinion for exemption under the Hart-Scott-Rodino Act;

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• Effectiveness of the registration statement on Form S-4, of which this information statement/prospectus constitutes a part, and the absence of any stop order or proceedings for that purpose pending before or threatened by the SEC;

• Absence of any action taken by any governmental entity that is continuing and prevents the consummation of the merger or imposes any material restrictions on the parties with respect to the merger;

• Authorization for listing on the OTCQB of the shares of CRMI common stock issuable to NITRO stockholders pursuant to the merger, subject to official notice of issuance; and

• Obtaining all consents, approvals, permits and authorizations required to be obtained from any governmental authority to consummate the merger, the failure of which to obtain is reasonably expected to have a material adverse effect on NITRO.

Additional Conditions to NITRO’s Obligations

The obligation of NITRO to complete the merger is subject to the satisfaction or waiver of the following conditions:

• Core’s and the Acquisition Subsidiary representations and warranties set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the closing date of the merger, except where the failure of the representations or warranties to be accurate would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Core (subject to certain limited exclusions);

• The performance or compliance in all material respects by Core and Acquisition Subsidiary of each of their respective obligations contained in the merger agreement;

• The absence of any event or circumstance constituting a “material adverse effect” with respect to Core;

• Core’s delivery of satisfactory transfer instructions to the exchange agent; and

• NITRO’s receipt from its legal counsel of a legal opinion to the effect that for U.S. federal income tax purposes,

(1) The merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and

(2) Each of Core, the Acquisition Subsidiary and NITRO will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

Additional Conditions to the Obligations of Core and Acquisition Subsidiary:

The obligations of Core and the Acquisition Subsidiary to complete the merger are subject to the satisfaction or waiver of the following conditions:

• NITRO’s representations and warranties set forth in the merger agreement will be true and

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correct as of the date of the merger agreement and at and as of the closing date of the merger, except where the failure of the representations and warranties to be accurate would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on NITRO;

• The performance or compliance in all material respects by NITRO of each of its obligations contained in the merger agreement;

• The absence of any event or circumstance constituting a “material adverse effect” with respect to NITRO; and

• Core’s receipt from its legal counsel of a legal opinion to the effect that for U.S. federal income tax purposes, (1) the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (2) each of CORE, Acquisition Subsidiary and NITRO will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

Material Adverse Effect Definition

Certain representations and warranties of Core, the Acquisition Subsidiary and NITRO, and certain other provisions in the merger agreement, are qualified by references to a “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” on a Company means any change or condition that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the assets, properties, business or results of operations or condition (financial or otherwise) of such Company and its subsidiaries, taken as a whole or (2) the ability of such Company to timely perform its obligations under the merger agreement or the ability of such Company to timely consummate the merger. However, a “material adverse effect” does not include changes or conditions relating to:

• The oilfield services industry in general unless they have a disproportionate effect on the Company relative to other participants in the oilfield services industry;

• The economy, or financial securities or credit markets, in the U.S. or elsewhere unless they have a disproportionate effect on the Company relative to other participants in the oilfield services industry;

• Any change in such Company’s stock price or trading volume, in and of itself;

• Any change after the date of the merger agreement in applicable law or generally accepted accounting principles (GAAP);

• The negotiation or performance of the merger agreement or announcement or pendency of the merger agreement or the merger itself;

• Acts of war, terrorism or insurrection;

• Any legal proceedings initiated by any current or former stockholder of such person and related to the merger agreement or the related transactions;

• Natural disasters, such as earthquakes, hurricanes or tornados unless they have a disproportionate effect on the person relative to other participants in the oilfield services industry;

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• Any failure in and of itself to meet any internal or published projections, forecasts, or other predictions;

• Any change or announcement of a potential change in the credit rating of a person or its subsidiaries; and

• In the case of NITRO, any action taken by NITRO or its subsidiaries that are requested or consented to by Core or Acquisition Subsidiary.

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Termination

Termination of the Merger Agreement

At any time before the effective time of the merger, whether or not NITRO stockholders have adopted the merger agreement, the merger agreement may be terminated:

• By mutual written consent of CORE and NITRO;

• MAY BE TERMINATED BY EITHER CORE OR NITRO IF:

1.	Any court of competent jurisdiction or other governmental entity has issued an order, decree or ruling enjoining or otherwise prohibiting any of the transactions contemplated by the merger agreement, and such order, decree, or ruling has become final and non-appealable, except under limited circumstances;

2.	The parties fail to consummate the merger on or before the outside date of December 31, 2014, unless the failure to perform or comply in all material respects with the covenants in the merger agreement by the party seeking the termination contributed to the failure to consummate the merger by the outside date; or

3.	The NITRO special meeting has been convened, NITRO stockholders have voted, and the adoption of the merger agreement by NITRO stockholders was not obtained; or

• MAY BE TERMINATED BY CORE IF:

• NITRO breaches its representations, warranties or covenants set forth in the merger agreement, which breach would result in a failure of certain of the conditions to the completion of the merger being satisfied and such breach is not cured by the earlier of the outside date or 30 days after the receipt of written notice thereof or is incapable of being cured within such period, except under limited circumstances;

• Prior to the receipt of NITRO stockholders’ approval of the proposal to adopt the merger agreement,

(1) NITRO’s board of directors has effected a change of board recommendation or failed to include the board recommendation in the information statement/prospectus,

(2) NITRO materially breaches its covenant to convene the NITRO special meeting or non-solicitation obligations or obligations relating to the NITRO board recommendation that NITRO stockholders vote in favor of the adoption of the merger agreement,

(3) After the expiration of three business days immediately following Core’s receipt of written notice from NITRO informing Core of NITRO’s intention to effect a change of board recommendation,

(4) NITRO’s board of directors recommends or approves, or announces publicly its intention to

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recommend or enter into an acquisition proposal other than the merger agreement, or

(5) A tender offer or exchange offer that would, if consummated, constitute an acquisition proposal with respect to NITRO is commenced by a third party, and NITRO does not make a “stop, look and listen” or similar communication or a recommendation that its stockholders reject such tender or exchange offer within ten business days after such offer is first made; OR

• MAY BE TERMINATED BY NITRO IF:

• CORE or the Acquisition Subsidiary breaches its representations, warranties or covenants set forth in the merger agreement, which breach would result in a failure of certain of the conditions to the completion of the merger being satisfied and such breach is not cured by the earlier of the outside date or 30 days after the receipt of written notice thereof or is incapable of being cured within such period, except under limited circumstances; or

• Prior to the receipt of NITRO’s stockholders’ approval of the proposal to adopt the merger agreement,

(1) NITRO receives an unsolicited written acquisition proposal, not in violation of its non-solicitation obligations, after the date of the merger agreement, which NITRO’s board of directors concludes in good faith constitutes a superior proposal,

(2) NITRO provides Core with a written notice that it intends to take such action, specifying the material terms of the superior proposal,

(3) NITRO thereafter satisfies its obligations to negotiate with Core in good faith to make adjustments to the terms and conditions of the merger agreement, and

(4) NITRO, concurrently with the termination of the merger agreement, enters into an acquisition agreement for such superior proposal; provided that NITRO pays the termination fee to CORE.

Termination Fees and Expenses

NITRO is required to pay a termination fee of Fifty Thousand Dollars ($50,000), plus Breakup fees and all actual unrealized expense in connect with contemplated merge to Core under certain circumstances. Core and NITRO must under certain circumstances reimburse the other party for its out-of-pocket expenses, not to exceed One Million Dollars ($1,000,000), incurred in connection with the transaction contemplated by the merger agreement.

The Termination fee and all Breakup Fees listed above would be payable by NITRO to CORE in the following circumstances:

• Upon termination by CORE if prior to the receipt of NITRO stockholders’ approval of the proposal to adopt the merger agreement:

(1) NITRO’s board of directors has effected a change of board recommendation or failed to include the board recommendation in the information statement/prospectus or business combination disclosure,

(2) NITRO has materially breached its covenant to convene the NITRO special meeting or non-solicitation obligations or obligations to recommend that NITRO stockholders vote in favor of the

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adoption of the merger agreement,

(3) After the expiration of three business days immediately following Core’s receipt of written notice from NITRO informing Core of NITRO’s intention to effect a change of board recommendation,

(4) NITRO’s board of directors has recommended or approved, or announced publicly its intention to recommend or enter into an acquisition proposal other than the merger agreement, or

(5) If a tender offer or exchange offer that would, if consummated, constitute an acquisition proposal with respect to NITRO is commenced by a third party, and NITRO has not made a “stop, look and listen” or similar communication or recommendation that its stockholders reject such tender or exchange offer within ten business days after such offer is first made,

(6) NITRO has not paid fees and consideration fees to any party in connection with this merger that would place that burden on the combined company.

• At the consummation of a competing acquisition proposal of at least 15% of the assets, net revenues, net income or equity of NITRO and its subsidiaries between NITRO and a third party if:

• A competing acquisition proposal had been announced or made to NITRO’s stockholders after the signing of the merger agreement;

• After such competing acquisition proposal had been announced or made and before it had been publicly withdrawn, the merger agreement was terminated (1) due to the failure of the merger to be completed before the outside date or (2) due to the failure to adopt the merger agreement by NITRO’s stockholders; and

• Within 6 months after such termination, NITRO either consummates a competing acquisition proposal or enters into a definitive agreement for a competing acquisition proposal (and consummates any competing acquisition proposal within the six month period following the entry into such definitive agreement).

• Upon termination by NITRO to enter into a definitive agreement for a superior proposal prior to the receipt of NITRO stockholders’ approval.

The reimbursement of out-of-pocket costs and expenses (not to exceed One Million Dollars ($1,000,000) are payable in the following circumstances:

• By Core, upon termination by NITRO due to Core’s or the Acquisition Subsidiary’s breach of its representations, warranties or covenants set forth in the merger agreement resulting in the failure of certain conditions to completion of merger, subject to Core’s and Acquisition Subsidiary’s 30-day cure right, except under limited circumstances.

• By NITRO, upon termination by Core due to NITRO’s breach of its representations, warranties or covenants resulting in the failure of certain conditions to the completion of merger, subject to NITRO’s 30-day cure right, except under limited circumstances.

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Effect of Termination

In the event of the termination of the merger agreement as described above, the merger agreement will become null and void and there will be no liability on the part of Core or the Acquisition Subsidiary, on the one hand, or NITRO, on the other hand, except as described above under the heading “—Termination Fees and Expenses,” and except with respect to the requirement to comply with the terms of the confidentiality agreement executed between CORE and NITRO as well as other specified provisions in the merger agreement, including provisions related to confidentiality, filings with the SEC and expenses; provided, that no party will be relieved from any liability with respect to any willful or intentional breach of any representation, warranty, covenant, agreement or other obligation under the merger agreement.

Amendment

Core Resource Management, Inc., the Acquisition Subsidiary and Nitro-Petroleum, Inc. may amend the merger agreement in writing at any time before the effective time of the merger. However, after the adoption of the merger agreement by NITRO stockholders, no amendment may be made without first obtaining such stockholders’ approval where such amendment would materially adversely affect the rights of NITRO stockholders or require further approval by NITRO stockholders under applicable law or NITRO’s listing agreement with OTCQB. Both parties have a specific desire to be listed on the NYSE in the future. Therefore, both parties will take the extraordinary measures to comply with all NYSE rules even though not currently necessary to complete merger or remain listed on the OTCQB.

Extension - Waiver

Core Resource Management Inc., the Acquisition Subsidiary and Nitro-Petroleum, Inc. may at any time before the effective time of the merger and to the extent legally allowed:

(1)	Extend the time for the performance of any of the obligations or the other acts of the other parties;

(2)	Waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

(3)	Waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained in the merger agreement.

Specific Performance

Each of CORE, the Acquisition Subsidiary and NITRO agreed that it will be entitled to specifically enforce the provision of the merger agreement against the other party in addition to any other remedy to which it may be entitled at law or equity.

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COMPARISON OF STOCKHOLDER RIGHTS

The rights of NITRO stockholders are currently governed by Nevada law and the certificate of incorporation and bylaws of NITRO, each as amended to date. Upon completion of the merger, NITRO (NTRO) stockholders will become CORE (CRMI) stockholders and their rights as CORE stockholders will be governed by Nevada law and the certificate of incorporation and bylaws of CORE, each as amended to date.

The following is a summary of the material differences between the rights of NITRO stockholders and the rights of CORE stockholders. This is not a complete summary of the provisions affecting, and the differences between, the rights of NITRO stockholders and the rights of CORE stockholders. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. You should carefully read this entire information statement/prospectus and the other documents referred to in this information statement/prospectus for a more complete understanding of the differences between being a NITRO stockholder and a Core stockholder.

The summary is qualified in its entirety by references to the Nevada Revised Statutes for Corporations (“NRSC”), the organizational documents of NITRO and the organizational documents of CRMI. NITRO and CORE will send copies of their documents referred to herein to you upon you request.

AUTHORIZED CAPITAL STOCK

NITRO	CORE
NITRO’s authorized capital stock consists of 20,000,000 million shares of common stock, par value $0.01 per share, and an authorized amount of 10,000,000 million shares of preferred stock, par value $0.001 per share.	Core’s authorized capital stock consists of 100,000,000 million shares of common stock, par value $0.001 per share.

NUMBER OF DIRECTORS

NITRO	CORE

NITRO’s board of directors has Three members. NITRO’s certificate of incorporation states that the number of directors shall never be less than Three. NITRO’s bylaws state that the number of directors shall not be less than THREE nor more than FIVE. NITRO’s organizational documents state that the exact number of directors are fixed from time to time through resolutions adopted by NITRO’s board of directors.

Core’s Board of Directors has five members. Core’s organizational documents state that the number of directors shall never be less than one or more than seven. Core’s organizational documents state that the exact number of directors are to be determined from time to time through resolutions adopted by Core’s board of directors.

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ELECTION OF DIRECTORS

NITRO	CORE
A NITRO director is elected by receiving a plurality of the votes cast, with each share entitled to one vote.	Core’s bylaws provide that a director is elected by receiving a two-thirds vote of the votes cast, with each share entitled to cast one vote, in person or by information statement/prospectus- at a meeting at which a quorum is present. Cumulative voting is prohibited.

NOTICE REQUIREMENT FOR NOMINATION OF DIRECTORS

NITRO	CORE
NITRO stockholders may nominate candidates to serve on NITRO’s board of directors only through written notice. Such written notice must be timely filed. In order to be timely filed, such notice must be received by the secretary of NITRO no later than 90 calendar days, and no more than 120 calendar days, before the first anniversary of the date on which NITRO held its annual meeting of stockholders in the immediate prior year. The written notice must be received by the secretary of NITRO no later than the later of 60 days prior to the date of such annual meeting or five business days after the date of the public announcement of the date of such annual meeting. Witten notice shall be accepted electronically as well sent by email with return receipt.	Core stockholders may nominate candidates to serve on Core’s board of directors only through written notice. Such written notice must be timely filed. In order to be timely filed, such notice must be received at the executive offices of Core no later than 10 calendar days, and no more than 60 calendar days, before the first anniversary of the date on which Core first mailed its information statement to stockholders for the annual meeting of stockholders in the immediate prior year.

ANNUAL MEETINGS OF STOCKHOLDERS

NITRO	CORE
An annual meeting of NITRO stockholders, for the election of directors and for the transaction of other business as properly presented before the meeting, may be held within 15 months subsequent to the date of the last annual meeting of NITRO stockholders.	An annual meeting of Core stockholders, for the election of directors and for the transaction of other business as properly presented before the meeting, shall be held as designated by Core’s board of directors. Meeting shall be held within one hundred twenty (“120”) days after the close of the fiscal year of the corporation on a day during such period to be selected by the Board of Directors.

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SPECIAL MEETINGS OF STOCKHOLDERS

NITRO	CORE
A special meeting of NITRO stockholders may be called for any purpose, at any time, shareholder owning more than Twenty percent (“20%”) by the Chairman of the Board of NITRO, by the Chief Executive Officer of NITRO or by a majority of NITRO’s board of directors.	A special meeting of Core stockholders may be called for any purpose, at any time, by the Chairman of the Board of CRMI, Chief Executive officer of CRMI, by the President of CRMI, by a majority of Core’s Board of Directors, or at the written request of stockholders owning Six Point Five percent (“6.5%”) or more of the capital stock of the Corporation issued and outstanding and entitled to vote.

BOARD OF DIRECTORS CLASSIFICATION

NITRO	CORE

NITRO’s board of directors is divided into two classes. NITRO will act to maintain one third independent directors of the BOD. The two year term of office for directors is set by the date each was elected. Although, NITRO attempts to keep the Director elections staggered; staggered elections are not a mandatory aspect of NITRO Bylaws. Directors do not need to be residence of the State of Nevada or Oklahoma.

CORE’s Board of Directors are authorized to exercise all such powers of the Corporation and do all such lawful acts and things that are not required by statute or required to be exercised or done by stockholders. Directors do not need to be residence of the State of Nevada nor Arizona. To provide independence CORE BOD have established committees to act as separate from the overall Board.

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STOCKHOLDER ACTION BY WRITTEN CONSENT

NITRO	CORE
No action required or permitted under the Nevada Revised Statute of Corporations taken at annual or special meetings of NITRO stockholders may be taken without a meeting unless a written consent, setting forth the action to be taken, is signed by the holders of all outstanding capital stock entitled to vote with respect to such action.	No action required or permitted under the Nevada Revised Statute of Corporations to be taken at annual or special meetings of Core stockholders may be taken without a meeting of CRMI stockholders. Action may be taken by written consent with proper notice.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS

NITRO	CORE

Under Nevada law, a merger, sale or other disposition of all or substantially all of a corporation’s assets or dissolution of a corporation requires the affirmative vote of NITRO’s board of directors and (except in limited circumstances) the affirmative vote of a majority (over 50.1%) of the outstanding stock entitled to vote on the transaction.

Under Nevada law, a merger, sale or other disposition of all or substantially all of a corporation’s assets or dissolution of a corporation requires the affirmative vote of CRMI’s board of directors and (except in limited circumstances) the affirmative vote of a majority (over 50.1%) of the outstanding stock entitled to vote on the transaction.

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AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

NITRO	CORE
Under Nevada law, NITRO my amend by: Any amendment to the fourth article of Core’s certificate of incorporation or any amendment to any other article effecting, modifying or preventing the circumvention of such article requires a quorum of the Board to be present by affirmative vote of a majority of Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting. Notice shall be delivered no less that ten (10) days no more than sixty (60) days before the date of such meeting.

Core stockholders are subject to the same Nevada law provision as NITRO stockholders. Notwithstanding this provision, any amendment to the fourth article of Core’s certificate of incorporation or any amendment to any other article effecting, modifying or preventing the circumvention of such article requires a quorum of the Board to be present by affirmative vote of a majority of Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting. Notice shall be delivered no less that ten (10) days no more than sixty (60) days before the date of such meeting.

AMENDMENTS TO THE BYLAWS

NITRO	CORE
NITRO’s bylaws may be amended by a majority vote of NITRO’s board of directors or a majority vote of NITRO’s stockholders. If amended by Shareholders, notice must be provided in writing of such proposed change, of shareholders holding over Twenty percent of shares, and a vote must receive majority vote.	Core stockholders are subject to the same Nevada law provision as NITRO stockholders. Notwithstanding this provision, any amendment to the fourth article of Core’s certificate of incorporation or any amendment to any other article effecting, modifying or preventing the circumvention of such article requires a quorum of the Board to be present by affirmative vote of a majority of Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting. Notice shall be delivered no less that ten (10) days no more than sixty (60) days before the date of such meeting.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

NITRO	CORE
To the fullest extent permitted by the Nevada Revised Statute of Corporations (“NRSC”), a director of NITRO will not be liable to NITRO or its stockholders for monetary damages for breach of fiduciary duties as a director. A director will be liable to the extent provided by applicable law for any breach of director’s duty of loyalty, or for acts or omission not in good faith. Nitro prohibits and director, employee, or executive from usurping the Corporate opportunity for one’s own benefit.	To the fullest extent permitted by the Nevada Revised Statute of Corporations (‘NRSC’), a director of CRMI is not liable to Core or its stockholders for monetary damages for breach of fiduciary duties as a director. Notwithstanding the foregoing, a director will be liable to the extent provided by applicable law for any breach of director’s duty of loyalty, for acts or omission not in good faith, for unlawful dividend payments or other transfers under Section 78.138 Subsection (7) of the NRSC, or for any other transaction from which such director derived an improper personal benefit. Usurping the corporate benefit will be viewed by CORE BOD as a breach of such duty.

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INDEMNIFICATION

NITRO	CORE

Each person who was or is made, or threatened to be made, a party to or is involved in any suit, action or proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of NITRO, or is or was serving or has agreed to serve at the request of NITRO as a director, officer, employee or agent of another entity, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having served as a director or officer, shall be indemnified and held harmless by NITRO to the fullest extent authorized by the Nevada Revised Statute of Corporations (“NRSC”). Except for proceedings to enforce rights to indemnification, such suit, action or proceeding must have been authorized by NITRO’s board of directors. NITRO may provide indemnification to employees or agents of NITRO with the same scope and effect as the indemnification of the directors and officers.

Expenses incurred by a current, former or proposed director or officer of NITRO in defending any such proceeding will be paid by NITRO in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by NITRO.

Core shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding by reason of the fact that he is or was a director or officer of CRMI, or is or was serving at the request of Core as a director, officer, employee or agent of another entity, if he acted in good faith and in a manner in which he reasonably believed to be in the interests of Core and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. A director or officer will not be indemnified for claims under which a court has found that party is liable to CRMI unless and only to the extent the court in which such action or suit was brought shall determine such person is fairly and reasonably entitled to indemnification for such expenses.

Except for proceedings to enforce rights to indemnification, Core shall not be obligated to indemnify any person in connection with a proceeding initiated by such person unless such proceeding was authorized by Core’s board of directors.

Additionally, unless an officer or director has been successful on the merits or otherwise in defense of any such suit, action or proceeding, indemnification shall only be available upon a determination that indemnification is proper in the circumstances as determined by (a) a majority of Core’s board of directors, (b) if a quorum of disinterested directors so directs, independent legal counsel’s written opinion or (c) Core stockholders. Core may provide indemnification to employees or agents with the same scope and effect as the indemnification of the directors and officers. CORE has provided such indemnification to certain consultants, counsel, finders, and accountants.

Expenses incurred by a person who is or was a director or officer of Core in defending or investigating a threatened or pending action, suit or proceeding will be paid by CORE in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by CORE.

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APPLICABLE STATE TAKEOVER LAWS

NITRO	CORE

The Nevada Revised Statute of Corporations NRSC generally prohibits significant business transactions, including mergers, with a holder of 10% or more of a public corporation’s stock for a period of two years after such holder exceeds such ownership level, unless:

Core stockholders are subject to the same Nevada Revised Statutes of Corporations provisions.

•      The board approves either the transaction in question or the acquisition of shares by the interested stockholder prior to the time the stockholder becomes an interested stockholder based on its direct or indirect ownership of 6.5% of the corporation’s stock; or

Core does not have a stockholder rights Plan or preemptive rights to purchase, subscribe, or sell any class of stock. Any Dissenters’ rights regarding business combinations are governed by Nevada Law.
• When the interested stockholder exceeds the fifteen percent threshold, it acquires at least 60% of the outstanding shares not held by certain affiliates, such as pursuant to a tender offer; or

•      The transaction is approved by the board of directors and the holders of at least Sixty Percent (“60%”) of the corporation’s shares entitled to vote thereon, excluding the shares held by the interested stockholder, at a meeting of stockholders. Nevada law does not require that this vote occur within six month’s of the interested stockholder’s share acquisition date.

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NITRO common stock holders do not have a specified disenters’ right or stockholder rights plan. Nitro follows the Nevada model statute, and the shareholder have such rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (as defined below) of NITRO common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated under the Internal Revenue Code, court decisions, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold NITRO common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment).

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of their particular circumstances or to holders who may be subject to special treatment under U.S. federal income tax laws, such as:

• A financial institution;

• A tax-exempt organization;

• An insurance company;

• A mutual fund;

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• A dealer in stocks and securities, or foreign currencies;

• A trader in securities who elects the mark-to-market method of accounting for securities;

• A holder of NITRO common stock subject to the alternative minimum tax provisions of the Internal Revenue Code;

• A holder of NITRO common stock who received its NITRO common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

• A holder of options granted under any NITRO benefit plan;

• A regulated investment company;

• A real estate investment trust;

• A controlled foreign corporation;

• A passive foreign investment company; or

• A holder of NITRO common stock who holds NITRO common stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated transaction comprised of NITRO common stock and one or more other investments.

Further, this discussion does not address any aspect of non-income taxation or state, local or foreign taxation. No ruling has been or will be obtained from the Internal Revenue Service regarding any matter relating to the merger. While receipt of opinions of counsel on the U.S. federal income tax consequences of the merger are conditions to the closing, an opinion of counsel is not a guaranty of a result as it merely represents counsel’s best legal judgment and is not binding on the Internal Revenue Service or the courts. As a result, no assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax aspects described below. Holders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of non-income tax and state, local and foreign tax laws.

As used in this discussion, a “U.S. holder” is a beneficial owner of NITRO common stock who for U.S. federal income tax purposes is:

• An individual U.S. citizen or resident alien;

• A corporation or other entity created or organized under U.S. law (federal or state) and treated as a corporation for U.S. federal income tax purposes;

• An estate whose worldwide income is subject to U.S. federal income tax; or

• A Trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership (including for this purpose any entity or arrangement treated as a partnership

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for U.S. federal income tax purposes) is a beneficial owner of NITRO shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of NITRO shares that are partnerships and partners in these partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of NITRO common stock in the merger.

A “Non-U.S. Holder” of NITRO common stock is a holder, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes that is not a U.S. holder. For purposes of this discussion, “Holder” means either a U.S. holder or a non-U.S. holder or both.

THIS DISCUSSION IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER IN LIGHT OF YOUR OWN SITUATION.

In contemplation and as condition of this merger, parties have a legal opinion that; effective as of the date of closing, to Core and NITRO, respectively, to the effect that (1) the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and (2) each of Core, Acquisition Subsidiary and NITRO will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

The opinions of Snell Wylie & Tibbals L.L.P., counsel to Core, which are required as a condition to closing the merger, are and will be based on U.S. federal income tax law in effect as of the date of these opinions. In rendering the opinions, Snell Wylie & Tibbals, L.L.P will rely on certain assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and this information statement/prospectus. The opinions will also rely upon certain representations and covenants in the merger agreement as well as representation letters provided by the management of Core will assume that these representations are true, correct and complete without regard to any knowledge limitation, and that the parties will comply with the covenants. If any of these assumptions or representations are inaccurate in any way, or any of the parties do not comply with any of the covenants, the opinions could be adversely affected.

NON-U.S. HOLDERS

Assuming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, the material U.S. federal income tax consequences that will result to a U.S. holder are as follows:

• If a U.S. holder exchanges all of its NITRO common stock solely for shares of Core common stock in the merger, such U.S. holder will not recognize gain or loss (except with respect to cash received in lieu of a fractional share of Core common stock, as discussed below).

• If a U.S. holder receives cash in lieu of a fractional share of Core common stock, it will generally recognize capital gain or loss equal to the difference between the cash received in lieu of this fractional share and the portion of its adjusted tax basis in the NITRO shares surrendered that is allocable to this fractional share. The capital gain or loss will be long-term capital gain or

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loss if the holding period for the NITRO shares exchanged for cash in lieu of the fractional share of Core common stock is more than one year as of the date of the merger.

• The aggregate tax basis of any shares of Core common stock received by a U.S. holder in the merger will be the same as the aggregate tax basis of the NITRO common stock exchanged in the merger, reduced by the tax basis allocable to any fractional share of Core common stock exchanged for cash.

• The holding period of the CRMI common stock received by a NITRO stockholder in the merger will include the holding period of NITRO shares surrendered in exchange for Core common stock.

• NITRO stockholders who hold NITRO shares with differing bases or holding periods are urged to consult their tax advisors with regard to identifying the tax bases or holding periods of the particular shares of Core common stock received in the merger.

Non-U.S. Holders

In general

Assuming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, as a result of the merger, a non-U.S. holder will recognize gain (all or part of which could be re-characterized as a dividend) in the same manner as a U.S. holder as described above under the heading “—U.S. Holders.” Any gain a non-U.S. holder will recognize, generally for cash in lieu of a fractional share of Core common stock, will generally not be subject to U.S. federal income tax unless:

• The non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or

• Such gain is effectively connected with the conduct of a trade or business in the United States, or, if certain tax treaties apply, is attributable to a U.S. permanent establishment.

If a non-U.S. holder is described in the first bullet above, it will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses. If a non-U.S. holder is described in the second bullet above, it will be subject to tax on any gain recognized at applicable U.S. federal income tax rates and, if it is treated as a corporation for U.S. federal income tax purposes, may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, which

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would include such gain.

The other material U.S. federal income tax consequences of the merger to a non-U.S. holder are generally as follows:

• A non-U.S. holder will have an aggregate tax basis in the Core common stock received in the merger equal to the aggregate tax basis of its NITRO common stock surrendered, reduced by the tax basis allocable to any fractional share of Core common stock exchanged for cash.

• The non-U.S. holder’s holding period for shares of CRMI common stock received in exchange for shares of NITRO common stock in the merger will include the holding period of the non-U.S. holder’s NITRO common stock exchanged for Core common stock.

• NITRO stockholders who hold NITRO shares with differing tax bases or holding periods are urged to consult their tax advisors with regard to identifying the tax bases or holding periods of the particular shares of Core common stock received in the merger.

Ownership of Core Common Stock

As a result of the merger, a non-U.S. holder may hold Core common stock. Dividends paid to a non-U.S. holder (to the extent paid out of Core’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) with respect to such shares of Core common stock will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States or, if certain tax treaties apply, are attributable to a U.S. permanent establishment, are not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated rates, including the branch profits tax. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding.

If a non-U.S. holder wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, it must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or other applicable form claiming exemption from, or a reduction in the rate of, withholding.

If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amount withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Subject to the exceptions described under the heading “—Non-U.S. Holders—In General,” a non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of Core common stock.

Backup Withholding

Certain holders of NITRO common stock may be subject to backup withholding (currently at a rate of 28%) on cash amounts received pursuant to the merger, generally for cash in lieu of a fractional share of Core common stock. Backup withholding will not apply, however, to a holder of NITRO common stock who provides a correct taxpayer identification number or a certificate of foreign status and certain other required information or comes within certain exempt categories

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and, in each case, complies with applicable certification requirements.

In addition to being subject to backup withholding, if a holder of NITRO common stock does not provide Core (or the exchange agent) with its correct taxpayer identification number or a certificate of foreign status or other required information, the holder may be subject to penalties imposed by the Internal Revenue Service. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, provided that the holder timely furnishes certain required information to the Internal Revenue Service. NITRO stockholders should consult their tax advisers as to their qualifications for exemption from backup withholding and the procedure for establishing the exemption.

Information Reporting

NITRO stockholders receiving shares of Core common stock in the merger and who are required to file a U.S. federal income tax return should file a statement with their U.S. federal income tax return setting forth their adjusted tax basis in the NITRO shares exchanged in the merger, as well as the fair market value of the Core common stock and the amount of cash received in the merger. In addition, NITRO stockholders will be required to retain permanent records of these facts relating to the merger.

Failure to Qualify as a Reorganization

If the merger is not treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, then (1) each U.S. holder would recognize gain or loss equal to the difference between the sum of the fair market value of the Core common stock and any cash received in lieu of any fractional share of Core common stock and its tax basis in NITRO shares surrendered in exchange therefor and (2) each Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized unless the non-U.S. holder is described in either of the bullets in the discussion above titled “Non-U.S. Holders—In General.”

Other Tax Consequences

This discussion does not address tax consequences that may vary with, or are contingent upon, the individual circumstances of holders of NITRO common stock. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to holders of NITRO common stock will depend upon the facts of their particular situation. Accordingly, we strongly urge holders of NITRO common stock to consult with their tax advisors to determine the particular federal, state, local or foreign income or other tax consequences to them as a result of the merger.

SUBMISSION OF STOCKHOLDER PROPOSALS

NITRO will hold an annual meeting in 2015 only if the merger has not already been completed.

Under the rules of the SEC, if a stockholder wants NITRO to include a proposal in its information statement and form of information for presentation at its 2015 Annual Meeting of Stockholders, the proposal must be received by NITRO’s Corporate Secretary, NITRO Petroleum, Inc., 14285 Acme Rd., Shawnee, OK 74801, by _________, 2014. The written

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notice must be accompanied by specific information regarding the proposal and the interest of the stockholder.

Under NITRO’s Bylaws, and as permitted by the rules of the SEC, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that director nominations or an item of business to be introduced at an annual meeting of stockholders must be submitted in to the NITRO Corporate Secretary, NITRO Petroleum, Inc., 14285 Acme Rd. Shawnee, OK 74801:

• If the annual meeting will be held within 30 days before or after the anniversary of the prior year’s meeting, prior to 60 days before the first anniversary of the mailing date of the preceding year’s information statement and after 120 days before the mailing date of the preceding year’s information statement; or

• If the annual meeting will not be held within 30 days before or after the anniversary of the prior year’s meeting, no later than the latter of (i) 60 days prior to the date of such annual meeting or (ii) five (5) business days after the date on which public announcement of the meeting date was first made.

NITRO’s annual meeting of stockholders is generally held in May. Assuming that NITRO’s 2015 Annual Meeting is held on schedule, NITRO’s Corporate Secretary must receive notice of your intention to introduce a nomination or other items of business at that meeting between November 27, 2009 and December 27, 2009. The notice must include certain required information as detailed in NITRO’s bylaws. The stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, with respect to stockholder proposals.

LEGAL MATTERS

The validity of the securities to be issued in the transaction will be passed upon for Core by Snell Wylie & Tibbals, a Professional Corporation. The opinions referred to in the discussion set forth in the "Material U.S. Federal Income Tax Consequences" section of this information statement/prospectus will be provided to Core by ViewTrade Securities and to NITRO by Gray Reed and McGrew, PC.

ViewTrade Securities	Gray Reed & McGraw, P.C.
525 Washington Blvd.	1601 Elm St., Suite 4600
Jersey City, NJ 07310	Dallas, TX 75201

EXPERTS

The consolidated financial statements of Core appearing in Core's Current Report (Form 10-Q) dated August 19, 2014 and the effectiveness of Core's internal control over financial reporting as of December 31, 2013 incorporated by reference in Core's Annual Report (Form 10-K) for the year ended December 31, 2013, and the related financial statement schedule of Core for the year ended December 31, 2013 included therein, have been audited by Chapman, Hext & Co., 5001 Spring Valley Rd. STE 850 W Dallas, TX 75244 independent registered public accounting firm, as set forth in their reports thereon, included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
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The consolidated financial statements and related financial statement schedule of NITRO as of January 31, 2012 and 2013, and for each of the three years in the three-year period ended January 31, 2011, and the effectiveness of NITRO's internal control over financial reporting incorporated by reference in this prospectus have been audited by Montgomery Coscia Grelich, L.L.P, with an address of 2500 Dallas Parkway, STE 300, Plano, Texas 75093an independent registered public accounting firm, as stated in their reports incorporated herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Core has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 that registers the distribution of the shares of common stock of Core to be issued to NITRO stockholders in connection with the merger. This information statement/prospectus forms a part of that registration statement and constitutes a prospectus of Core as well as an information statement of NITRO for its special meeting of stockholders. That registration statement, including the attached exhibits and schedules, contains additional relevant information about the common stock of Core. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this information statement/prospectus.

In addition, Core and NITRO file reports, information statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy that information at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Mail Stop 2736

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains a website that contains reports, information statements and other information about issuers, including Core and NITRO that file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows Core and NITRO to “incorporate by reference” information into this information statement/prospectus. This means that Core and NITRO can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement/prospectus, except for any information that is superseded by information that is included directly in this information

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statement/prospectus.

This information statement/prospectus incorporates by reference the documents listed below that Core and NITRO have previously filed with the SEC, excluding any information furnished in a Current Report on Form 8-K.

CORE’s Filings (File No. 000-55010).

NITRO’s Filings (File No.000-59032).

• Annual Report on Form 10-K for the year ended December 31, 2013 (CORE) and January 31, 2014 (NITRO) filed on April 15, 2014 (CORE) and May 16. 2014 (NITRO), respectively;

• Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 filed on May 14, 2014 and August 19, 2014, respectively for CORE;

• Quarterly Reports on Form 10-Q for the quarters ended April 31, 2014 and July 31, 2014 filed on May 14, 2014 and not yet filed, respectively for NITRO;

• Quarterly Reports on Form 10-Q for the quarters ended May 14, 2014 and August 19, 2014, respectively;

• Current Reports on Form 8-K and 8-K/A filed on March 1, 2014, August 6, 2014, August 12, 2014, and September 4, 2014.

• Description of the common stock, preferred stock and preferred stock purchase rights of Core contained in the Merger Agreement on Form 8-A, filed with the SEC on September 4, 2014, including any amendment or report filed with the SEC for the purpose of updating this description.

You may request a copy of Core’s filings at no cost by making written or telephone requests for copies to: Core Resource Management, Inc., 3131 E. Camelback Rd, Ste. 211, Phoenix, Arizona 8506, (602) 314-3230, Attention: Investor Relations.

Core also makes available free of charge on its website at www.coreresource.net, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on the website of Core is not part of this information statement/prospectus.

• Annual Report on Form 10-K for the year ended December 31, 2013 filed March 15, 2014;

• Quarterly Reports on Form 10-Q for the quarters ended May 14, 2014 and August 19, 2014, respectively; and

• Current Reports on Form 8-K filed on March 1, 2014, August 6, 2014, August 12, 2014 and September 4, 2014.

You may request a copy of NITRO’s filings at no cost by making written or telephone requests for copies to NITRO Petroleum, Inc., 14285 Acme Rd., Shawnee, Oklahoma 74801, Telephone: (405) 273-9119, Attention: Investor Relations.

NITRO also makes available free of charge on its website atwww.nitro-petroleum.com Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on the website of NITRO is not part of this information statement/prospectus.

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CORE and NITRO also incorporate by reference additional documents that either company may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this information statement/prospectus and the date of the meeting of NITRO stockholders. Those documents include periodic reports such as an Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information statements.

Neither Core nor NITRO has authorized anyone to give any information or make any representation about the merger, Core or NITRO that is different from, or in addition to, the information contained in this information statement/prospectus or in any of the materials that have been incorporated into this information statement/prospectus by reference. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this information statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this information statement/prospectus does not extend to you. The information contained in this information statement/prospectus speaks only as of the date of this information statement/prospectus unless the information specifically indicates that another date applies.

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Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CORE RESOURCE MANAGEMENT, INC.

NITRO PETROLEUM, INC.

AND

CORE RESOURCE MANAGEMENT HOLDING, CO.

Dated as of August 28, 2014

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i

ii

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of August 24, 2014 by and among Nitro Petroleum, a Nevada corporation (the “Company”), Core Resource Management, Inc., a Nevada corporation (“Parent”), and Core Resource Management Subsidiary, a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Subsidiary” or “Holding Co.”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in 8.01 hereof.

RECITALS

WHEREAS, the parties intend that Merger Subsidiary be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock (OTCQB: NTRO), duly authorized and registered, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration; As described below Core Resource Management, Inc. Shares that will be Consideration for this transaction will be provided at the ratio of 10.5 shares of NTRO for 1 share of CRMI, and shall become full and fair payment as agreed by management, directors, and shareholders.

WHEREAS, the Board of Directors of the NITRO Petroleum, Inc. (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Subsidiary, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the respective Boards of Directors of Core Resource Management, Inc. and Core Resource Management, Inc. and Core Resource Management Holding Co. SUBSIDIARY Parent and Merger Subsidiary have, on the terms and subject to the conditions set forth in this Agreement, unanimously approved this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

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Article I
The Merger

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes of Corporations (the “NRSC”), at the Time of 5:00 PM PST on August 27, 2014 and as soon after as approved by regulation, (a) Merger Subsidiary will merge with and into the Company (the “Merger”), and (b) the separate corporate existence of Merger Subsidiary will cease and the Company will continue its corporate existence under Nevada Law and the NGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation” and exist as a wholly owned subsidiary of Core Resource Management, Inc.).

Section 1.02Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 5pm CST on August 27, 2014 in Shawnee, Oklahoma, as soon as practicable (and, in any event, within three (3) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Nitro Petroleum, Inc., 14285 Acme Rd., Shawnee, OK 74801, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date”.

Section 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Subsidiary will cause a ARTICLES OF MERGER (the “Articles of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Nevada in accordance with the relevant provisions of the NRSC and shall make all other filings or recordings required under the NRSC. The Merger will become effective at such time as the Articles of Merger has been duly filed with the Secretary of State of the State of Nevada or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Articles of Merger in accordance with the NRSC (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the NRSC. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, All Property, Rights, Privileges, Immunities, Powers, Licenses and authority of the Company and Merger Subsidiary shall vest in the Surviving Corporation; Tax Loss Carry-Forwards, Net Operating Loss, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Subsidiary shall become the Debts, Liabilities, Obligations, restrictions and duties of the Surviving Corporation.

Section 1.05 Certificate of Incorporation; By-laws. At the Effective Time, (a) the certificate of incorporation of the Company shall be amended so as to read in its entirety as set forth in Exhibit A, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by Nevada and Federal Law, and (b) the By-laws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law. As of the date of this agreement, Core Resource Management, Inc. Board of Directors have approved the By-laws of Nitro Petroleum to be adopted as amendedby Core Resource Management, Inc. and agreed upon by Core Resource Management, Inc. Board of Directors, pending the successful completion of the Merger.

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Section 1.06 Directors and Officers. The directors and officers of Core Resource Management Holding Co., in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified by terms of the amended by-laws re-election, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Article II
Effect of the Merger on Capital Stock

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Subsidiary or the Company or the holder of any capital stock of Parent, Merger Subsidiary or the Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent, Merger Subsidiary or the Company (as treasury stock or otherwise) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled and retired in accordance with Section 2.01(a), and (ii) Dissenting Shares) will be converted into the right to receive .0952 shares of Core Resource Management, Inc. common stock, OTCQB: CRMI (Exchange Ratio of 10.5 shares NTRO to 1share CRMI “Exchange Ratio”) (the “Merger Consideration”). This conversion ratio was based on a Premium to market price of NTRO shares based on a full evaluation and approval of Nitro Petroleum, Inc. management and its experts.

(c) Cancellation of shares. At the Effective Time, all shares of NTRO Common Stock will no longer be outstanding and all shares of NTRO Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.01(a), each holder of a certificate formerly representing any such shares (each, a “Certificate”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d) Conversion of Merger Subsidiary Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 2.02 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint HOLLADAY STOCK TRANSFER, INC. with an address of 2939 North 67th Place, Scottsdale, AZ 85251 as exchange agent reasonably acceptable to the Company (the “Exchange Agent”) to act as the agent for the purpose of exchanging for the Merger Consideration for: (i) the Certificates, or (ii) book-entry shares which immediately prior to the Effective Time represented the shares of Company Common Stock (the “Book-Entry Shares”).

On and after the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent, sufficient shares to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the

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Book-Entry Shares (the “Payment Shares Fund”) in amounts and at the times necessary for such payments. The Payment Shares shall not be used for any other purpose.

The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Shares for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent) for use in such exchange.

(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon:

(i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or

(ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof.

(iii) No interest shall be paid or accrued upon the surrender or transfer of any Certificate or Book-Entry Share.

(iv) Upon payment of the Merger Consideration pursuant to the provisions of this Article II, each Certificate or Certificates so surrendered shall immediately be cancelled.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such share payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such share payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

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(e) Any portion of the Payment Fund that remains unclaimed by the holders of Shares, FOUR (“4”) months after the Effective Time, shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock ONE (“1”) year after the Effective Time shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of any claims or interest of any Person previously entitled thereto.

(f) Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

Section 2.03 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with NRSC Section 92A.300 of the NRSC (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the NRSC with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by NRSC Section 92A.300 of the NRSC; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to NRSC Section 92A.480of the NRSC or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by NRSC Section 92A.480 of the NRSC, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be.

The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the NRSC that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.04 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.05 Withholding Rights. Each of the Exchange Agent, Parent, Merger Subsidiary and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and

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withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Subsidiary or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Subsidiary or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.06 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate as contemplated under this Article II.

Section 2.07 Treatment of Stock Options and Other Stock-based Compensation.

(a)The Company shall take all requisite action so that, at the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company, the holder of that Company Stock Option or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any Taxes required to be withheld in accordance with. Section 2.05. (X × Y – tax = option conversion price)

(b)The Company shall take all requisite action so that, at the Effective Time, each restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Company Stock Plan (as defined below), other than Company Stock Options (each, a “Company Stock Award”) immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company, the holder of that Company Stock Award or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (A) the aggregate number of shares of Company Common Stock in respect of such Company Stock Award multiplied by (B) the Merger Consideration, less any Taxes required to be withheld in accordance with Section 2.05.

(c)At or prior to the Effective Time, the Company, the Company Board and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of paragraphs (a), (b) and (c) of this Section 2.07. This shall include any of NITRO’s Employee stock plans, whether if options or held by Company for future release.

Section 2.08 Treatment of Warrants. At the Effective Time, and in accordance with the terms of each warrant to purchase shares of Company Common Stock that is listed on Section 2.08 of the

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Company Disclosure Letter (collectively, the “Warrants”) and that is issued and outstanding immediately prior to the Effective Time, unless otherwise elected by the holder of any such Warrant, Parent shall cause the Surviving Corporation to issue a replacement warrant to each holder thereof providing that such replacement warrant shall be exercisable for an amount in cash, without interest, equal to the product of (A) the aggregate number of shares of Company Common Stock in respect of such Warrant multiplied by (B) the excess, if any, of the Merger Consideration over the per share exercise price under such Warrant. From and after the Closing, Parent shall cause the Surviving Corporation to comply with all of the terms and conditions set forth in each such replacement warrant, including the obligation to make the payments contemplated thereby upon exercise thereof.

Article III
Representations and Warranties of the Company

Except as set forth in the correspondingly numbered Section of the disclosure letter, dated the date of this Agreement and delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

Section 3.01 Organization; Standing and Power; Charter Documents; Minutes; Subsidiaries.

(a) Organization; Standing and Power. Nitro Petroleum is a corporation, duly organized, validly existing and in good standing under the Laws of Nevada, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary.

(b) Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), and by-laws, each as amended to date (August 28, 2014) (collectively, the “Charter Documents”), of the Company. The Company is not in violation of any of the provisions of its Charter Documents.

(c) Minutes. The Company has made available to Parent true and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, a brief summary of the meeting) of all meetings of stockholders, the Company Board and each committee of the Company Board since January 1, 2010.

Section 3.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of the NTRO consists of: (i) Twenty Million Shares (“20,000,000”) Shares (the “Authorized Shares”). As of the close of business on August 24, 2014, As of the date of this Agreement 7,322,894 Shares were issued and outstanding, (A) 12,677,106 Shares were issued and held by the Company in its treasury and (B) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury, and since July 1,2014 and through the date hereof, no additional Shares or shares of Company Preferred Stock have been issued other than the issuance of Shares upon the exercise or settlement of Company Equity Awards. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company

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which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Company owns any Shares.

(b) Stock Awards

(i) Except for the Company Stock Plans and as set forth in Section III(c)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Warrants, as of the date hereof, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company, (B) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, all outstanding Warrants and all outstanding shares of capital stock, voting securities or other ownership interests have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Law.

(ii) Except as set forth in the Warrants there are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c) Voting Debt; Warrants. No bonds, debentures, notes or other indebtedness issued by the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equity-holders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”). As of the date hereof, an aggregate of (A) 6,041,247 shares of Company Common Stock are subject to, and 6,041,247 shares of Company Common Stock are reserved for issuance upon exercise of, the Warrants.

Section 3.03 Authority; Non-contravention; Governmental Consents.

(a) Authority. Nitro Petroleum, Inc. has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement by the Company and the consummation by

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the Company of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.

This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Subsidiary, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(c) Non-contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not:

(ii) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company;

(iii) subject to compliance with the requirements set forth in clauses (i) through (v) of Section 3.03(c) and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets;

(iv) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or

(v) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, alterations, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for:

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(i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada;

(ii) the filing of the Company Information Statement with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the“Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement;

(iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in any case that are applicable to the transactions contemplated by this Agreement;

(iv) such Consents as may be required under Nevada state securities or “blue sky” Laws

(v) the other Consents of Governmental Entities listed in Section 3.03 (c) of the Company Disclosure Letter; and

(vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Board Approval. The Nitro Petroleum, Inc. Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof (August 24, 2014), not subsequently rescinded or modified in any way, has, as of the date hereof (August 24, 2014) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in NRSC Section 92A.100 of the NRSC) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the NRSC, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to Company’s stockholders for adoption, and (iv) resolved to recommend that Company stockholders adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders Meeting.

(f) Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including NRSC Sections 78.195, 78.350, and 78.378 of the NRSC) enacted under any federal, state, local or foreign laws applicable to the Company is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement. The Company Board has taken all actions so that the restrictions contained in NRSC Sections 78.411-78.444 of the NRSC applicable to a “business combination” (as defined in such NRSC Sections 78.411-78.444) will not apply to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

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Section 3.04 SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

(a) SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2010 (the “Company SEC Documents”). The Company has made available to Parent all such Company SEC Documents, since Company was first required to report that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q);

(c) Internal Controls. The Company has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act Managements report over internal controls) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company are being made only in accordance with authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

(d) Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) Managements reporting of financial controls as mandated by SOX of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board and on Section 3.04(d) of the Company Disclosure Letter (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect

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the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e) Undisclosed Liabilities. The audited balance sheet, as filed in last required form 10-K, of the Company dated as of year ending 12/31/2014 filed in March 2014, with no material amendments contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Off-balance Sheet Arrangements. The Company is Not a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company’s published financial statements or other Company SEC Documents.

(g) Sarbanes-Oxley Compliance. Each of the principal executive officer, Mr. James Borem and the principal financial officer, Mr. Borem, (Interim CFO) of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes -Oxley Act. The Company does not have outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company. The Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of OTCQB exchange, and signed as Management Certification of Financials pursuant to 18 U.S.C., Company officers filed with latest form 10Q statement.

Section 3.05 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company has been conducted in the ordinary course of business and there has Not been or occurred:

(a) any Company Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b) any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01. (Conducting business in ordinary and prudent manner.)

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Section 3.06 Taxes.

(a) Tax Returns and Payment of Taxes. The Company has duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements (in accordance with GAAP).

The Company’s most recent financial statements reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements. The Company has not incurred any material liability for Taxes since the June 30, 2014 (end of Quarter II) of the Company’s most recent financial statements outside the ordinary course of business or otherwise inconsistent with past practice.

(b) Availability of Tax Returns. The Company has made available to Parent complete and accurate copies of all federal, state, local and foreign income, franchise and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after December 31, 2011.

(c) Withholding. The Company has withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, shareholder or other party, and materially complied with all information reporting and backup withholding provisions of applicable Law.

(d) Liens. There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s financial statements.

(e) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted or assessed in writing by any taxing authority against the Company remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries. There are no audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company.

(f) Tax Jurisdictions. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company did not file Tax Returns that the Company may be subject to Tax in that jurisdiction.

(g) Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h) Consolidated Groups, Transferee Liability and Tax Agreements. The Company has NOT been any of the following: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary or similar basis,

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(ii) has any material liability for Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state or foreign Law), as a transferee or successor, by Contract, or otherwise, or

(iii) is a party to, bound by or has any material liability under any Tax sharing, allocation or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

(i) Change in Accounting Method. The Company has not agreed to make, nor is it required to make, any adjustment under 26 USC Section 481(a) “Change in Account Methods” of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j) Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in (authorization and finality) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) prepaid amount received on or prior to the Closing Date. (iv) Note: Company will have carry forward tax losses that will remain current and be filed with consolidated statement.

(k) Ownership Changes. Without regard to this Agreement, the Company has Not undergone an “ownership change” within the meaning of NRSC Section 382 of the Code. Because no “ownership change” as defined under the code has occurred tax-loss carry forwards are not prohibited by this section.

(l) US Real Property Holding Corporation. The Company has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in NRSC Section 897(c)(1)(a) of the Code.

(m) Section 355. The Company has not been a “distributing corporation” or a “controlled corporation” (as a “spin-off” or otherwise) in connection with a distribution described in Section 355 of the Code.

(n) Reportable Transactions. The Company has not been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b) (“Failure to include a reportable Transaction.”)

Section 3.07 Intellectual Property.

(a) Certain Owned Company IP. Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Authority or authorized private registrar, including registered Trademarks, registered Copyrights, issued Patents, domain name registrations and pending applications for any of the foregoing; and (ii) material unregistered Company-Owned IP.

(b) Right to Use; Title. The Company is the sole and exclusive owner of all right, title and interest in and to, or has the valid right to use all Intellectual Property trademarks, and service marks used or held for use in or necessary for the conduct of the business of the Company and its Subsidiaries as

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currently conducted and contemplated (“Company IP”), free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Validity and Enforceability. The Company’s rights in the Company-Owned IP are valid, subsisting and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all Trade Secrets, know-how, and contacts, Trademarks and Service marks included in the Company IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Company IP Agreements. Section 3.07(d) of the Company Disclosure Letter contains a complete and accurate list of all Company IP Agreements. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of any rights of the Company or any of its Subsidiaries under any of the Company IP Agreements, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Non-Infringement. Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the businesses of the Company has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of the Company, no third party is infringing upon, violating or misappropriating any Company Intellectual Property.

Section 3.08 Compliance; Permits.

(a) Compliance. The Company is and, since public reporting began, through execution of binding letter of intent up to execution of this agreement has been in compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Up to August 22, 2014, No Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. It is not expected that any such compliance action is reasonably expected in the near future.

(b) Permits. The Company holds, to the extent legally required to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, clearances, authorizations and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All oil and gas specific permits are current and in effect to properly utilize assets for business purposes. No suspension or cancellation of any Permits of the Company is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company, up to August 22, 2014, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.09 Litigation. As of the date hereof, there is no claim, action, suit, arbitration, proceeding or, to the Knowledge of the Company, governmental investigation (each, a “Legal Action”), pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries in their capacities as such, in each case by or before any Governmental Entity, other than any such Legal Action that (a) does not involve an amount in controversy in excess of TWENTY FIVE Thousand Dollars (“$25,000”) and (b) does not seek material injunctive or other material non-monetary relief. The Company is not subject to any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity (“Order”), whether temporary, preliminary or permanent, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10 Regulatory Actions or Inquiries. As of the date hereof, to the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer of the Company.

Section 3.11 Brokers’ and Finders’ Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.12 Related Party Transactions. No executive officer or director of the Company or any person owning 5% or more of the shares of Company Common Stock (or any of such person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Company or any of its Subsidiaries set up for this purpose or any of their respective assets, rights or properties or has any interest in any property owned by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last Twelve (“12”) months.

Section 3.13 Employee Matters.

(a) Schedule. Section 3.12(a) of the COMPANY DISCLOSURE LETTER contains an accurate and complete list, as of the date hereof, of each material plan, program, policy, agreement, collective bargaining agreement or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, including each employment, severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company for the benefit of any current or former employee, independent contractor, consultant or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company has or may have any material Liability (collectively, the “Company Employee Plans”).

(b) Documents. The Company has made available to Parent correct and complete copies (or, if a plan is not written, a written description) of all Company Employee Plans and amendments thereto in each case that are in effect as of the date hereof, and, to the extent applicable,

(i) all related trust agreements, funding arrangements and insurance contracts now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise,

(ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan,

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(iii) the most recent financial statements for each Company Employee Plan,

(iv) the Form 5500 Annual Returns/Reports for the most recent plan year for each Company Employee Plan, (as outlined by the US Department of Labor)

(v) the current summary plan description for each Company Employee Plan; and

(vi) all actuarial valuation reports related to any Company Employee Plans.

(c) Employee Plan Compliance. (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) (“Qualified Pension Plan”) of the Code are so qualified and have received timely determination letters from the IRS and, as of the date hereof, no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, and to the Knowledge of the Company, as of the date hereof, no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company has timely made all material contributions and other material payments required by and due under the terms of each Company Employee Plan and applicable Law, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) as of the date hereof, there are no material audits, inquiries or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS or the U.S. Department of Labor, or any similar Governmental Entity with respect to any Company Employee Plan; (v) as of the date hereof, there are no material Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (vi) to the Knowledge of the Company, the Company has not engaged in a transaction that could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 (“Exercise Tax”)of the Code or Section 502(i) of ERISA (“Civil monitory penalty/Non-qualified plan”).

(d) Neither the Company nor any Company ERISA Affiliate has incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title I (Mandatory reporting and disclosure of plans to US Department of Labor) or Title IV (Employee Pension Benefit Plans) (Guarantee Benefits Payments) of ERISA, or related provisions of the Code or foreign Law or regulations relating to employee benefit plans.

(e) Certain Company Employee Plans. With respect to each Company Employee Plan:

i.	No such plan is a “multi-employer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its ERISA affiliates has at any time contributed to or had any liability or obligation in respect of any such Multi-employer Plan or multiple employer plan;

ii.	No Legal Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan;

iii.	No “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any such plan. (A reportable event occurs when the Secretary of the Treasury issues a notice that a plan has ceased to be a plan described in Section 4021(a)(2) of ERISA, or when the Secretary of Labor determines that a plan is not in compliance with Title I of ERISA)

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(f) No Post-Employment Obligations. No Company Employee Plan provides post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree welfare benefits to any person or ever represented, promised or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by COBRA or other applicable Law.

(g) No Company Employee Plan has within the Three years (“3”) prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity.

(h) Section 409A (Non-Qualified Deferred Compensation Plans) Compliance. Each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(i) Health Care Compliance. The Company complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

(j) Effect of Transaction. Neither the execution of this Agreement, the consummation of the Merger, nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events):

(i) entitle any current or former director, employee, contractor or consultant of the Company to severance pay or any other payment;

(ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual,

(iii) limit or restrict the right of the Company to merge, amend or terminate any Company Employee Plan,

(iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan, or

(v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

(k) Employment Law Matters. The Company: (i) is in compliance with all applicable Laws and agreements respecting hiring, employment, termination of employment, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in

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compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(l) Labor. Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations. As of the date hereof, none of the Company Employees are represented by a labor organization, work council or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity or union corporate campaigns of or by any labor organization, trade union or work council directed at the Company or any of its Subsidiaries, or any Company Employees.

As of the date hereof, there are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.14 Real Property and Personal Property Matters.

a)	Owned Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has good and marketable Fee Simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens. a) The Company Disclosure Letter contains a true and complete list (including, without limitation, legal descriptions), as of the date hereof, of the Owned Real Estate. As of the date hereof, the Company has not (i) received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Properties.

b)	Leased Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and has a valid and subsisting leasehold estate in each parcel of real property demised under a Lease for the full term of the respective Lease free and clear of any Liens other than Permitted Liens. a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of the Leased Real Estate including with respect to each such Lease the date of such Lease and any material amendments thereto. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all leases are:

(i) all Leases are valid and in full force as originally contracted and effect except to the extent they have previously expired or terminated in accordance with their terms, and

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(ii) neither the Company nor any Subsidiaries hereby nor, to the Knowledge of the Company, no third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Lease.

(iii) All Company lease purposes as relating to the oil and gas industry are in compliance with Federal and State laws and regulations, there is no foreseeable impediment that would not allow for the current use to continue throughout the terms of such lease, and there is no permit or use revocation action pending regarding this land use.

Except as known by the Parent, the Company has not assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease nor has the Company or created Subsidiaries to entered into with any other Person any sublease, license or other agreement that is material to the Company, taken as a whole, and that relates to the use or occupancy of all or any portion of the Leased Real Estate. The Company has delivered or otherwise made available to Parent true and complete copies of all Leases (including all material modifications, amendments, supplements, waivers and side letters thereto) pursuant to which the Company or any of its Subsidiaries thereof leases, subleases or licenses, as tenant, any Leased Real Estate.

(c) Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens known to Parent.

Section 3.15 Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)The Company is, and has been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted. As per oil and gas industry standards Company is in compliance with all regulatory mandates; most importantly keeping working interest in compliance with a prudent oil and gas operator as defined with standard industry understanding.

(b) The Company has not received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any Subsidiaries thereby, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. The Company is not subject to any Order or written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

Section 3.16 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company is a party or any of the respective assets are bound (excluding any Leases):

(i)any “Material Contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC; Form

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8-K reference Item 601 of Regulation S-K to identify contracts that are deemed not to be made in ordinary course of business and that must be reported “unless immaterial in amount of significance,” even if they are otherwise of the type of ordinarily accompanies the company’s business. Item 601(b)(10)(ii)(A)-(D) of Regulation S-K specify Four (“4”) such situations:

(a) A contract with directors, officers, promoters, voting trustees, 5% or greater stockholders, or underwriters must be reported, unless it involves only the purchase or sale of current assets, having a determinable market price, where such assets are sold at such market price.

(b) If a reporting company’s business is substantially dependent upon a contract, that contract will be considered material and must be reported. This would include any contract pursuant to which the reporting company sells the major part of its products or services or purchases the major part of its requirements of goods, services or raw materials. Similarly, reporting companies must report any franchise or license agreement involving a patent, formula, trade secret, process or trade name upon which the reporting company’s business is dependent to the material extent.

(c) A contract for the acquisition or sale of any property, plant or equipment is a material contract if the consideration for the contract represents more than 15% of the reporting company’s fixed assets on a consolidated basis as of the end of the most recent fiscal period.

(d) Any material lease relating to the property that is sufficiently important to be described in the company’s Form 10-K or registration statement must be reported.

(ii) any Employment or Consulting contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (a) Executive Officer of the Company, (b) member of the Company Board, or (c) Company Employee providing for an annual base salary in excess of FIFTY THOUSAND DOLLARS (“$50,000”)

(iii) any Contract providing for indemnification or any guaranty by the Company, in each case that is material to the Company, taken as a whole, other than (a) any guaranty by the Company of any of the obligations of (1) the Company or (2) any Subsidiary (Affiliate not a wholly-owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (b) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv) any Contract that purports to limit in any material respect the right of the Company (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (a) to engage in any line of business, (b) to compete with any Person or operate in any geographical location; or (c) mineral rights or land rights

(v) any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company after the date of this Agreement of assets with a fair market value in excess of TWENTY FIVE THOUSAND DOLLARS (“$25,000”.)

(vi) any Contract that contains any provision that requires the purchase of all of the Company’s requirements for a given product, asset, commodity, or service from a given third party, which product or service is material to the Company, taken as a whole;

(vii) any Contract that obligates the Company to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate Parent,

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the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any third party;

(viii) any partnership, joint venture or similar Contract that is material to the Company taken as a whole;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of TEN THOUSAND DOLLARS (“$10,000”) other than (a) accounts receivables and payables, and (b) loans to direct or indirect wholly-owned Subsidiaries of the Company;

(x) any other Contract under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in excess of TEN THOUSAND DOLLARS (“$10,000”) in any year and which is not otherwise described in clauses (i)–(x) above;

(xi) any Contract which is not otherwise described in clauses (i)-(xi) above that is material to the Company and listed on Section 3.15(b) of the Company Disclosure Letter; or

(xii) any Company IP Agreement.

(b) Schedule of Material Contracts; Documents. Section 3.05(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts. The Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.

(c) No Breach. (i) All the Company Material Contracts are valid and binding on the Company, enforceable against it in accordance with its terms, and is in full force and effect, (ii) to the Knowledge of the Company, no third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract, and (iii) to the Knowledge of the Company, no third party is in breach, or has received written notice of breach, of any Company Material Contract.

Section 3.17 Information Statement. None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, information statement and forms of information (collectively, the “Company Information Statement”), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Subsidiary expressly for inclusion or incorporation by reference in the Company Information Statement. The Company Information Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.18 Fairness Opinion. The Company has had an opportunity to receive an expert opinion to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock.

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Article IV
Representations and Warranties of Parent and Merger Subsidiary

Parent and Merger Subsidiary hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nevada.

Section 4.02 Authority; Non-contravention; Governmental Consents.

(a) Authority. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to the Nevada Revised Statutes of Corporations (“NRSC”). This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-contravention. The execution, delivery and performance of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the transactions contemplated by this Agreement, do not and will NOT:

(i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Subsidiary;

(ii) subject to compliance with the requirements set forth in clauses (i)-(iv) of Section 4.02(c), conflict with or violate any Law applicable to Parent or Merger Subsidiary or any of their respective properties or assets;

(iii) result in any breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under any Contract to which Parent or its Subsidiaries, including Merger Subsidiary, are a party or otherwise bound; or

(iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent or Merger Subsidiary, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be

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expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Subsidiary in connection with the execution, delivery and performance by Parent and Merger Subsidiary of this Agreement or the consummation by Parent and Merger Subsidiary of the Merger and other transactions contemplated hereby, except for:

(i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company and Parent are qualified to do business;

(ii) the filing of the Company Information Statement with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement;

(iii) such Consents as may be required under Nevada state securities or “blue sky” laws or the rules and regulations of OTCQB and

(iv) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

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Section 4.03 Information Statement. None of the information with respect to Parent or Merger Subsidiary that Parent or any of its Representatives furnishes in writing to the Company expressly for use in the Company Information Statement, will, at the date such Information Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Subsidiary with respect to statements made or incorporated by reference therein supplied by the Company or its Representatives expressly for inclusion or incorporation by reference in the Company Information Statement.

Section 4.04 Share Allocation Capability. Parent has or will have, and will cause Merger Subsidiary to have, prior to the Effective Time, sufficient share allocation to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Subsidiary contemplated by this Agreement.

Section 4.05 Legal Proceedings. As of August 26, 2014, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Subsidiary, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent or any of its Subsidiaries, including Merger Subsidiary, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement. A legal action was initiated on or about May 15, 2014 and disclosed in Company’s most recent 10Q quarter reporting as follows:

On or about May 15, 2014 a legal action was levied against Company in the Superior Court of Arizona in and for the County of Maricopa. The claim is styled as Marc J. Olivieri vs. ClarkScott, LLC, James D. Clark and Jane Doe Clark, Core Resource Management, Inc. f/l/a Direct Pat Health Holdings, Inc.; ABC Corporation 1-V; and John Does 1-X. (No. CV2014-05854). Defendant alleges breach of contract relating to an employment agreement. Company has answered the complaint on July 18, 2014 and has denied the allegations set forth. As per, Accounting Standards Codification 450, Management can not specifically derive potential loss amount. However in order to provide guidance as per evaluation of estimated litigation loss contingency (dependent on an adverse ruling), Management estimates a range of possible loss range to be between $30,000 and $70,000. Such range is made only in attempts to provide reporting guidance. Management plans to vigorously defend alleged claims which it considers to not have merit.

Article V
Covenants

Section 5.01 Conduct of Business of the Company. The Company shall, during the period from the date of this Agreement until the Effective Time, conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its current officers and employees, to preserve its business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth on Section 5.01 of the Company Disclosure Letter or as required by applicable Law, the Company SHALL NOT, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

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(a) Shall not: amend or propose to amend its certificate of incorporation or by-laws (or other comparable organizational documents);

(b) Shall not: (i) split, combine or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities, (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiary);

(c) Shall not: issue, sell, pledge, dispose of or encumber any Company Securities or Company Subsidiary Securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms, (ii) the issuance of shares of Company Common Stock in respect of other equity compensation awards outstanding under Company Stock Plans as of the date of this Agreement in accordance with their terms, (iii) the issuance of Company Equity Awards and the issuance of shares of Company Common Stock upon the exercise of such Company Equity Awards (other than directors or executive officers of the Company) in accordance with their terms in the ordinary course of business consistent with past practice, (iv) the issuance of shares of Company Common Stock upon exercise of any Warrant that is outstanding as of the date of this Agreement, or (v) the issuance of shares of Common Stock upon the conversion of Convertible Notes;

(d) Shall not: except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date of this Agreement,

(i) increase the compensation payable or that could become payable by the Company or its Subsidiary to directors, officers or employees, other than increases in compensation made in the ordinary course of business consistent with past practice.

(ii) enter into any new or amend in any material respect, any existing employment, severance, retention or change in control agreement with any of its past or present officers or employees.

(iii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee.

(iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof or that are made in the ordinary course of business consistent with past practice;

(e) Shall not: (i) transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any Subsidiary of the Company, provided that the foregoing shall not prohibit the Company and from transferring, licensing, selling, leasing or disposing of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice, or (ii) adopt

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or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(f) Shall not: repurchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(g) Shall not: enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder;

(h) Shall not: institute, settle or compromise any Legal Actions pending or threatened before any arbitrator, court or other Governmental Entity involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding FIFTY THOUSAND DOLLARS (“$50,000”) in the aggregate, other than (i) any Legal Action brought against Parent or Merger Subsidiary arising out of a breach or alleged breach of this Agreement by Parent or Merger Subsidiary, and (ii) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Company included in the Company SEC Documents; provided that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business; (maybe add law suit reference)

(i) Shall not: make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(j) Shall not: (i) settle or compromise any material Tax claim, audit or assessment, (ii) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(k) Shall not: enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

(l) Shall not: except in connection with actions permitted by Section 5.04 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 78.378 to 78.379 of the NRSC, except for Parent, Merger Subsidiary or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

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(m) Shall not: abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to Company IP, other than in the ordinary course of business consistent with past practice; or

Section 5.02 Other Actions. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 5.03 Access to Information; Confidentiality.

(a) From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company shall, afford to Parent and Parent’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices and other facilities and to all books, records, contracts and other assets of the Company and its Subsidiaries, and the Company shall, furnish promptly to Parent such other information concerning the business and properties of the Company as Parent may reasonably request from time to time.

The Company shall NOT be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent or Merger Subsidiary pursuant to this Agreement.

(b) Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated July 22, 2014 between Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.04 No Solicitation.

(a) The Company shall not, authorize or permit directors, officers, employees, advisors and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 5.04(b),

(i) Shall not: conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company, afford access to the business, properties, assets, books or records of the Company, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal,

(ii) Shall not: (ii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or (B) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 78.378 to 78.379 of the NRSC, or

(iii) Enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger

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agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). Subject to Section 5.04(b), neither the Company Board nor any committee thereof shall fail to make, withdraw, amend, modify or materially qualify, in a manner adverse to Parent or Merger Subsidiary, the Company Board Recommendation, or recommend a Takeover Proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer, or make any public statement inconsistent with the Company Board Recommendation, or resolve or agree to take any of the foregoing actions (any of the foregoing, a “Company Adverse Recommendation Change”).

The Company shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.

(b) Notwithstanding Section 5.04(a), prior to the receipt of the Company Requisite Vote, the Company Board, directly or indirectly through any Representative, MAY, subject to Section 5.04(c)

(i) May participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board believes in good faith, after consultation with outside legal counsel and the Company Financial Advisor, constitutes or would reasonably be expected to result in a Superior Proposal,

(ii) May follow receipt of and on account of a Superior Proposal, make a Company Adverse Recommendation Change, and/or

(iii) May take any action that any court of competent jurisdiction orders the Company to take (which order remains unstated), but in each case referred to in the foregoing clauses (i) through (ii), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

(c) The Company Board SHALL NOT take any of the actions referred to in clauses (i) through (ii) of Section 5.04(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that would reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any third party.

(d) In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall

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keep Parent fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least forty-eight (48) hours prior notice of any meeting of the Company Board at which the Company Board is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.

(e) Except as set forth in this Section 5.04(d), the Company Board shall not make any Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Company Requisite Vote, the Company Board may make a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement, if:

(i) the Company promptly notifies Parent, in writing, at least Five (“5”) Business Days (the “Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to make a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement;

(ii) the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal;

(iii) the Company shall, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least Five (“5”) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and

(iv) the Company Board determines in good faith, after consulting with outside legal counsel and its Company Financial Advisor, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Notice Period in the terms and conditions of this Agreement.

Section 5.05 Stockholders Meeting; Preparation of Information Materials.

(a) Subject to the terms set forth in this Agreement, the Company shall take all action necessary to duly call, give notice of, convene and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, the Company shall mail the Company Information Statement to the holders of Company Common Stock in advance of such meeting.

(b) The Company Information Statement shall include the Company Board Recommendation. Subject to Section 5.04 hereof, the Company shall use reasonable best efforts to (i)

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solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval. The Company shall keep Parent and Merger Subsidiary updated with respect to information solicitation results as requested Parent or Merger Subsidiary. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent (other than (i) in order to obtain a quorum of its stockholders or (ii) as reasonably determined by the Company to comply with applicable Law).

At the Company Stockholders Meeting, Parent and its Affiliates shall vote all Shares owned by them in favor of adoption of this Agreement and approval of the Merger. Notwithstanding anything contained herein to the contrary, the Company shall not be required to hold the Company Stockholders Meeting if this Agreement is terminated before the meeting is held.

(c) In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement the Company shall prepare and file the Company Information Statement with the SEC. Parent, Merger Subsidiary and the Company will cooperate and consult with each other in the preparation of the Company Information Statement. Without limiting the generality of the foregoing, each of Parent and Merger Subsidiary will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Information Statement. The Company shall not file the Company Information Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company).

(d) The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Information Statement as promptly as practicable after receipt thereof and to cause the Company Information Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Information Statement.

(e) Each of Parent, Merger Subsidiary and the Company agree to correct any information provided by it for use in the Company Information Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable

(i) notify Parent of the receipt of any comments from the SEC with respect to the Company Information Statement and any request by the SEC for any amendment to the Company Information Statement or for additional information and

(ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Information Statement.

Section 5.06 Notices of Certain Events. The Company shall notify Parent and Merger Subsidiary, and Parent and Merger Subsidiary shall notify the Company, promptly of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement,

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(ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement,

(iii) any Legal Actions commenced, or to such party’s knowledge, threatened, against the Company or any of its Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement, and

(iv) any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.02(a), Section 6.02(b) or Section 6.02(c) of this Agreement or Section 6.03(a) or Section 6.03(b) of this Agreement (in the case of Parent and Merger Subsidiary), to be satisfied. In no event shall (A) the delivery of any notice by a party pursuant to this Section 5.06 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (B) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty. This Section 5.06 shall not constitute a covenant or agreement for purposes of Section 6.02(b) or Section 6.03(b).

Section 5.07 Employees; Benefit Plans.

(a)During the period commencing at the Effective Time and ending on the date which is FIVE (“5”) months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries), Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with base salary, target bonus opportunities (excluding equity-based compensation), and employee benefits that are, in the aggregate, no less favorable than the base salary, target bonus opportunities (excluding equity-based compensation), and employee benefits provided by the Company and its Subsidiaries on the date of this Agreement.

(b) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding both any retiree healthcare plans or programs maintained by Parent or any of its Subsidiaries and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for vesting and eligibility purposes (but not for (i) purposes of early retirement subsidies under any Parent Benefit Plan that is a defined benefit pension plan or (ii) benefit accrual purposes, except for vacation, if applicable) in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; (iii) Continuing Company shall honor all consulting or advisory agreement previously entered into, or employment pending equity awards stock options or warrants to purchase equity based upon performance. provided, that such service shall not be recognized to the extent that (A) such recognition would result in a duplication of benefits or (B) such service was not recognized under the corresponding Company Employee Plan.

(c) This Section 5.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.07, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.07. Nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement or (ii) shall alter or limit the ability of the Surviving

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Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. The parties hereto acknowledge and agree that the terms set forth in this Section 5.07 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever.

(d) With respect to matters described in this Section 5.07, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent.

Section 5.08 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Merger Subsidiary agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officeror director of the Company ( an “Indemnified Party”) as provided in the Company Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.08, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b) For three years after the Effective Time, to the fullest extent permitted under applicable Law, Parent and the Surviving Corporation (the “Indemnifying Parties”) shall indemnify, defend and hold harmless each Indemnified Party including parents, consultants, and employees against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Surviving Corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent.

(c) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) maintain in effect for a period of three (“3”) years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Effective Time “tail” insurance policies with a claims period of three (“3”) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of Ten percent (“10%”) of the last annual premium paid by the Company for such insurance prior to the date of this Agreement, which

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amount is set forth on Section 5.08(c) of the Company Disclosure Letter (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the Maximum Premium.

(d) The obligations of Parent and the Surviving Corporation under this Section 5.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.08 applies without the consent of such affected Indemnified Party.

(e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.08.

The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.09 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.09), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including

(i) the obtaining of all necessary permits, waivers, consents, approvals and actions or non-actions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities

(ii) the obtaining of all necessary consents or waivers from third parties

(iii) the execution and delivery of any additional instruments necessary to consummatethe Merger and to fully carry out the purposes of this Agreement. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. The Company and Parent shall, subject to applicable Law, promptly (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement.

If the Company or Parent receives a request for additional information or documentary material

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from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

Neither Parent nor the Company shall commit to or agree (or permit their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

(b) Without limiting the generality of the undertakings pursuant to Section 5.09(a) hereof, the parties hereto shall (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other Antitrust Laws as promptly as practicable following the date of this Agreement (provided that in the case of the filing under the HSR Act, such filing shall be made within 10 Business Days of the date of this Agreement) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws and (ii) subject to the terms set forth in Section 5.09(c) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

(c) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Subsidiary and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Subsidiary or any of their Affiliates shall be required to defend, contest or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any Order, in connection with the transactions contemplated by this Agreement.

(d) Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Subsidiary or any of their Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to

(i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Subsidiary or any of their respective Subsidiaries,

(ii) conduct, restrict, operate, invest or otherwise change the assets, business or

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portion of business of the Company, the Surviving Corporation, Parent, Merger Subsidiary or any of their respective Subsidiaries in any manner, or

(iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Subsidiary or any of their respective Subsidiaries; provided that, if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company in the event the Closing occurs.

Section 5.10 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent and Merger Subsidiary agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be permitted by Section 5.04 or required by applicable Law or the rules or regulations of any applicable United States Securities Exchange Commission, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Section 5.11 Takeover Statutes. If any “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Subsidiary, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Subsidiary, and their respective board of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 5.12 Section 16 Matters for Beneficial Owners of more than 10%. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company. Securities must have been held for at least six months, or specific approval must be obtained.

Section 5.13 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

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Article VI
Conditions

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b) Regulatory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or been terminated.

(c) No Injunctions, Restraints or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(d) Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 6.01 of the Company Disclosure Letter and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Articles of Merger with the Secretary of State of the State of Nevada) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on Parent’s and Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 6.02 Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the Merger are also subject to the satisfaction or waiver by Parent and Merger Subsidiary on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company (other than in Section 3.01(a)(“Organization; Standing and Power”), Section 3.02(a)( second sentence -As of the close of business on August 24, 2014 As of the date of this Agreement, 7,322,894 Shares were issued and outstanding, (y) (“12,677,106”) Shares were issued and held by the Company in its treasury and (z) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury, and since July 1,2014 and through the date hereof, no additional Shares or shares of Company Preferred Stock have been issued other than the issuance of Shares upon the exercise or settlement of Company Equity Awards.), Section 3.01 (b)(ii) (Except for the Company Stock Plans and as set forth in Section 3.02 (b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Section 3.02(c)( last sentence -(As of the date hereof, an aggregate of (A) (6,041,247) shares of Company Common Stock are subject to, and (6,041,247) shares of Company Common Stock are reserved for issuance upon exercise of, the Warrants. Section 3.03(a) Authority, Section 3.04(b) Financial Statements, Section 3.05(a) Absence of Certain Changes or Events and Section 3.10 Regulatory Actions of Inquiries) set forth in Article III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.

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(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) hereof.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and warranties. The representations and warranties of Parent and Merger Subsidiary set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b) Performance of covenants. Parent and Merger Subsidiary shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c) Officer’s certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

Article VII
Termination, Amendment and Waiver

Section 7.01 Termination By Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by mutual written consent of Parent, Merger Subsidiary and the Company.

Section 7.02 Termination By Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) if this Merger Agreement has not been consummated on or before August 31, 2014 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date. However, such break up provisions as set out within the binding letter of intent still remain valid as per its terms (The binding letter of intent dated July 22, 2014 and has been fully executed by both parties;

(b) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order making illegal, permanently enjoining or otherwise

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permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order; In the event Company has been the cause of such action it will be liable for break up provisions here in and within the binding letter of intent dated July 22, 2014 and has been duly executed by both parties; or

(c) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting.

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Section 7.03 Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) IF (i) a Company Adverse Recommendation Change shall have occurred,

(i) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement)

(ii) the Company shall have breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 5.04

(iii) the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (“10”) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal

(iv) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this ; or

(b) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Parent shall have given the Company at least 15 days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 7.04(b).

Section 7.04 Termination By the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding, in the case of Section 7.04(b) immediately below, any approval of this Agreement by the stockholders of the Company):

(a) if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 5.04(b) thereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement; or

(b) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that the Company shall have given Parent at least 15 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.04(b).

Section 7.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any

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party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party) to any other party hereto, except (i) with respect to Section 5.03(b), this Section 7.05, Section 7.06 and Section 7.07 (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement. (iii) and expenses as defined in binding letter of intent dated July 22, 2014.

Section 7.06 Fees and Expenses Following Termination.

(a) If this Agreement is terminated by Parent pursuant to Section 7.03(a) and the binding letter of intent, then the Company shall pay to Parent (by wire transfer of immediately available funds), within Five (“5”) Business Days after such termination, a fee in an amount equal to the Termination Fee, plus, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement.

(b) If this Agreement is terminated by the Company pursuant to Section 7.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee, plus, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement.

(c) If this Agreement is terminated (i) by Parent pursuant to Section 7.03(b), provided that the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (ii) by the Company or Parent pursuant to (A) Section 7.02(a) hereof and provided that the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (B) Section 7.02(c) hereof and, in the case of clauses (i) and (ii) immediately above, (C) prior to such termination (in the case of termination pursuant to Section 7.02(a) or Section 7.03(b)) or the Company Stockholders Meeting (in the case of termination pursuant to Section 7.02 (c)), a Takeover Proposal shall (1) in the case of a termination pursuant to Section 7.02 (a) or Section 7.02(c), have been publicly disclosed and not withdrawn or (2) in the case of a termination pursuant to Section 7.03(b), have been publicly disclosed or otherwise made or communicated to the Company or the Company Board, and not withdrawn, and (B) within SIX (“6”) months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal shall have been consummated (in each case whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee, plus, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement (it being understood for all purposes of this Section 7.06(c), all references in the definition of Takeover Proposal to 15% shall be deemed to be references to “more than 50%” instead). If a Person (other than Parent) makes a Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholder Meeting, as applicable, and, within 6 (“six”) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Takeover Proposal that is publicly disclosed, such initial Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of clauses (1) and (2) of this paragraph (c).

(d) The Company acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Subsidiary would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order

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to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal as LIBOR (London Inter-Bank Rate and Five Percent (LIBOR + 5%). Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. The parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(e) Except as expressly set forth in this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 7.07 Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of Company Common Stock without such approval.

Section 7.08 Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Subsidiary, on the one hand, or the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Article VIII
Miscellaneous

Section 8.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

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“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” has the meaning set forth in Section 3.03(c).

“Book-Entry Shares” has the meaning set forth in Section 2.02(a).

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in Arizona are authorized or required by Law or other governmental action to close.

“Certificate” has the meaning set forth in Section2.01(c).

“Articles of Merger” has the meaning set forth in Section 1.03.

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” has the meaning set forth in Section 2.05.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.04(a).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.04(a).

“Company Balance Sheet” has the meaning set forth in Section 3.04(e).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 5.07(a).

“Company Disclosure Letter” has the meaning set forth in the introductory language in Article III.

“Company Employee” has the meaning set forth in Section 3.12(a).

“Company Employee Agreement” means any Contract between the Company or any of its Subsidiaries and a Company Employee.

“Company Employee Plans” has the meaning set forth in Section 3.12(a).

“Company Equity Award” means a Company Stock Option or a Company Stock Award or a phantom stock award, as the case may be.

“Company ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Company Financial Advisor” has the meaning set forth in Section 3.10.

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“Company IP” has the meaning set forth in Section 3.07(b).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, covenants not to sue and permissions and other Contracts, including the right to receive royalties or any other consideration, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is a licensor or licensee.

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, financial or securities markets; (b) the announcement of the transactions contemplated by this Agreement; (c) any outbreak or escalation of war or any act of terrorism; or (d) general conditions in the industry in which the Company operates; provided further, however, that any event, change and effect referred to in clauses (a), (c) or (d) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company, taken as a whole, compared to other participants in the industries in which the Company conduct their businesses.

“Company Material Contract” has the meaning set forth in Section 3.05(a).

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company.

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Information Statement” has the meaning set forth in Section 3.16.

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(b).

“Company Stock Award” has the meaning set forth in Section 2.07(b).

“Company Stock Option” has the meaning set forth in Section 2.07(a).

“Company Stock Plans” has the meaning set forth in Section 3.02(b).

“Company Stockholders Meeting” means the special meeting of the Stockholders of the Company to be held to consider the adoption of this Agreement.

“Confidentiality Agreement” has the meaning set forth in Section 5.03.

“Consent” has the meaning set forth in Section 3.03(c).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

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“Convertible Notes” means that Core Resource Management, Inc., CRMI Senior Convertible Debentures due 2019 dated May 1, 2014 convertible off the Three Dollars per share. The rate underlying share conversion option is thus devisable by the face value of each Debenture, payable before its maturity date. Nitro Petroleum, Inc., has no Convertible Debt instruments outstanding.

“Dissenting Shares” has the meaning set forth in Section 2.03.

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” has the meaning set forth in Section 7.02(a).

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Exchange Agent” has the meaning set forth in Section 2.02(a).

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, business consultants, financial advisors, legal advisers, certified public accountants, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto including prior negotiations, term sheets, and letters of intent, any litigation with respect thereto, the preparation, printing, filing and mailing of the Information Statement, the filing of any required notices under the HSR Act or Foreign Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger other transactions contemplated hereby.

“Foreign Antitrust Laws” has the meaning set forth in Section 3.03(c).

“Generally Agreed upon Accounting Principles “GAAP” has the meaning set forth in Section 3.04(b).

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“Governmental Antitrust Authority” has the meaning set forth in Section 5.09(b).

“Governmental Entity” has the meaning set forth in Section 3.03(c).

“Hazardous Substance” shall mean (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“HSR Act” has the meaning set forth in Section 3.03(c).

“Indemnified Party” has the meaning set forth in Section 5.09(b).

“Indemnifying Parties” has the meaning set forth in Section 5.08(a).

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction worldwide, whether registered or unregistered, including such rights in and to: (a) patents (including all reissues, divisions, Provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications, patent disclosures or other patent rights (“Patents”); (c) copyrights, design, design registration, and all registrations, applications for registration, and renewals for any of the foregoing, and any “moral” rights (“Copyrights”); (d) trademarks, service marks, trade names, business names, logos, trade dress, certification marks and other indicia of commercial source or origin together with all goodwill associated with the foregoing, and all registrations, applications and renewals for any of the foregoing (“Trademarks”); (e) trade secrets and business, technical and know-how information, databases, data collections and other confidential and proprietary information and all rights therein (“Trade Secrets”); (f) software, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other software-related specifications and documentation (“Software”); and (g) Internet domain name registrations.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, when used with respect to the Company, the actual or constructive knowledge of any officer or director, after due inquiry.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Lease” shall mean all leases, subleases and other agreements under which the Company or any of its Subsidiaries leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” shall mean all real property that the Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Action” has the meaning set forth in Section 3.09.

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“Liability” shall mean any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Maximum Premium” has the meaning set forth in Section5.08(c).

“Merger” has the meaning set forth in Section 1.01.

“Merger Subsidiary” has the meaning set forth in the Preamble.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Multi-employer Plan” has the meaning set forth in Section 3.12(c).

“NRSC” “Nevada Restated Statutes of Corporations” has meaning set forth in Section 1.01.

“Notice Period” has the meaning set forth in Section 5.04(d).

“OTCQB” has and has meaning set forth in Section3.03(c). OTCQB. Is the Over the Counter marketplace exchange for venture stage US SEC reporting companies. The OTCQB is the mid-tier of three marketplaces for trading over-the-counter stocks provided and operated by the OTC markets group.

“Order” has the meaning set forth in Section 3.09.

“Owned Real Estate” shall mean any real estate owned in fee by Company or any of its Subsidiaries, together with all buildings, structures, fixtures and improvements thereon and all of the Company’s and its Subsidiaries’ rights thereto, including without limitation, all easements, rights of way and appurtenances relating thereto.

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 5.07(b).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“Permits” has the meaning set forth in Section 3.08(b).

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in

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connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, and (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Representatives” has the meaning set forth in Section 5.04(a).

“Requisite Company Vote” has the meaning set forth in Section 3.03(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(g).

“SEC” “Securities and Exchange Commission” has the meaning set forth in Section 3.03(c).

“Securities Act” has the meaning set forth in Section 3.04(a).

“Subsidiary” means, when used with respect to any party, and except as set forth on Section 8.01(iii) of the Company Disclosure Letter, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Superior Proposal” means a bona fide written Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding Company Common Stock, that the Company Board determines in good faith (after consultation with outside legal counsel and the Company Financial Advisor) is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal, (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Company Board and (e) any revisions to the terms of this Agreement and the Merger proposed by the Parent during the Notice Period set forth in Section 5.04(d).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Parent and its Subsidiaries, including Merger Subsidiary) relating to any (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any

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voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to fifteen percent (15%) or more of the fair market value of the Company’s consolidated assets or to which fifteen percent (15%) or more of the Company’s net revenues or net income on a consolidated basis are attributable, (b) direct or indirect acquisition of fifteen percent (15%) or more of the voting equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) fifteen percent (15%) or more of the voting equity interests of the Company, (d) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own fifteen percent (15%) or more of the consolidated assets, net revenues or net income of the Company, taken as a whole, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” means FIFTY THOUSAND DOLLARS ($50,000) base minimum amount in addition to break up fees as provided herein and within Binding Letter of Intent dated July 22, 2014.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Voting Debt” has the meaning set forth in Section 3.02(c).

“Warrants” has the meaning set forth in Section 2.08.

Section 8.02 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed

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as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

Section 8.04 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Nevada. Except, as enforcement of the agreement procedurally may be brought as action in the State of ARIZONA, including enforcement of any injunctive relief or specific performance and costs or fee associate with such performance or non-performance.

Section 8.05 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the State of Arizona, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the Superior Court of Maricopa County. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder:

(i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05,

(ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and

(iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 8.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT:

(A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION,

(B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER,

(C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND

(D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):

If to Parent or Merger Subsidiary, to:	Core Resource Management, Inc. 3131 E. Camelback Rd. STE. 211 Phoenix, AZ 85016 Attention: Mr. James Clark Phone: 602.34.3230
with a copy (which will not constitute notice to Parent or Merger Subsidiary) to:	Goldman Legal Advisers, LLC 625 W. 5th Street Clare, MI 48617

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If to the Company, to:	Nitro Petroleum, Inc. 14285 Acme Rd. Shawnee, OK 74801 Phone: 405.273.9119 Attention: Mr. Jim Borem

Or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.08 Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Binding Letter of Intent dated July 22, 2014, the Company Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Binding Letter of Intent, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 8.09 No Third Party Beneficiaries. Except as provided in Section 5.08 hereof (which shall be to the benefit of the parties referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns, contracted legal advisers, contracted financial advisers, and respective successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, other than the entity types named within this section.

Section 8.10 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Effective Time, Merger Subsidiary may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.12 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any

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federal court located in the State of Arizona, in addition to any other remedy to which they are entitled at Law or in equity, in the State of ARIZONA or by jurisdiction at law by the State of NEVADA.

Section 8.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Nitro Petroleum, Inc.
By_____________________ Name: Mr. Jim Borem Title: CEO
Core Resource Management, Inc.
By_____________________ Name: Mr. James Clark Title: CEO
Core Resource Management Holdings, Co.
By_____________________ Name: Mr. James Clark Title: CEO

November 7, 2014

Nitro Petroleum, Inc.

Gentlemen:

We have been advised that Nitro Petroleum, Inc. (the “Company” or “NTRO”) has agreed to terms with Core Resource Management, Inc., a Nevada corporation (“Parent”) and its subsidiary, Core Resource Management (“CORE”), would acquire Nitro Petroleum, Inc., a Nevada corporation (together the Companies) through a stock exchange of 100% of NTRO’s shares (“the Transaction”)

Pursuant to the Transaction, NTRO shareholders shall receive shares of CORE stock at the time of closing (“the Consideration”).

•	Initial Closing: Issuance of CORE common stock of approximately 706,141; which at the time the Companies entered into the binding agreement on August 28, 2014 represented approximately 6.37% of the currently outstanding common stock of CORE to NTRO shareholders and at the time ViewTrade was retained to render this opinion, the consideration shares now represent approximately 5.62% of the currently outstanding common stock of CORE to NTRO shareholders.

ViewTrade Securities Inc. (“ViewTrade”) is a full service investment bank providing investment banking, brokerage, and asset management services. In the ordinary course of business, ViewTrade, certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and/or their respective affiliates.

We have been retained to render an opinion as to whether, on the date of such opinion, the Consideration is fair, from a financial point of view, to the Company’s shareholders.

Our opinion does not address any other term or aspect of the Transaction or the Transaction documents, including, but not limited to, the fairness of the amount or nature of the compensation to any officers, directors or employees of any parties to the Transaction. We do not express any opinion as to the underlying valuation or future performance of the Company, or the price at which the Company’s securities might trade at any time in the future.

We have not been requested to opine as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for the Company, the decision

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of whether the Company should complete the Transaction, and other alternatives to the Transaction that might exist for the Company.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as similar transactions and securities valuations generally and, among other things:

▪	Reviewed last two years of SEC filings of Nitro Petroleum, Inc. (including S-1 and S-3 registration statements, 8Ks, 10Ks and 10Qs).

▪	Reviewed last two years of financial data (obtained from SEC filings and S&P Capital IQ) of Nitro Petroleum, Inc.

▪	Reviewed the Company’s last year of stock price and trading volume history.

▪	Performed a Comparable Company Analysis to determine the relative value ranges for oil and gas companies that met similar criteria as NITRO and the acquirer, CORE.

▪	Discussed at length with Company’s CEO (James Borem) among other things, the current state of CORE’s business, status of its capital, revenues, future business prospects, financial and other challenges, the sector as a whole.

▪	Discussed at length with Company’s Interim CEO and CFO the terms of the transaction, and the Consideration.

▪	Reviewed the financial models that were sent to ViewTrade that were prepared by the management team of CORE.

▪	Discussed at length with President and CEO of CORE (James Clark) and others at CORE the financial model, and the operating assumptions underlying their cash flow projections.

▪	Discussed at length with CEO (James Borem) operating history, relationship with CORE and future business prospects.

In arriving at our opinion, with your consent, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us and we have further relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and the projections reviewed, we assumed that such information was reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of the Company under any applicable foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not physically inspected the Company’s properties and facilities and have not made or obtained any evaluations or appraisals of the Company’s assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities). We have not attempted to confirm whether the Company has good title to its assets.

We assumed that the Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. We have assumed, with your consent, that the final executed forms of the Transaction Documents will not differ in any material respect from the drafts we have reviewed and that the Transaction will be consummated on the terms set forth in the Transaction documents, without further amendments thereto, and without waiver by the Company of conditions to any of its obligations thereunder or in the alternative that any such amendments or waivers

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thereto will not be detrimental to the Company or its shareholders in any material respect. We also have assumed, with your consent, that obtaining the necessary regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We have also assumed that the representations and warranties of the parties thereto contained in the Transaction documents are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Transaction Documents. At your direction, we have not been asked to, nor do we offer any opinion as to the contractual terms of the Transaction documents or the prospect that the conditions set forth in the Transaction documents will be satisfied.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, August 28, 2014. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion to you or any other person.

Our opinion is for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Transaction. Our opinion may not be used by any other person, including the shareholders, lenders or creditors of the Company or for any other purpose without our prior written consent. Our opinion is not intended to and does not constitute an opinion or recommendation to any of the Company’s shareholders as to how such shareholder should vote or act with respect to the Transaction, should a vote of such stockholders be required. or any matter relating thereto. Our opinion should not be construed as creating any fiduciary duty on our part to any party to the Transaction documents or any other person.

In connection with our services, and pursuant to that certain Fairness Opinion Agreement between ViewTrade and the Company dated October 9, 2014 (the “ViewTrade Engagement Agreement”), we have received a retainer and are entitled to receive the balance of our fee, which is not contingent upon the completion of the Transaction, when we notify the Company that we are prepared to deliver our opinion. Also, pursuant to the ViewTrade Engagement Agreement, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

ViewTrade has not acted as, financial advisor to the Company with respect to the Transaction and will not receive a fee that is contingent upon the successful completion of the Transaction. Under the ViewTrade policies and procedures, a fairness committee approved this opinion. In addition, ViewTrade has not previously provided certain capital raising services to the Company nor received a fee for such services.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, theConsideration is fair, from a financial point of view, to the Company’s shareholders.

Very truly yours,

ViewTrade Securities, Inc.

V I EW T RA D E S E C U RI T I ES I N C .

Members FINRA & SIPC

7280 West Palmetto Park Road, #105, Boca Raton, FL 33433*phone (561) 630-0306 * fax (561)338-6206 www.ViewTradeSecurities.com

Boca Raton* Jersey City, NJ * Eureka Springs,

AK

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Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Information / Registration Statement  of our reports dated April 15, 2014 relating to the consolidated financial statements of Core Resource Management, Inc. appearing in the Annual Report on Form 10-K of Core Resource Management, Inc for the year ended December 31, 2013 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Chapman, Hext & Co., P.C.
Dallas, Texas
November 17, 2014

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Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Information Statement on Form 14C of our reports dated April, 2014 relating to the consolidated financial statements of Nitro Petroleum, Inc. appearing in the Annual Report on Form 10-K of Core Resource Management, Inc for the year ended January 31, 2014 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Information Statement.

/s/ Montgomery Coscia Greilich, L.L.P.
Plano, Texas
October 15, 2014

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Douglas Aguililla Director/Investment Banking 7280 W. Palmetto Park Rd Boca Raton, FL 33433

October 2, 2009

CONSENT OF VIEWTRADE SECURITIES, INC. INC.

We hereby consent to (i) the inclusion of our opinion letter, dated November 7, 2014 to the Board of Directors of NITRO (the “Company”), as an Annex to the prospectus/information statement that forms a part of the Registration Statement on Form S-4 of the Company, as filed by the Company on November 12, 2014 (the “Registration Statement”), relating to the proposed business combination transaction between the Company and Core Resource Management Inc. and (ii) the references in the Registration Statement to such opinion and our firm in the Registration Statement under the headings Summary and The Merger.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

VIEWTRADE SECURITIES, INC. INC.

By:	/s/ Douglas Aguililla
Name: Douglas Aguililla
Title: Director/Investment Banking

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A Professional Corporation
 Attorneys and Counselors

John W. Harris Jerry D. Johnson Robert C. Prathner, Sr. William F. Pyne Donald H. Snell Christopher K. Stobaugh J. Michael Tibbals Rhett Warren Phillip A. Wylie	8150 North Central Expressway, Suite 1800 Dallas, Texas 75206 Telephone (214) 691-2500 Fax (214) 691-2501 November 17, 2014	Mailing Address: 8150 North Central Expy Suite 1800 Dallas, TX 75206 http://snellwylie.com/

 Core Resource Management, Inc.
3131 E. Camelback Road
Suite 211
Phoenix, AZ 85016

Ladies and Gentlemen,

We have acted as counsel to Core Resource Management, Inc., a Nevada corporation ("CORE"), in connection with the proposed business combination utilizing Core Resource Management's common stock, $0.001 par value per share (the "Shares"), in connection with the merger of CRMH, CO. Merger Sub, Inc., a wholly owned subsidiary of Core Resource Management ("Merger Sub"), with and into Nitro Petroleum, Inc., a Nevada corporation ("NITRO") with NITRO continuing as the surviving company and becoming a wholly owned subsidiary of Core Resource Management, Inc. (the "Merger") pursuant to the terms of that certain Agreement and Plan of Merger dated as of August 27, 2014 by and between Core Resource Management, Inc. , Merger Sub, Nitro (as may be amended from time to time, the "Merger Agreement"). The full terms are included on the information statement on Form 14C (as amended through the effective date thereof, the "Information Statement") filed by Core Resource Management, Inc. and Nitro Petroleum, Inc. with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on the date hereof. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In acting as counsel for Core Resource Management, Inc. and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of Core Resource Management, Inc., agreements and other instruments, certificates of officers and representatives of Core Resource Management, Inc., certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photo static copies.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and that, when issued and delivered with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

         We express no opinion with respect to laws other than those of the federal law of the United States of America and the Nevada Revised Statutes,
and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit to the Information Statement and to the reference to our firm under the caption "Legal Matters" in the proxy statement/information statement/prospectus constituting part of the Information Statement, including any amendments and supplements to the foregoing. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Snell, Wylie & Tibbals, LLP
Snell, Wylie & Tibbals, LLP

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APPENDIX C

NEVADA DISSENTERS’ RIGHTS STATUTE

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 ‘‘Beneficial stockholder’’ defined. ‘‘Beneficial stockholder’’ means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 ‘‘Corporate action’’ defined. ‘‘Corporate action’’ means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 ‘‘Dissenter’’ defined. ‘‘Dissenter’’ means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 ‘‘Fair value’’ defined. ‘‘Fair value,’’ with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NRS 92A.325 ‘‘Stockholder’’ defined. ‘‘Stockholder’’ means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 ‘‘Stockholder of record’’ defined. ‘‘Stockholder of record’’ means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 ‘‘Subject corporation’’ defined. ‘‘Subject corporation’’ means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

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NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

D-1NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

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b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

a) The articles of incorporation of the corporation issuing the shares provide otherwise; or D-2b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

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NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089; 1999, 1631)

D-3NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

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2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter’s notice is sent must:

a) Demand payment;

b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

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NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

a) Of the county where the corporation’s registered office is located; or D-4

b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

b) A statement of the subject corporation’s estimate of the fair value of the shares;

c) An explanation of how the interest was calculated;

d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of Subject Corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand

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payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of Subject Corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court

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may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

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D-6 DEMAND FOR PAYMENT

NOTE: THIS FORM IS TO BE COMPLETED AND RETURNED ONLY IF YOU DESIRE TO
EXERCISE DISSENTERS’ RIGHTS AND PURSUE THE APPRAISAL PROCEEDINGS
REQUIRED IN CONNECTION THEREWITH.

A separate copy of this form along with a shareholders request indication will be mailed as a stand-alone document by Issuer Direct, Inc.

Pursuant to the dissenters’ rights granted under the Nevada Dissenter’s Rights Stature (the ‘‘Dissenters Rights Section’’) of the Nevada Revised Statues (the ‘‘NRS’’), the undersigned, in connection with the merger of NITRO PETROLEUM, INC. (the ‘‘Company’’) and Core Resource Management Holding Co., a Nevada corporation (‘‘Merger Subsidiary’’), with the Company as the surviving corporation, does hereby certify as follows:

(1) The undersigned has received a copy of the Information Statement/Information Statement/Prospectus, dated as of August 28, 2014 distributed by the Company, with all Appendixes referred to therein including, without limitation, the text of the Dissenters’ Rights Section of the NRS.

(2) The undersigned is the (CHECK ONE) [ ] record holder [ ] beneficial owner of the number of shares of the Common Stock of the Company (the ‘‘Shares’’) set forth in the lettered paragraphs below. The undersigned certifies that he or she acquired beneficial ownership of the shares before August 28, 2014, which is the date of the first announcement to the stockholders of the terms of the proposed merger.

(3) If a record holder, the undersigned hereby asserts dissenter’s rights and demands payment, pursuant to the Dissenters’ Rights Section, on behalf of (CHECK ONE) [ ] itself and/or [ ] the beneficial owner(s) whose name(s) and address(s) is (are) listed below, with respect to all Shares owned by the undersigned as set forth in paragraph A below and/or held on behalf of such beneficial owner(s) as set forth in paragraph B below. If the undersigned is asserting dissenter’s rights on behalf of a beneficial owner, the undersigned has received a representation from the beneficial owner that such owner owns the total number of Shares set forth with respect to such holder in paragraph B below.

(4) If a beneficial owner, the undersigned hereby asserts dissenter’s rights and demands payment, pursuant to the Dissenters’ Rights Section, with respect to all Shares owned by the undersigned whether held as record owner or as beneficial owner, including, without limitation, those held on the undersigned’s behalf by the record holder Specified in paragraph C below.

NOTE: A BENEFICIAL OWNER WHO ASSERTS DISSENTER’S RIGHTS ON HIS OR HER OWN

BEHALF MUST OBTAIN THE WRITTEN CONSENT OF THE RECORD HOLDER OF HIS OR HER

SHARES TO DO SO, a form of which is attached hereto as Exhibit A.

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NOTE: IF THE SPACE PROVIDED HEREIN IS INADEQUATE, THE CERTIFICATE NUMBERS AND/OR THE NUMBER OF SHARES SHOULD BE LISTED ON A SEPARATE SCHEDULE ATTACHED TO THIS DEMAND FOR PAYMENT FORM.

D.	To be completed by record holders asserting dissenters’ rights on behalf of themselves:

_____________________________

_____________________________

_____________________________

Exact name and address of beneficial owner (including zip code) Date(s) Shares were acquired Number of shares held of record and beneficially owned by record holders

_____________________________

_____________________________

Taxpayer Identification or Social Security Number Telephone number, including area code

B. To be completed by record holders asserting dissenters’ rights on behalf of beneficial owners:

_____________________________

_____________________________

_____________________________

Exact name and address of record holder (including zip code) Taxpayer Identification or Social Security

D-7_____________________________

_____________________________

_____________________________

Exact name and address (including zip code) of beneficial owner on whose behalf record holder is asserting dissenters rights Date(s) beneficial ownership was acquired Number of shares held by record holder on behalf of beneficial owner

_____________________________

_____________________________

Taxpayer Identification of Social Security Number Telephone number, including area code

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NOTE: A RECORD HOLDER WHO IS ASSERTING DISSENTERS’ RIGHTS ON BEHALF OF MORE THAN ONE BENEFICIAL OWNER MUST COMPLETE PARAGRAPH B ON A SEPARATE SHEET FOR EACH SUCH BENEFICIAL OWNER.

C. To be completed by beneficial owners exercising dissenters’ rights on behalf of themselves:

_____________________________

_____________________________

_____________________________

Exact name and address of beneficial owner (including zip code) Date(s) beneficial ownership was acquired Total number of shares owned, beneficially or otherwise, by the beneficial owner

_____________________________

_____________________________

Taxpayer Identification of Social Security Number, Telephone number, including area code

____________________________

_____________________________

Exact name and address of record holder of Shares owned by beneficial owner Number of shares owned by beneficial owner and held by record owner

_____________________________

_____________________________

Taxpayer Identification of Social Security Number Telephone number, including area code

NOTE: A BENEFICIAL OWNER WHO DESIRES TO EXERCISE DISSENTER’S RIGHTS MUST

COMPLETE PARAGRAPH C ON A SEPARATE SHEET FOR EACH RECORD HOLDER INCLUDING SUCH BENEFICIAL OWNER, IF APPLICABLE.

SHAREHOLDERS OF RECORD AND BENEFICIAL OWNERS WHO DESIRE TO EXERCISE THEIR DISSENTERS’ RIGHTS MUST DEMAND PAYMENT FOR THEIR SHARES BY COMPLETING THIS DEMAND FOR PAYMENT FORM AND RETURNING IT AS INSTRUCTED IN THE DISSENTERS’NOTICE TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, CERTIFICATES REPRESENTING ALL SHARES OWNED OR HELD (AS DESCRIBED ABOVE) AND ANY OTHER REQUIRED DOCUMENTS, SO THAT SUCH DOCUMENTS AND CERTIFICATES ARE RECEIVED BYTHE COMPANY BY DECEMBER 22, 2014 (THE ‘‘DEMAND DATE’’).

FOR DISSENTERS’ RIGHTS TO BE PERFECTED, THE COMPANY MUST HAVE RECEIVED THE COMPLETED DEMAND FOR PAYMENT FORM AND THE CERTIFICATES REPRESENTING SHARES, AND ANY OTHER REQUIRED DOCUMENTS, BY THE DEMAND DATE.

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A SHAREHOLDER WHO ELECTS TO EXERCISE DISSENTER’S RIGHTS SHOULD MAIL THE COMPLETED DEMAND FOR PAYMENT FORM, THE CERTIFICATES REPRESENTING THE SHARES AND ANY OTHER REQUIRED DOCUMENTS TO THE ADDRESS AND PURSUANT TO THE INSTRUCTIONS CONTAINED IN THE DISSENTERS’ NOTICE.

SIGN HERE

D-8IN WITNESS WHEREOF, the undersigned has executed this Demand for Payment Form on the date set forth below.

____________________________________________________________________________________

Signature of Record Holder/Beneficial Owner

Dated: _______________ ___, 20__

Name(s): ________________________________________________________

(Please Print)

Capacity (full title): ________________________________________________

Address: (zip code)_________________________________________________

_________________________________________________________________

Area Code and Tel. No.: _____________________________________________

TO DEMAND FOR PAYMENT FORM CONSENT BY RECORD HOLDER TO ASSERTION OF DISSENTERS’ RIGHTS BY BENEFICIAL OWNER

The undersigned is the record holder for the benefit of the below-named beneficial owner (the ‘‘Beneficial Owner’’) of the number of shares (the ‘‘Shares’’) of Common Stock of NITRO PETROLEUM, INC., a Nevada corporation (the ‘‘Company’’) set forth opposite the signature of the undersigned. In connection with the merger of the Company and Core Resource Management Holding, Co., a Nevada corporation, with the Company as the surviving corporation, the undersigned does hereby consent to the assertion by the Beneficial Owner of dissenter’s rights under the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned record holder has executed this Consent on the date set forth below.

____________________________

____________________________

Number of Shares held by record holder on behalf of beneficial owner Signature of Record Holder

__________________________________________________________

Taxpayer Identification or Social Security Number

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Dated: ___________________ __, 20__

Exact name(s) of beneficial owner(s):___________________________

(Please Print)

Capacity (full title): _________________________________________

Address:___________________________________________________

Area Code and Tel. No.: _____________________________________

NOTE: A RECORD HOLDER WHO DESIRES TO CONSENT TO THE ASSERTION OF DISSENTERS’ RIGHTS BY MORE THAN ONE BENEFICIAL OWNER MUST PROVIDE A SEPARATE EXHIBIT A FOR EACH SUCH BENEFICIAL OWNER. D-9

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Nevada Revised Statutes (Section 92A.300 – 92A.500)

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305  ”Beneficial stockholder” defined.  ”Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310  ”Corporate action” defined.  ”Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315  ”Dissenter” defined.  ”Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320  ”Fair value” defined.  ”Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.  Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325  ”Stockholder” defined.  ”Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330  ”Stockholder of record” defined.  ”Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335  ”Subject corporation” defined.  ”Subject Corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

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NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

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(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value,

Ê unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.  The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

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5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285)

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410  Notification of stockholders regarding right of dissent.

1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2.  If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286)

NRS 92A.420  Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.  If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

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NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

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NRS 92A.460  Payment for shares: General requirements.

1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

Ê The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

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NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

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NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092; A 2009, 1727)

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NITRO Voter Certification Certificate

The undersigned, James G. Borem, hereby certifies that he is the duly elected President and acting Chief Executive Officer of Nitro Petroleum, Inc., a Nevada Corporation (the "**Company**"), and that, as such, he is duly authorized to execute and deliver this Certificate on behalf of the Company. He hereby further certifies on behalf of the Company that:

1. Attached information hereto as Exhibit A is a true, correct and complete copy of the Shareholder votes pertaining to the Core Resource Management, Inc. ("Core") and Nitro Petroleum, Inc. Business Combination Merger. Each shareholder owning a block of shares has executed a voter agreement, dated September 11, 2014, and has executed signified a "FOR" merger vote, in approval of the proposed terms of the merger / business combination with Core. The merger is structured as a reverse triangular merger, with the shareholder consideration being Shares of Core Resource Management, Inc. common stock (OTCQB: CRMI). Such shares will be issued pursuant to the merger agreement dated August 28, 2014 and executed by all members of the Board of Directors of the Company and Core.

2. Mr. James G. Borem certifies that all block votes listed, in the attached ledger, have been obtained from Company's shareholders, with each shareholder's signature duly signed and delivered to the Company's headquarter address.

3. Each "FOR" vote signifies, that the signing shareholder feels the consideration offered on behalf of Core is Fair, such consideration is complete when presented, and that no further contingency is necessary to consummate the transaction presented within the Merger Agreement. Further, each undersigned waives all future rights to appraisal or any shareholder action relating to the valuation or terms of the merger. Instead, such "FOR" vote represents a desire to complete the transaction in an expedited fashion in order to realize the potential benefits of such business combination.

4. **The Company has received 5,034,285 "FOR" votes; which totaled equals 68.45% percent of the total outstanding Company shares and as such represents a majority of shareholders. To date neither the Company nor Core has received any indication of dissent to the potential business combination from any shareholder.**

5. The person named below is the duly elected President, qualified and acting Chief Executive officer of the Company. The signature appearing opposite the name below is the true and genuine signature of that person, and the person named below is authorized to execute and deliver on behalf of the Company, each document to which it is a party

D-1

and all other agreements, documents and certificates to be delivered by the Company pursuant thereto.

Name	**Signature**	**Office**
Mr. James G. Borem	[signature]	~~Acting~~ CEO President

IN WITNESS WHEREOF, the undersigned has executed this Voter Verification Certificate on behalf of the Company as of this 29th day of October, 2014.

Nitro Petroleum, Inc.

By [signature]

Name: James G. Borem
Title: President/CEO

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E-1

SUBCHAPTER H—RULES, REGULATIONS, STATEMENTS AND INTERPRETATIONS UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976

PART 801—COVERAGE RULES

Sec.

801.1 Definitions.
801.2 Acquiring and acquired persons.
801.3 Activities in or affecting commerce.
801.4 Secondary acquisitions.
801.10 Value of voting securities and assets to be acquired.
801.11 Annual net sales and total assets.
801.12 Calculating percentage of voting securities or assets.
801.13 Voting securities or assets to be held as a result of acquisition.
801.14 Aggregate total amount of voting securities and assets.
801.15 Aggregation of voting securities and assets the acquisition of which was exempt.
801.20 Acquisitions subsequent to exceeding threshold.
801.21 Securities and cash not considered assets when acquired.
801.30 Tender offers and acquisitions of voting securities from third parties.
801.31 Acquisitions of voting securities by offerees in tender offers.
801.32 Conversion and acquisition.
801.33 Consummation of an acquisition by acceptance of tendered shares of payment.
801.40 Formation of joint venture or other corporations.
801.90 Transactions or devices for avoidance.

AUTHORITY: Sec. 7A(d), Clayton Act, 15 U.S.C. 18A(d), as added by sec. 201, Hart-Scott-Rodino Antitrust Improvements Act of 1976, Pub. L. 94-435, 90 Stat. 1390.

SOURCE: 43 FR 33537, July 31, 1978, unless otherwise noted.

§ 801.1 Definitions.

When used in the act and these rules—

(a)(1) *Person*. Except as provided in paragraphs (a) and (b) of § 801.12, the term *person* means an ultimate parent entity and all entities which it controls directly or indirectly.

Examples: 1. In the case of corporations, "person" encompasses the entire corporate structure, including all parent corporations, subsidiaries and divisions (whether consolidated or unconsolidated, and whether incorporated or unincorporated), and all related corporations under common control with any of the foregoing.

2. Corporations A and B are each directly controlled by the same foreign state. They are not included within the same "person," although the corporations are under common control, because the foreign state which controls them is not an "entity" (see § 801.1(a)(2)). Corporations A and B* are the ultimate parent entities within persons "A", and "B" which include any entities each may control.

3. Since a natural person is an entity (see § 801.1(a)(2)), a natural person and a corporation which he or she controls are part of the same "person." If that natural person controls two otherwise separate corporations, both corporations and the natural person are all part of the same "person."

4. See the example to § 801.2(a).

(2) *Entity*. The term *entity* means any natural person, corporation, company, partnership, joint venture, association, joint-stock company, trust, estate of a deceased natural person, foundation, fund, institution, society, union, or club, whether incorporated or not, wherever located and of whatever citizenship, or any receiver, trustee in bankruptcy or similar official or any liquidating agent for any of the foregoing, in his or her capacity as such; or any joint venture or other corporation which has not been formed but the acquisition of the voting securities or other interest in which, if already formed, would require notification under the act and these rules: *Provided, however*, That the term "entity" shall not include any foreign state, foreign government, or agency thereof (other than a corporation engaged in commerce), nor the United States, any of the States thereof, or any political subdivision or agency of either (other than a corporation engaged in commerce).

(3) *Ultimate parent entity*. The term *ultimate parent entity* means an entity which is not controlled by any other entity.

*Throughout the examples to the rules, persons are designated ("A", "B," etc.) with quotation marks, and entities are designated (A, B, etc.) without quotation marks.

530

Federal Trade Commission §801.1

Examples: 1. If corporation A holds 100 percent of the stock of subsidiary B, and B holds 75 percent of the stock of its subsidiary C, corporation A is the ultimate parent entity, since it controls subsidiary B directly and subsidiary C indirectly, and since it is the entity within the person which is not controlled by any other entity.

2. If corporation A is controlled by natural person D, natural person D is the ultimate parent entity.

3. P and Q are the ultimate parent entities within persons "P" and "Q." If P and Q each own 50 percent of the voting securities of R, then P and Q are both ultimate parents of R, and R is part of both persons "P" and "Q."

(b) *Control.* The term *control* (as used in the terms *control(s), controlling, controlled by* and *under common control with*) means:

(1) *Either.* (i) Holding 50 percent or more of the outstanding voting securities of an issuer or

(ii) In the case of an entity that has no outstanding voting securities, having the right to 50 percent or more of the profits of the entity, or having the right in the event of dissolution to 50 percent or more of the assets of the entity; or

(2) Having the contractual power presently to designate 50 percent or more of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions.

Examples: 1. Corporation A holds 100 percent of the stock of corporation B, 75 percent of the stock of corporation C, 50 percent of the stock of corporation D, and 30 percent of the stock of corporation E. Corporation A controls corporations B, C and D, but not corporation E. Corporation A is the ultimate parent entity of a person comprised of corporations A, B, C and D, and each of these corporations (but not corporation E) is "included within the person."

2. A statutory limited partnership agreement provides as follows: The general partner "A" is entitled to 50 percent of the partnership profits, "B" is entitled to 40 percent of the profits and "C" is entitled to 10 percent of the profits. Upon dissolution, "B" is entitled to 75 percent of the partnership assets and "C" is entitled to 25 percent of those assets. All limited and general partners are entitled to vote on the following matters: the dissolution of the partnership, the transfer of assets not in the ordinary course of business, any change in the nature of the business, and the removal of the general partner. The interest of each partner is evidenced by an ownership certificate that is transferable under the terms of the partnership agreement and is subject to the Securities Act of 1933. For purposes of these rules, control of this partnership is determined by subparagraph (1)(ii) of this paragraph. Although partnership interests may be securities and have some voting rights attached to them, they do not entitle the owner of that interest to vote for a corporate "director" or "an individual exercising similar functions" as required by §801.1(f)(1) below. Thus control of a partnership is not determined on the basis of either subparagraph (1)(i) or (2) of this paragraph. Consequently, "A" is deemed to control the partnership because of its right to 50 percent of the partnership's profits. "B" is also deemed to control the partnership because it is entitled to 75 percent of the partnership's assets upon dissolution.

3. "A" is a nonprofit charitable foundation that has formed a partnership joint venture with "B," a nonprofit university, to establish C, a nonprofit hospital corporation that does not issue voting securities. Pursuant to its charter all surplus revenue from the hospital in excess of expenses and necessary capital investments is to be disbursed evenly to "A" and "B." In the event of dissolution of the hospital corporation, the assets of the hospital are to be contributed to a local charitable medical facility then in need of financial assistance. Notwithstanding the hospital's designation of its disbursement funds as surplus rather than profits to maintain its charitable image, "A" and "B" would each be deemed to control C, pursuant to §801.1(b)(1)(ii), because each is entitled to 50 percent of the excess of the hospital's revenues over expenditures.

4. "A" is entitled to 50 percent of the profits of partnership B and 50 percent of the profits of partnership C. B and C form a partnership E with "D" in which each entity has a right to one-third of the profits. When E acquires company X, "A" must report the transaction (assuming it is otherwise reportable). Pursuant to §801.1(b)(1)(ii), E is deemed to be controlled by "A," even though "A" ultimately will receive only one-third of the profits of E. Because B and C are considered as part of "A," the rules attribute all profits to which B and C are entitled (two-thirds of the profits of E in this example) to "A."

(c) *Hold.* (1) Subject to the provisions of paragraphs (c) (2) through (8) of this section, the term *hold* (as used in the terms *hold(s), holding, holder* and *held*) means beneficial ownership, whether direct, or indirect through fiduciaries, agents, controlled entities or other means.

Example: If a stockbroker has stock in "street name" for the account of a natural

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person, only the natural person (who has beneficial ownership) and not the stockbroker (which may have record title) "holds" that stock.

(2) The holdings of spouses and their minor children shall be holdings of each of them.

(3) Except for a common trust fund or collective investment fund within the meaning of 12 CFR 9.18(a) (both of which are hereafter referred to in this paragraph as "collective investment funds"), and any revocable trust or an irrevocable trust in which the settlor retains a reversionary interest in the corpus, a trust, including a pension trust, shall hold all assets and voting securities constituting the corpus of the trust.

Example: Under this paragraph the trust—and not the trustee—"holds" the voting securities and assets constituting the corpus of any irrevocable trust (in which the settlor retains no reversionary interest, and which is not a collective investment fund). Therefore, the trustee need not aggregate its holdings of any other assets or voting securities with the holdings of the trust for purposes of determining whether the requirements of the act apply to an acquisition by the trust. Similarly, the trustee, if making an acquisition for its own account, need not aggregate its holdings with those of any trusts for which it serves as trustee. (However, the trustee must aggregate any collective investment funds which it administers: see paragraph (c)(6) of this section.)

(4) The assets and voting securities constituting the corpus of a revocable trust or the corpus of an irrevocable trust in which the settlor(s) retain(s) a reversionary interest in the corpus shall be holdings of the settlor(s) of such trust.

(5) Except as provided in paragraph (c)(4) of this section, beneficiaries of a trust, including a pension trust or a collective investment fund, shall not hold any assets or voting securities constituting the corpus of such trust.

(6) A bank or trust company which administers one or more collective investment funds shall hold all assets and voting securities constituting the corpus of each such fund.

Example: Suppose A, a bank or trust company, administers collective investment funds W, X, Y and Z. Whenever person "A" is to make an acquisition, whether of not on behalf of one or more of the funds, it must aggregate the holdings of W, X, Y and Z in determining whether the requirements of the act apply to the acquisition.

(7) An insurance company shall hold all assets and voting securities held for the benefit of any general account of, or any separate account administered by, such company.

(8) A person holds all assets and voting securities held by the entities included within it; in addition to its own holding, an entity holds all assets and voting securities held by the entities which it controls directly or indirectly.

(d) *Affiliate.* An entity is an affiliate of a person if it is controlled, directly or indirectly, by the ultimate parent entity of such person.

(e)(1)(i) *United States person.* The term *United States person* means a person the ultimate parent entity of which—

(A) Is incorporated in the United States, is organized under the laws of the United States or has its principal offices within the United States; or

(B) If a natural person, either is a citizen of the United States or resides in the United States.

(ii) *United States issuer.* The term *United States issuer* means an issuer which is incorporated in the United States, is organized under the laws of the United States or has its principal offices within the United States.

(2)(i) *Foreign person.* The term *foreign person* means a person the ultimate parent entity of which—

(A) Is not incorporated in the United States, is not organized under the laws of the United States and does not have its principal offices within the United States; or

(B) If a natural person, neither is a citizen of the United States nor resides in the United States.

(ii) *Foreign issuer.* The term *foreign issuer* means an issuer which is not incorporated in the United States, is not organized under the laws of the United States and does not have its principal offices within the United States.

(f)(1) *Voting securities.* The term *voting securities* means any securities which at present or upon conversion entitle the owner or holder thereof to vote for the election of directors of the issuer, or of an entity included within the same person as the issuer, or, with

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respect to unincorporated entities, individuals exercising similar functions.

(2) *Convertible voting security.* The term *convertible voting security* means a voting security which presently does not entitle its owner or holder to vote for directors of any entity.

(3) *Conversion.* The term *conversion* means the exercise of a right inherent in the ownership or holding of particular voting securities to exchange such securities for securities which presently entitle the owner or holder to vote for directors of the issuer or of any entity included within the same person as the issuer.

Examples: 1. The acquisition of convertible debentures which are convertible into common stock is an acquisition of "voting securities." However, §802.31 exempts the acquisition of such securities from the requirements of the act, provided that they have no present voting rights.

2. Options and warrants are also "voting securities" for purposes of the act, because they can be exchanged for securities with present voting rights. Section 802.31 exempts the acquisition of options and warrants as well, since they do not themselves have present voting rights and hence are convertible voting securities. Notification may be required prior to exercising options and warrants, however.

3. Assume that X has issued preferred shares which presently entitle the holder to vote for directors of X, and that these shares are convertible into common shares of X. Because the preferred shares confer a present right to vote for directors of X, they are "voting securities." (See §801.1(f)(1).) They are not "convertible voting securities," however, because the definition of that term excludes securities which confer a present right to vote for directors of any entity. (See §801.1(f)(2).) Thus, an acquisition of these preferred shares issued by X would not be exempt as an acquisition of "convertible voting securities." (See §802.31.) If the criteria in section 7A(a) are met, an acquisition of X's preferred shares would be subject to the reporting and waiting period requirements of the Act. Moreover, the conversion of these preferred shares into common shares of X would also be potentially reportable, since the holder would be exercising a right to exchange particular voting securities for different voting securities having a present right to vote for directors of the issuer. Because this exchange would be a "conversion," §801.30 would apply. (See §801.30(a)(6).)

(g)(1) *Tender offer.* The term *tender offer* means any offer to purchase voting securities which is a tender offer within the meaning of section 14 of the Securities Exchange Act of 1934, 15 U.S.C. 78n.

(2) *Cash tender offer.* The term *cash tender offer* means a tender offer in which cash is the only consideration offered to the holders of the voting securities to be acquired.

(3) *Non-cash tender offer.* The term *non-cash tender offer* means any tender offer which is not a cash tender offer.

(h) *Notification threshold.* The term *notification threshold* means:

(1) Fifteen percent of the outstanding voting securities of an issuer, or an aggregate total amount of voting securities and assets of the acquired person valued in excess of $15 million;

(2) Fifteen percent of the outstanding voting securities of an issuer, if valued in excess of $15 million;

(3) Twenty-five percent of the outstanding voting securities of an issuer; or

(4) Fifty percent of the outstanding voting securities of an issuer.

(i)(1) *Solely for the purpose of investment.* Voting securities are held or acquired "solely for the purpose of investment" if the person holding or acquiring such voting securities has no intention of participating in the formulation, determination, or direction of the basic business decisions of the issuer.

Example: If a person holds stock "solely for the purpose of investment" and thereafter decides to influence or participate in management of the issuer of that stock, the stock is no longer held "solely for the purpose of investment."

(2) *Investment assets.* The term *investment assets* means cash, deposits in financial institutions, other money market instruments, and instruments evidencing government obligations.

(j) *Engaged in manufacturing.* A person is "engaged in manufacturing" if it produces and derives annual sales or revenues in excess of $1 million from products within industries 2000-3999 as coded in the Standard Industrial Classification Manual (1972 edition) published by the Executive Office of the President, Office of Management and Budget.

(k) *United States.* The term *United States* shall include the several States,

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the territories, possessions, and commonwealths of the United States, and the District of Columbia.

(l) *Commerce*. The term *commerce* shall have the meaning ascribed to that term in section 1 of the Clayton Act, 15 U.S.C. 12, or section 4 of the Federal Trade Commission Act, 15 U.S.C. 44.

(m) *The act*. References to "the act" refer to section 7A of the Clayton Act, 15 U.S.C. 18A, as added by section 201 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Pub. L. 94–435, 90 Stat. 1390. References to " section 7A()" refer to subsections thereof. References to "this section" refer to the section of these rules in which the term appears.

[43 FR 33537, July 31, 1978, as amended at 48 FR 34429, July 29, 1983; 52 FR 20063, May 29, 1987]

§801.2 Acquiring and acquired persons.

(a) Any person which, as a result of an acquisition, will hold voting securities or assets, either directly or indirectly, or through fiduciaries, agents, or other entities acting on behalf of such person, is an acquiring person.

Example: Assume that corporations A and B, which are each ultimate parent entities of their respective "persons," created a joint venture, corporation V, and that each holds half of V's shares. Therefore, A and B each control V (see §801.1(b)), and V is included within two persons, "A" and "B." Under this section, if V is to acquire corporation X, both "A" and "B" are acquiring persons.

(b) Except as provided in paragraphs (a) and (b) of §801.12, the person(s) within which the entity whose assets or voting securities are being acquired is included, is an acquired person.

Examples: 1. Assume that person "Q" will acquire voting securities of corporation X held by "P" and that X is not included within person "P." Under this section, the acquired person is the person within which X is included, and is not "P."

2. In the example to paragraph (a) of this section, if V were to be acquired by X, then both "A" and "B" would be acquired persons.

(c) For purposes of the act and these rules, a person may be an acquiring person and an acquired person with respect to separate acquisitions which comprise a single transaction.

(d)(1)(i) Mergers and consolidations are transactions subject to the act and shall be treated as acquisitions of voting securities.

(ii) In a merger, the person which, after consummation, will include the corporation in existence prior to consummation which is designated as the surviving corporation in the plan, agreement, or certificate of merger required to be filed with State authorities to effectuate the transaction shall be deemed to have made an acquisition of voting securities.

(2)(i) Any person party to a merger or consolidation is an acquiring person if, as a result of the transaction, such person will hold any assets or voting securities which it did not hold prior to the transaction.

(ii) Any person party to a merger or consolidation is an acquired person if, as a result of the transaction, the assets or voting securities of any entity included within such person will be held by any other person.

(iii) All persons party to a transaction as a result of which all parties will lose their separate pre-acquisition identities shall be both acquiring and acquired persons.

Examples: 1. Corporation A (the ultimate parent entity included within person "A") proposes to acquire Y, a wholly-owned subsidiary of B (the ultimate parent entity included within person "B"). The transaction is to be carried out by merging Y into X, a wholly-owned subsidiary of A, with X surviving, and by distributing the assets of X to B, the only shareholder of Y. The assets of X consist solely of cash and the voting securities of C, an entity unrelated to "A" or "B". Since X is designated the surviving corporation in the plan or agreement of merger or consolidation and since X will be included in "A" after consummation of the transaction, "A" will be deemed to have made an acquisition of voting securities. In this acquisition, "A" is an acquiring person because it will hold assets or voting securities it did not hold prior to the transaction, and "B" is an acquired person because the assets or the voting securities of an entity previously included within it will be held by A as a result of the acquisition. B will hold the cash and voting securities of C as a result of the transaction, but since §801.21 applies, this acquisition is not reportable. "A" is therefore an acquiring person only, and "B" is an acquired person only. "B" may, however, have a separate reporting obligation as an

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acquiring person in a separate transaction involving the voting securities of C.

2. In the above example, suppose the consideration for Y consists of $8 million worth of the voting securities of A, constituting less than 15% of A's outstanding voting securities. With regard to the transfer of this consideration, "B" is an acquiring person because it will hold voting securities it did not previously hold, and "A" is an acquired person because its voting securities will be held by B. Since these voting securities are worth less than $15 million and constitute less than 15% of the outstanding voting securities of A, however, the acquisition of these securities is not reportable. "A" will therefore report as an acquiring person only and "B" as an acquired person only.

3. In the above example, suppose the consideration for Y is 50% of the voting securities of Z, a wholly-owned subsidiary of A which, together with all entities it controls, has annual net sales and total assets of less then $25 million. Suppose also that the value of these securities is less than $15 million. Since the acquisition of the voting securities of Z is exempt under the minimum dollar value exemption in §802.20, "A" will report in this transaction as an acquiring person only and "B" as an acquired person only.

4. In the above example, suppose that, as consideration for Y, A transfers to B a manufacturing plant valued at $16 million. "B" is thus an acquiring person and "A" an acquired person in a reportable acquisition of assets."A" and "B" will each report as both an acquiring and an acquired person in this transaction because each occupies each role in a reportable acquisition.

5. Corporations A (the ultimate parent entity in person "A") and B (the ultimate parent entity in person "B") propose to consolidate into C, a newly formed corporation. All shareholders of A and B will receive shares of C, and both A and B will lose their separate pre-acquisition identities. "A" and "B" are both acquiring and acquired persons because they are parties to a transaction in which all parties lose their separate pre-acquisition identities.

(c) Whenever voting securities or assets are to be acquired from an acquiring person in connection with an acquisition, the acquisition of voting securities or assets shall be separately subject to the act.

[43 FR 33537, July 31, 1978, as amended at 48 FR 34431, July 29, 1983]

§801.3 Activities in or affecting commerce.

Section 7A(a)(1) is satisfied if any entity included within the acquiring person, or any entity included within the acquired person, is engaged in commerce or in any activity affecting commerce.

Examples: 1. A foreign subsidiary of a U.S. corporation seeks to acquire a foreign business. The acquiring person includes the U.S. parent corporation. If the U.S. corporation, or the foreign subsidiary, or any entity controlled by either one of them, is engaged in commerce or in any activity affecting commerce, section 7A(a)(1) is satisfied. Note, however, that §§802.50-802.52 may exempt certain acquisitions of foreign businesses or assets.

2. Even if none of the entities within the acquiring person is engaged in commerce or in any activity affecting commerce, the acquisition nevertheless satisfies section 7A(a)(1) if any entity included within the acquired person is so engaged.

[43 FR 33537, July 31, 1978; 43 FR 36054, Aug. 15, 1978]

§801.4 Secondary acquisitions.

(a) Whenever as a result of an acquisition (the "primary acquisition") an acquiring person will obtain control of an issuer which holds voting securities of another issuer which it does not control, then the acquisition of the other issuer's voting securities is a secondary acquisition and is separately subject to the act and these rules.

(b) *Exemptions.* (1) No secondary acquisition shall be exempt from the requirements of the act solely because the related primary acquisition is exempt from the requirements of the act.

(2) A secondary acquisition may itself be exempt from the requirements of the act under section 7A(c) or these rules.

Examples: 1. Assume that acquiring person "A" proposes to acquire all the voting securities of corporation B. This section provides that the acquisition of voting securities of issuers held but not controlled by B or by any entity which B controls are secondary acquisitions by "A." Thus, if B holds more than $15 million of the voting securities of corporation X (but does not control X), and "A" and "X" satisfy sections 7A (a)(1) and (a)(2), "A" must file notification separately with respect to its secondary acquisition of voting securities of X. "X" must file notification within fifteen days (or in the case of a cash tender offer, 10 days) after "A" files, pursuant to §801.30.

2. If in the previous example "A" acquires only 50 percent of the voting securities of B, the result would remain the same. Since "A"

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would be acquiring control of B, all of B's holdings in X would be attributable to "A."

3. In the previous examples, if "A's" acquisition of the voting securities of B is exempt, "A" may still be required to file notification with respect to its secondary acquisition of the voting securities of X, unless that acquisition is itself exempt.

4. In the previous examples, assume A's acquisition of B is accomplished by merging B into A's subsidiary, S, and S is designated the surviving corporation. B's voting securities are cancelled, and B's shareholders are to receive cash in return. Since S is designated the surviving corporation and A will control S and also hold assets or voting securities it did not hold previously, "A" is an acquiring person in an acquisition of voting securities by virtue of §§801.2 (d)(1)(ii) and (d)(2)(i). A will be deemed to have acquired control of B, and A's resulting acquisition of the voting securities of X is a secondary acquisition. Since cash, the only consideration paid for the voting securities of B, is not considered an asset of the person from which it is acquired, by virtue of §801.2(d)(2) "A" is an acquiring person only. The acquisition of the minority holding of B in X is therefore a secondary acquisition by "A," but since "B" is an acquired person only, "B" is not deemed to make any secondary acquisition in this transaction.

5. In example 4 above, suppose the consideration paid by A for the acquisition of B is $20 million worth of the voting securities of A. By virtue of §801.2(d)(2), "A" and "B" are each both acquiring and acquired persons. A will still be deemed to have acquired control of B, and therefore the resulting acquisition of the voting securities of X is a secondary acquisition. Although "B" is now also an acquiring person, unless B gains control of A in the transaction, B still makes no secondary acquisitions of stock held by A. If the consideration paid by A is the voting securities of one of A's subsidiaries and B thereby gains control of that subsidiary, B will make secondary acquisitions of any minority holdings of that subsidiary.

6. Assume that A and B propose through consolidation to create a new corporation, C, and that both A and B will lose their corporate identities as a result. Since no participating corporation in existence prior to consummation is the designated surviving corporation, "A" and "B" are each both acquiring and acquired persons by virtue of §801.2(d)(2)(iii). The acquisition of the minority holdings of entities within each are therefore potential secondary acquisitions by the other.

(c) Where the primary acquisition is—

(1) A cash tender offer, the waiting period procedures established for cash tender offers pursuant to sections 7A(a) and 7A(e) of the act shall be applicable to both the primary acquisition and the secondary acquisition;

(2) A non-cash tender offer, the waiting period procedures established for tender offers pursuant to section 7A(c)(2) of the act shall be applicable to both the primary acquisition and the secondary acquisition.

[43 FR 33537, July 31, 1978, as amended at 48 FR 34432, July 29, 1983; 52 FR 7080, Mar. 6, 1987]

§801.10 Value of voting securities and assets to be acquired.

Except as provided in §801.13, the value of voting securities and assets to be acquired shall be determined as follows:

(a) *Voting securities.* (1) If the security is traded on a national securities exchange or is authorized to be quoted in an interdealer quotation system of a national securities association registered with the U.S. Securities and Exchange Commission—

(i) And the acquisition price has been determined, the value shall be the market price or the acquisition price, whichever is greater; or if

(ii) The acquisition price has not been determined, the value shall be the market price.

(2) If paragraph (a)(1) of this section is inapplicable—

(i) But the acquisition price has been determined, the value shall be the acquisition price; or if

(ii) The acquisition price has not been determined, the value shall be the fair market value.

(b) *Assets.* The value of assets to be acquired shall be the fair market value of the assets, or, if determined and greater than the fair market value, the acquisition price.

(c) For purposes of this section and §801.13(a)(2):

(1) *Market price.* (i) For acquisitions subject to §801.30, the market price shall be the lowest closing quotation, or, in an interdealer quotation system, the lowest closing bid price, within the 45 calendar days prior to the receipt of the notice required by §803.5(a) or prior to the consummation of the acquisition.

(ii) For acquisitions not subject to §801.30, the market price shall be the

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lowest closing quotation, or, in an interdealer quotation system, the lowest closing bid price, within the 45 or fewer calendar days which are prior to the consummation of the acquisition but not earlier than the day prior to the execution of the contract, agreement in principle or letter of intent to merge or acquire.

(iii) When the security was not traded within the period specified by this paragraph, the last closing quotation or closing bid price preceding such period shall be used. If such closing quotations are available in more than one market, the person filing notification may select any such quotation.

(2) *Acquisition price.* The acquisition price shall include the value of all consideration for such voting securities or assets to be acquired.

(3) *Fair market value.* The fair market value shall be determinded in good faith by the board of directors of the ultimate parent entity included within the acquiring person, or, if unincorporated, by officials exercising similar functions; or by an entity delegated that function by such board or officials. Such determination must be made as of any day within 60 calendar days prior to the filing of the notification required by the act, or, if such notification has not been filed, within 60 calendar days prior to the consummation of the acquisition.

Example: Corporation A, the ultimate parent entity in person "A," contracts to acquire assets of corporation B, and the contract provides that the acquisition price is not to be determined until after the acquisition is effected. Under paragraph (b) of this section, for purposes of the act the value of the assets is to be the fair market value of the assets. Under paragraph (c)(3), the board of directors of corporation A must in good faith determine the fair market value. That determination will control for 60 days whether "A" and "B" must observe the requirements of the act; that is, "A" and "B" must either file notification or consummate the acquisition within that time. If "A" and "B" neither file nor consummate within 60 days, the parties would no longer be entitled to rely on the determination of fair market value, and, if in doubt about whether required to observe the requirements of the act, would have to make a second determination of fair market value. Note that since item 2(d)(i) of the Notification and Report Form only requests the approximate dollar value of assets, a second formal determination of the fair market value would not be necessary for that purpose.

§801.11 Annual net sales and total assets.

(a) The annual net sales and total assets of a person shall include all net sales and all assets held, whether foreign or domestic, except as provided in paragraphs (d) and (e) of this section.

(b) Except for the total assets of a joint venture or other corporation at the time of its formation which shall be determined pursuant to §801.40(c), the annual net sales and total assets of a person shall be as stated on the financial statements specified in paragraph (c) of this section: *Provided:*

(1) That the annual net sales and total assets of each entity included within such person are consolidated therein. If the annual net sales and total assets of any entity included within the person are not consolidated in such statements, the annual net sales and total assets of the person filing notification shall be recomputed to include the nonduplicative annual net sales and nonduplicative total assets of each such entity; and

(2) That such statements, and any restatements pursuant to paragraph (b)(1) of this section (insofar as possible), have been prepared in accordance with the accounting principles normally used by such person, and are of a date not more than 15 months prior to the date of filing of the notification required by the act, or the date of consummation of the acquisition.

Example: Person "A" is composed of entity A, subsidiaries B1 and B2 which A controls, subsidiaries C1 and C2 which B1 controls, and subsidiary C3 which B2 controls. Suppose that A's most recent financial statement consolidates the annual net sales and total assets of B1, C1, and C2, but not B2 or C3. In order to determine whether person "A" meets the criteria of section 7A(a)(2), as either an acquiring or an acquired person, A must recompute its annual net sales and total assets to reflect consolidation of the nonduplicative annual net sales and nonduplicative total assets of B2 and C3.

(c) Subject to the provisions of paragraph (b) of this section:

(1) The annual net sales of a person shall be as stated on the last regularly prepared annual statement of income and expense of that person; and

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(2) The total assets of a person shall be as stated on the last regularly prepared balance sheet of that person.

Example: Suppose "A" sells assets to "B" on January 1. "A's" next regularly prepared balance sheet, dated February 1, reflects that sale. On March 1, "A" proposes to sell more assets to "B." "A's" total assets on March 1 are "A's" total assets as stated on its February 1 balance sheet.

(d) No assets of any natural person or of any estate of a deceased natural person, other than investment assets, voting securities and other income-producing property, shall be included in determining the total assets of a person.

(e) Subject to the limitations of paragraph (d) of this section, the total assets of:

(1) An acquiring person that does not have the regularly prepared balance sheet described in paragraph (c)(2) of this section shall be, for acquisitions of each acquired person:

(i) All assets held by the acquiring person at the time of the acquisition,

(ii) Less all cash that will be used by the acquiring person as consideration in an acquisition of assets from, or in an acquisition of voting securities issued by, that acquired person (or an entity within that acquired person) and less all cash that will be used for expenses incidental to the acquisition, and less all securities of the acquired person (or an entity within that acquired person); and

(2) An acquired person that does not have the regularly prepared balance sheet described in paragraph (c)(2) of this section shall be either

(i) All assets held by the acquired person at the time of the acquisition, or

(ii) Where applicable, its assets as determined in accordance with §801.40(c).

Examples: For examples 1–4, assume that A is a newly-formed company which is not controlled by any other entity. Assume also that A has no sales and does not have the balance sheet described in paragraph (c)(2) of this section.

1. A will borrow $105 million in cash and will purchase assets from B for $100 million. In order to establish whether A's acquisition of B's assets is reportable, A's total assets are determined by subtracting the $100 million that it will use to acquire B's assets from the $105 million that A will have at the time of the acquisition. Therefore, A has total assets of $5 million and does not meet the size-of-person test of section 7A(a)(2).

2. Assume that A will acquire assets from B and that, at the time it acquires B's assets, A will have $85 million in cash and a factory valued at $20 million. A will exchange the factory and $80 million cash for B's assets. To determine A's total assets, A should subtract from the $85 million cash the $80 million that will be used to acquire assets from B and add the remainder to the value of the factory. Thus, A has total assets of $25 million. Even though A will use the factory as part of the consideration for the acquisition, the value of the factory must still be included in A's total assets.

Note that A and B may also have to report the acquisition by B of A's non-cash assets (i.e., the factory). For that acquisition, the value of the cash A will use to buy B's assets is not excluded from A's total assets. Thus, in the acquisition by B, A's total assets are $105 million.

3. Assume that company A will make a $200 million acquisition and that it must pay a loan origination fee of $5 million. A borrows $211 million. A does not meet the size-of-person test in section 7A(a)(2) because its total assets are less than $10 million. $200 million is excluded because it will be consideration for the acquisition and $5 million is excluded because it is an expense incidental to the acquisition. Therefore, A is only a $6 million person.

4. Assume that A borrows $150 million to acquire $100 million of assets from person B and $45 million of voting securities of person C. To determine its size for purposes of its acquisition from person B, A subtracts the $100 million that it will use for that acquisition. Therefore, A has total assets of $50 million for purposes of its acquisition from B. To determine its size with respect to its acquisition from person C, A subtracts the $45 million that will be paid for C's voting securities. Thus, for purposes of its acquisition from C, A has total assets of $105 million. In the first acquisition A meets the $10 million size-of-person test and in the second acquisition A meets the $100 million size-of-person test of section 7A(a)(2).

[43 FR 33537, July 31, 1978, as amended at 48 FR 34429, July 29, 1983; 52 FR 7080, Mar. 6, 1987]

§801.12 Calculating percentage of voting securities or assets.

(a) *Voting securities.* Whenever the act or these rules require calculation of the percentage of voting securities to be held or acquired, the issuer whose voting securities are being acquired shall be deemed the "acquired persons."

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Example: Person "A" is composed of corporation A1 and subsidiary A2; person "B" is composed of corporation B1 and subsidiary B2. Assume that A2 proposes to sell assets to B1 in exchange for common stock of B2. Under this paragraph, for purposes of calculating the percentage of voting securities to be held, the "acquired person" is B2. For all other purposes, the acquired person is "B." (For all purposes, the "acquiring persons" are "A" and "B.")

(b) *Percentage of voting securities.* (1) Whenever the act or these rules require calculation of the percentage of voting securities of an issuer to be held or acquired, the percentage shall be the sum of the separate ratios for each class of voting securities, expressed as a percentage. The ratio for each class of voting securities equals:

(i)(A) The number of votes for directors of the issuer which the holder of a class of voting securities is presently entitled to cast, and as a result of the acquisition, will become entitled to cast, divided by,

(B) The total number of votes for directors of the issuer which presently may be cast by that class, and which will be entitled to be cast by that class after the acquisition, multiplied by,

(ii)(A) The number of directors that class is entitled to elect, divided by (B) the total number of directors.

Examples: In each of the following examples company X has two classes of voting securities, class A, consisting of 1000 shares with each share having one vote, and class B, consisting of 100 shares with each share having one vote. The class A shares elect four of the ten directors and the class B shares elect six of the ten directors.

In this situation, §801.12(b) requires calculations of the percentage of voting securities held to be made according to the following formula:

Number of votes of class A held divided by Total votes of class A times Directors elected by class A stock divided by Total number of directors

Plus

Number of votes of class B held divided by Total votes of class B times Directors elected by class B stock divided by Total number of directors

1. Assume that company Y holds all 100 shares of class B stock and no shares of class A stock. By virtue of its class B holdings, Y has all 100 of the votes which may be cast by class B stock and can elect six of company X's ten directors. Applying the formula which results from the rule, Y calculates that it holds 100/100 × 6/10 or 60 percent of the voting securities of company X because of its holdings of class B stock and no additional percentage derived from holdings of class A stock. Consequently, Y holds a total of 60 percent of the voting securities of company X.

2. Assume that company Y holds 500 shares of class A stock and no shares of class B stock. By virtue of its class A holdings, Y has 500 of the 1000 votes which may be cast by class A to elect four of company X's ten directors. Applying the formula, Y calculates that it holds 500/1000 × 4/10 or 20 percent of the voting securities of company X from its holdings of class A stock and no additional percentage derived from holdings of class B stock. Consequently, Y holds a total of 20 percent of the voting securities of company X.

3. Assume that company Y holds 500 shares of class A stock and 60 shares of class B stock. Y calculates that it holds 20 percent of the voting securities of company X because of its holdings of class A stock (see example 2). Additionally, as a result of its class B holdings Y has 60 of the 100 votes which may be cast by class B stock to elect six of company X's ten directors. Applying the formula, Y calculates that it holds 60/100 × 6/10 or 36 percent of the voting securities of company X because of its holdings of class B stock. Since the formula requires that a person that holds different classes of voting securities of the same issuer add together the separate percentages calculated for each class, Y holds a total of 56 percent (20 percent plus 36 percent) of the voting securities of company X.

(2) Authorized but unissued voting securities and treasury voting securities shall not be considered securities presently entitled to vote for directors of the issuer.

(3) For purposes of determining the number of outstanding voting securities of an issuer, a person may rely upon the most recent information set forth in filings with the U.S. Securities and Exchange Commission, unless such person knows or has reason to believe that the information contained therein is inaccurate.

Examples: 1. In the example to paragraph (a), to determine the percentage of B2's voting securities which will be held by "A" after the transaction, all voting securities of B2 held by "A," the "acquiring person" (including A2 and all other entities included in person "A"), must be aggregated. If "A" holds convertible securities of B2 which meet the definition of voting securities in §801.1(f),

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these securities are to be disregarded in calculating the percentage of voting securities held by "A."

2. Under this formula, any votes obtained by means of proxies from other persons are also disregarded in calculating the percentage of voting securities to be held or acquired.

(c) *Assets.* Any person whose assets are being acquired shall be deemed an "acquired person" in calculating the percentage of assets to be held or acquired for purposes of section 7A(a)(3)(A).

Example: In the example to paragraph (a), for purposes of calculating the percentage of assets to be held, the "acquired person" is "A."

(d) *Percentage of assets.* Whenever the act or these rules require calculation of the percentage of assets of a person to be held or acquired, the percentage shall be the ratio, expressed as a percentage, which—

(1) The book value (on the books of the acquired person) of the assets to be acquired (see §801.13(b)(1)), bears to

(2) The total assets of the acquired person, determined in accordance with §801.11.

Example: In the example to paragraph (a), the percentage of assets to be acquired by "B" is determined by dividing the book value of A2's assets being acquired, by the total assets of "A," determined in accordance with §801.11.

[43 FR 33537, July 31, 1978; 43 FR 36054, Aug. 15, 1978, as amended at 52 FR 7081, Mar. 6, 1987]

§801.13 Voting securities or assets to be held as a result of acquisition.

(a) *Voting securities.* (1) Subject to the provisions of §801.15, and paragraph (a)(3) of this section, all voting securities of the issuer which will be held by the acquiring person after the consummation of an acquisition shall be deemed voting securities held as a result of the acquisition. The value of such voting securities shall be the sum of the value of the voting securities to be acquired, determined in accordance with §801.10(a), and the value of the voting securities held by the acquiring person prior to the acquisition, determined in accordance with paragraph (a)(2) of this section.

(2) The value of voting securities of an issuer held prior to an acquisition shall be—

(i) If the security is traded on a national securities exchange or is authorized to be quoted in an interdealer quotation system of a national securities association registered with the United States Securities and Exchange Commission, the market price calculated in accordance with §801.10(c)(1); or

(ii) If paragraph (a)(2)(i) of this section is not applicable, the fair market value determined in accordance with §801.10(c)(3).

Examples: 1. Assume that acquiring person "A" holds $19 million of the voting securities of X, and is to acquire another $1 million of the same voting securities. Since under paragraph (a) of this rule all voting securities "A" will hold after the acquisition are held "as a result of" the acquisition, "A" will hold $20 million of the voting securities of X as a result of the acquisition. "A" must therefore observe the requirements of the act before making the acquisition, unless the present acquisition is exempt under section 7A(c), §802.21 or any other rule.

2. See §801.15 and the examples to that rule.

3. See §801.20 and the examples to that rule.

4. On January 1, Company A acquired $30 million of voting securities of Company B. "A" and "B" filed notification and observed the waiting period for that acquisition.

Company A plans to acquire $1 million of assets from company B on May 1 of the same year. Under §801.13(a)(3), "A" and "B" do not aggregate the value of the earlier acquired voting securities to determine whether the acquisition is subject to the act. Therefore, the value of the acquisition is $1 million and it is not reportable.

(3) Voting securities held by the acquiring person prior to an acquisition shall not be deemed voting securities held as a result of that subsequent acquisition if:

(i) The acquiring person is, in the subsequent acquisition, acquiring only assets; and

(ii) The acquisition of the previously acquired voting securities was subject to the filing and waiting requirements of the act (and such requirements were observed) or was exempt pursuant to §802.21.

(b) *Assets.* (1) All assets to be acquired from the acquired person shall be assets held as a result of the acquisition.

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The value of such assets shall be determined in accordance with §801.10(b).

(2)(i) If the acquiring person has signed a letter of intent or entered into a contract or agreement in principle to acquire assets from the acquired person, and

(ii) Subject to the provisions of §801.15, if the acquiring person has acquired from the acquired person within the 180 calendar days preceding the signing of such agreement any assets which are presently held by the acquiring person, and the acquisition of which was not previously subject to the requirements of the act or the acquisition of which was subject to the requirements of the act but they were not observed, then only for purposes of section 7A(a)(3)(B) and §801.1(h)(1), both the acquiring and the acquired persons shall treat such assets as though they had not previously been acquired and are being acquired as part of the present acquisition. The value of any assets previously acquired which are subject to this paragraph shall be determined in accordance with §801.10(b) as of the time of their prior acquisition.

Example: Acquiring person "A" proposes to make two acquisitions of assets from acquired person "B," 90 days apart, and wishes to determine whether notification is necessary prior to the second acquisition. For purposes of the percentage test of section 7A(a)(3)(A), "A" would hold only the assets it acquired in the second acquisition. For purposes of the $15 million test of section 7A(a)(3)(B), however, "A" must aggregate both of its acquisitions and must value each as of the time of its occurrence.

[43 FR 33537, July 31, 1978, as amended at 52 FR 7081, Mar. 6, 1987]

§801.14 Aggregate total amount of voting securities and assets.

For purposes of section 7A(a)(3)(B) and §801.1(h)(1), the aggregate total amount of voting securities and assets shall be the sum of:

(a) The value of all voting securities of the acquired person which the acquiring person would hold as a result of the acquisition, determined in accordance with §801.13(a); and

(b) The value of all assets of the acquired person which the acquiring person would hold as a result of the acquisition, determined in accordance with §801.13(b).

Examples: 1. Acquiring person "A" previously acquired $6 million of the voting securities (not convertible voting securities) of corporation X. "A" now intends to acquire $8 million of X's assets. Under paragraph (a) of this section, "A" looks to §801.13(a) and determines that the voting securities are to be held "as a result of" the acquisition. Section 801.13(a) also provides that "A" must determine the present value of the previously acquired securities. Under paragraph (b) of this section, "A" looks to §801.13(b)(1) and determines that the assets to be acquired will be held "as a result of" the acquisition, and are valued under §801.10(b) at $8 million. Therefore, if the voting securities have a present value of more than $7 million, the asset acquisition is subject to the requirements of the act since, as a result of it, "A" would hold an aggregate total amount of the voting securities and assets of "X" in excess of $15 million.

2. In the previous example, assume that the assets acquisition occurred first, and that the acquisition of the voting securities is to occur within 180 days of the first acquisition. "A" now looks to §801.13(b)(2) and determines that because the second acquisition is of voting securities and not assets, the asset and voting securities acquisitions are not treated as one transaction. Therefore, the second acquisition would not be subject to the requirements of the act by reason of section 7A(a)(3)(B) since the value of the securities to be acquired does not equal or exceed $15 million.

§801.15 Aggregation of voting securities and assets the acquisition of which was exempt.

Notwithstanding §801.13, for purposes of section 7A(a)(3) and §801.1(h), none of the following will be held as a result of an acquisition:

(a) Assets or voting securities the acquisition of which was exempt at the time of acquisition (or would have been exempt, had the act and these rules been in effect), or the present acquisition of which is exempt, under—

(1) Sections 7A(c) (1), (5), (6), (7), (8), and (11)(B);

(2) Sections 802.1, 802.2, 802.5, 802.6(b)(1), 802.8, 802.31, 802.35, 802.50(a)(1), 802.51(a), 802.52, 802.53, 802.63, and 802.70;

(b) Assets or voting securities the acquisition of which was exempt at the time of acquisition (or would have been exempt, had the act and these rules

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§801.15 16 CFR Ch. I (1–1–00 Edition)

been in effect), or the present acquisition of which is exempt, under section 7A(c)(9) and §§802.3, 802.4, 802.50(a)(2), 802.50(b), 802.51(b) and 802.64 unless the limitations contained in section 7A(c)(9) or those sections do not apply or as a result of the acquisition would be exceeded, in which case the assets or voting securities so acquired will be held; and

(c) Voting securities the acquisition of which was exempt at the time of acquisition (or would have been exempt, had the act and these rules been in effect), or the present acquisition of which is exempt, under section 7A(c)(11)(A) unless additional voting securities of the same issuer have been or are being acquired.

Examples: 1. Assume that acquiring person "A" is simultaneously to acquire $50 million of the convertible voting securities of X and $12 million (which is less than 15 percent) of the voting common stock of X. Although the acquisition of the convertible voting securities is exempt under §802.31, since the overall value of the securities to be acquired is greater than $15 million, "A" must determine whether it is obliged to file notification and observe a waiting period before acquiring the common stock. Because §802.31 is one of the exemptions listed in paragraph (a)(2) of this rule, "A" would not hold the convertible voting securities as a result of the acquisition. Therefore, since as a result of the acquisition "A" would hold only the common stock, the test of section 7A(a)(3) would not be satisfied, and "A" need not observe the requirements of the act before acquiring the common stock.

(Note, however, that the $50 million of convertible voting securities would be reflected in "A's" next regularly prepared balance sheet, for purposes of §801.11.)

2. In the previous example, the rule was applied to voting securities the present acquisition of which is exempt. Assume instead that "A" had acquired the convertible voting securities prior to its acquisition of the common stock. "A" still would not hold the convertible voting securities as a result of the acquisition of the common stock, because the rule states that voting securities the previous acquisition of which was exempt also fall within the rule. Thus, the test of section 7A(a)(3) would again not be satisfied, and "A" need not observe the requirements of the act before acquiring the common stock.

3. In example 2, assume instead that "A" acquired the convertible voting securities in 1975, before the act and rules went into effect. Since the rule applies to voting securities the acquisition of which would have been exempt had the act and rules been in effect, the result again would be identical. If the rules had been in effect in 1975, the acquisition of the convertible voting securities would have been exempt under §802.31.

4. Assume that acquiring person "B," a United States person, acquired from corporation "X" two manufacturing plants located abroad, and assume that the acquisition price was $40 million. In the most recent year, sales into the United States attributable to the plants were $15 million, and thus the acquisition was exempt under §802.50(a)(2). Within 180 days of that acquisition, "B" seeks to acquire a third plant from "X," to which United States sales of $12 million were attributable in the most recent year. Since under §801.13(b)(2), as a result of the acquisition, "B" would hold all three plants of "X," and the $25 million limitation in §802.50(a)(2) would be exceeded, under paragraph (b) of this rule, "B" would hold the previously acquired assets for purposes of the second acquisition. Therefore, as a result of the second acquisition, "B" would hold assets of X exceeding $15 million in value, would not qualify for the exemption in §802.50(a)(2), and must observe the requirements of the act and file notification for the acquisition of all three plants before acquiring the third plant.

5. "A" acquires producing oil reserves valued at $400 million from "B." Two months later, "A" agrees to acquire oil and gas rights valued at $75 million from "B." Paragraph (b) of this section and §801.13(b)(2) require aggregating the previously exempt acquisition of oil reserves with the second acquisition. If the two acquisitions, when aggregated, exceed the $500 million limitation on the exemption for oil and gas reserves in §802.3(a), "A" and "B" will be required to file notification for the latter acquisition, including within the filings the earlier acquisition. Since, in this example, the total value of the assets in the two acquisitions, when aggregated, is less than $500 million, both acquisitions are exempt from the notification requirements. In determining whether the value of the assets in the two acquisitions exceed $500 million, "A" need not determine the current fair market value of the oil reserves acquired in the first transaction, since these assets are now within the person of "A." Instead "A" may use the value of the oil reserves at the time of their prior acquisition in accordance with §801.10(b).

6. "X" acquired 55 percent of the voting securities of M, an entity controlled by "Z," six months ago and now proposes to acquire 50 percent of the voting stock of N, another entity controlled by "Z." M's assets consist of $150 million worth of producing coal reserves plus $7 million worth of non-exempt assets and N's assets consist of a producing coal mine worth $100 million together with non-exempt assets with a fair market value of $6 million. "X's" acquisition of the voting

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securities of M was exempt under §802.4(a) because M held exempt assets pursuant to §802.3(b) and less than $15 million of non-exempt assets. Because "X" acquired control of M in the earlier transaction, M is now within the person of "X," and the assets of M need not be aggregated with those of N to determine if the subsequent acquisition of N will exceed the limitation for coal reserves or for non-exempt assets. Since the assets of N alone do not exceed these limitations, "X's" acquisition of N also is not reportable.

7. In Example 6, above, assume that "X" acquired 30 percent of the voting securities of M and proposes to acquire 40 percent of the voting securities of N, another entity controlled by "Z." Assume also that M's assets at the time of "X's" acquisition of M's voting securities consisted of $90 million worth of producing coal reserves and non-exempt assets with a fair market value of $9 million, and that N's assets currently consist of $60 million worth of producing coal reserves and non-exempt assets with a fair market value of $8 million. Since "X" acquired a minority interest in M and intends to acquire a minority interest in N, and since M and N are controlled by "Z," the assets of M and N must be aggregated, pursuant to §§801.15(b) and 801.13, to determine whether the acquisition of N's voting securities is exempt. "X" is required to determine the current fair market value of M's assets. If the fair market value of M's coal reserves is unchanged, the aggregated exempt assets do not exceed the limitation for coal reserves. However, if the present fair market value of N's non-exempt assets also is unchanged, the present fair market value of the non-exempt assets of M and N when aggregated is greater than $15 million. Thus the acquisition of the voting securities of N is not exempt. If "X" proposed to acquire 50 percent or more of the voting securities of both M and N in the same acquisition, the assets of M and N must be aggregated to determine if the acquisition of the voting securities of both issuers is exempt. Since the fair market value of the aggregated non- exempt assets exceeds $15 million, the acquisition would not be exempt.

8. "A" acquired 49 percent of the voting securities of M and 45 percent of the voting securities of N. Both M and N are controlled by "B." At the time of the acquisition M held rights to producing coal reserves worth $90 million and N held a producing coal mine worth $90 million. This acquisition was exempt since the aggregated holdings fell below the $200 million limitation for coal in §802.3(b). A year later, "A" proposes to acquire an additional 10 percent of the voting securities of both M and N. In the intervening year, M has acquired coal reserves so that its holdings are now valued at $140 million, and the value of N's assets remained unchanged. "A's" second acquisition would not be exempt. "A" is required to determine the value of the exempt assets and any non-exempt assets held by any issuer whose voting securities it intends to acquire before each proposed acquisition (unless "A" already owns 50 percent or more of the voting securities of the issuer) to determine if the value of those holdings of the issuer falls below the limitation of the applicable exemption. Here, an assessment shows that the holdings of M and N now exceed the $200 million limitation for coal reserves in §802.3.

[43 FR 33537, July 31, 1978, as amended at 52 FR 7081, Mar. 6, 1987; 61 FR 13684, Mar. 28, 1996]

§801.20 Acquisitions subsequent to exceeding threshold.

Acquisitions meeting the criteria of section 7A(a), and not otherwise exempted by section 7A(c) or §802.21 or any other of these rules, are subject to the requirements of the act even though:

(a) Earlier acquisitions of assets or voting securities may have been subject to the requirements of the act;

(b) The acquiring person's holdings initially may have met or exceeded a notification threshold before the effective date of these rules; or

(c) The acquiring person's holdings initially may have met or exceeded a notification threshold by reason of increases in market values or events other than acquisitions.

Examples: 1. Person "A" acquires $10 million of the voting securities of person "B" before the effective date of these rules. If "A" wishes to acquire an additional $6 million of the voting securities of "B" after the effective date of the rules, notification will be required by reason of section 7A(a)(3)(B).

2. In example 1, assume that the value of the voting securities of "B" originally acquired by "A" has reached a present value exceeding $15 million. If "A" wishes to acquire *any* additional voting securities or assets of "B," notification will be required. See §801.13(a).

§801.21 Securities and cash not considered assets when acquired.

For purposes of section 7A(a)(3) and §§801.1(h)(1), 801.12(d)(1) and 801.13(b):

(a) Cash shall not be considered an asset of the person from which it is acquired; and

(b) Neither voting or nonvoting securities nor obligations referred to in section 7A(c)(2) shall be considered assets

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securities of M was exempt under §802.4(a) because M held exempt assets pursuant to §802.3(b) and less than $15 million of non-exempt assets. Because "X" acquired control of M in the earlier transaction, M is now within the person of "X," and the assets of M need not be aggregated with those of N to determine if the subsequent acquisition of N will exceed the limitation for coal reserves or for non-exempt assets. Since the assets of N alone do not exceed these limitations, "X's" acquisition of N also is not reportable.

7. In Example 6, above, assume that "X" acquired 30 percent of the voting securities of M and proposes to acquire 40 percent of the voting securities of N, another entity controlled by "Z." Assume also that M's assets at the time of "X's" acquisition of M's voting securities consisted of $90 million worth of producing coal reserves and non-exempt assets with a fair market value of $9 million, and that N's assets currently consist of $60 million worth of producing coal reserves and non-exempt assets with a fair market value of $8 million. Since "X" acquired a minority interest in M and intends to acquire a minority interest in N, and since M and N are controlled by "Z," the assets of M and N must be aggregated, pursuant to §§801.15(b) and 801.13, to determine whether the acquisition of N's voting securities is exempt. "X" is required to determine the current fair market value of M's assets. If the fair market value of M's coal reserves is unchanged, the aggregated exempt assets do not exceed the limitation for coal reserves. However, if the present fair market value of N's non-exempt assets also is unchanged, the present fair market value of the non-exempt assets of M and N when aggregated is greater than $15 million. Thus the acquisition of the voting securities of N is not exempt. If "X" proposed to acquire 50 percent or more of the voting securities of both M and N in the same acquisition, the assets of M and N must be aggregated to determine if the acquisition of the voting securities of both issuers is exempt. Since the fair market value of the aggregated non-exempt assets exceeds $15 million, the acquisition would not be exempt.

8. "A" acquired 49 percent of the voting securities of M and 45 percent of the voting securities of N. Both M and N are controlled by "B." At the time of the acquisition M held rights to producing coal reserves worth $90 million and N held a producing coal mine worth $90 million. This acquisition was exempt since the aggregated holdings fell below the $200 million limitation for coal in §802.3(b). A year later, "A" proposes to acquire an additional 10 percent of the voting securities of both M and N. In the intervening year, M has acquired coal reserves so that its holdings are now valued at $140 million, and the value of N's assets remained unchanged. "A's" second acquisition would not be exempt. "A" is required to determine the value of the exempt assets and any non-exempt assets held by any issuer whose voting securities it intends to acquire before each proposed acquisition (unless "A" already owns 50 percent or more of the voting securities of the issuer) to determine if the value of those holdings of the issuer falls below the limitation of the applicable exemption. Here, an assessment shows that the holdings of M and N now exceed the $200 million limitation for coal reserves in §802.3.

[43 FR 33537, July 31, 1978, as amended at 52 FR 7081, Mar. 6, 1987; 61 FR 13684, Mar. 28, 1996]

§801.20 Acquisitions subsequent to exceeding threshold.

Acquisitions meeting the criteria of section 7A(a), and not otherwise exempted by section 7A(c) or §802.21 or any other of these rules, are subject to the requirements of the act even though:

(a) Earlier acquisitions of assets or voting securities may have been subject to the requirements of the act;

(b) The acquiring person's holdings initially may have met or exceeded a notification threshold before the effective date of these rules; or

(c) The acquiring person's holdings initially may have met or exceeded a notification threshold by reason of increases in market values or events other than acquisitions.

Examples: 1. Person "A" acquires $10 million of the voting securities of person "B" before the effective date of these rules. If "A" wishes to acquire an additional $6 million of the voting securities of "B" after the effective date of the rules, notification will be required by reason of section 7A(a)(3)(B).

2. In example 1, assume that the value of the voting securities of "B" originally acquired by "A" has reached a present value exceeding $15 million. If "A" wishes to acquire *any* additional voting securities or assets of "B," notification will be required. See §801.13(a).

§801.21 Securities and cash not considered assets when acquired.

For purposes of section 7A(a)(3) and §§801.1(h)(1), 801.12(d)(1) and 801.13(b):

(a) Cash shall not be considered an asset of the person from which it is acquired; and

(b) Neither voting or nonvoting securities nor obligations referred to in section 7A(c)(2) shall be considered assets

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§801.30 16 CFR Ch. I (1–1–00 Edition)

of another person from which they are acquired.

Examples: 1. Assume that acquiring person "A" acquires voting securities of issuer X from "B," a person unrelated to X. Under this paragraph, the acquisition is treated only as one of voting securities, requiring "A" and "X" to comply with the requirements of the act, rather than one in which "A" acquires the assets of "B," requiring "A" and "B" to comply. See also example 2 to §801.30. Note that for purposes of section 7A(a)(2)—that is, for the next regularly prepared balance sheet of "A" referred to in §801.11—the voting securities of X must be reflected after their acquisition; see §801.11(c)(2).

2. In the previous example, if "A" acquires nonvoting securities of X from "B," then under this section the acquisition would be treated only as one of nonvoting securities of X (and would be exempt under section 7A(c)(2)), rather than one in which "A" acquires assets of "B," requiring "A" and "B" to comply. Again, the nonvoting securities of X would have to be reflected in "A's" next regularly prepared balance sheet for purposes of section 7A(a)(2).

3. In example 1, assume that "B" receives only cash from "A" in exchange for the voting securities of X. Under this section, "B's" acquisition of cash is *not* an acquisition of the "assets" of "A," and "B" is not required to file notification as an acquiring person.

§801.30 Tender offers and acquisitions of voting securities from third parties.

(a) This section applies to:

(1) Acquisitions on a national securities exchange or through an interdealer quotation system registered with the United States Securities and Exchange Commission;

(2) Acquisitions described by §801.31;

(3) Tender offers;

(4) Secondary acquisitions;

(5) All acquisitions (other than mergers and consolidations) in which voting securities are to be acquired from a holder or holders other than the issuer or an entity included within the same person as the issuer;

(6) Conversions; and

(7) Acquisitions of voting securities resulting from the exercise of options or warrants which are—

(i) Issued by the issuer whose voting securities are to be acquired (or by any entity included within the same person as the issuer); and

(ii) The subject of a currently effective registration statement filed with the United States Securities and Exchange Commission under the Securities Act of 1933.

(b) For acquisitions described by paragraph (a) of this section:

(1) The waiting period required under the act shall commence upon the filing of notification by the acquiring person as provided in §803.10(a); and

(2) The acquired person shall file the notification required by the act, in accordance with these rules, no later than 5 p.m. eastern time on the 15th (or, in the case of cash tender offers, the 10th) calendar day following the date of receipt, as defined by §803.10(a), by the Federal Trade Commission and Assistant Attorney General of the notification filed by the acquiring person. Should the 15th (or, in the case of cash tender offers, the 10th) calendar day fall on a weekend day or federal holiday, the notification shall be filed no later than 10 a.m. eastern time on the next following business day.

Examples: 1. Acquiring person "A" proposes to acquire from corporation B the voting securities of B's wholly owned subsidiary, corporation S. Since "A" is acquiring the shares of S from its parent, this section does not apply, and the waiting period does not begin until both "A" and "B" file notification.

2. Acquiring person "A" proposes to acquire $20 million of the voting securities of corporation X on a securities exchange. The waiting period begins when "A" files notification. "X" must file notification within 15 calendar days thereafter. The seller of the X shares is not subject to any obligations under the act.

3. Suppose that acquiring person "A" proposes to acquire 50 percent of the voting securities of corporation B which in turn owns 30 percent of the voting securities of corporation C. Thus "A's" acquisition of C's voting securities is a secondary acquisition (see §801.4) to which this section applies because "A" is acquiring C's voting securities from a third party (B). Therefore, the waiting period with respect to "A's" acquisition of C's voting securities begins when "A" files its separate Notification and Report Form with respect to C, and "C" must file within 15 days (or in the case of a cash tender offer, 10 days) thereafter. "A's" primary and secondary acquisitions of the voting securities of B and C

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are subject to separate waiting periods; see § 801.4.

[43 FR 33537, July 31, 1978; 43 FR 36054, Aug. 15, 1978, as amended at 52 FR 7082, Mar. 6, 1987]

§ 801.31 Acquisitions of voting securities by offerees in tender offers.

Whenever an offeree in a noncash tender offer is required to, and does, file notification with respect to an acquisition described in § 801.2(e):

(a) The waiting period with respect to such acquisition shall begin upon filing of notification by the offeree, pursuant to §§ 801.30 and 803.10(a)(1);

(b) The person within which the issuer of the shares to be acquired by the offeree is included shall file notification as required by § 801.30(b);

(c) Any request for additional information or documentary material pursuant to section 7A(e) and § 803.20 shall extend the waiting period in accordance with § 803.20(c); and

(d) The voting securities to be acquired by the offeree may be placed into escrow, for the benefit of the offeree, pending expiration or termination of the waiting period with respect to the acquisition of such securities: *Provided however,* That no person may vote any voting securities placed into escrow pursuant to this paragraph.

Example: Assume that "A," which has annual net sales exceeding $100 million, makes a tender offer for voting securities of corporation X. The consideration for the tender offer is to be voting securities of A. "S," a shareholder of X with total assets exceeding $10 million, wishes to tender its holdings of X and in exchange would receive shares of A valued at $16 million. Under this section, "S's" acquisition of the shares of A would be an acquisition separately subject to the requirements of the act. Before "S" may acquire the voting securities of A, "S" must first file notification and observe a waiting period—which is separate from any waiting period that may apply with respect to "A" and "X." Since § 801.30 applies, the waiting period applicable to "A" and "S" begins upon filing by "S," and "A" must file with respect to "S's" acquisition within 15 days pursuant to § 801.30(b). Should the waiting period with respect to "A" and "X" expire or be terminated prior to the waiting period with respect to "S" and "A," "S" may wish to tender its X-shares and place the A-shares into a nonvoting escrow until the expiration or termination of the latter waiting period.

§ 801.32 Conversion and acquisition.

A conversion is an acquisition within the meaning of the act.

Example: Assume that acquiring person "A" wishes to convert convertible voting securities of issuer X, and is to receive common stock of X valued at $20 million. If "A" and "X" satisfy the criteria of section 7A(a)(1) and section 7A(a)(2), then "A" and "X" must file notification and observe the waiting period before "A" completes the acquisition of the X common stock, unless exempted by section 7A(c) or these rules. Since § 801.30 applies, the waiting period begins upon notification by "A," and "X" must file notification within 15 days.

§ 801.33 Consummation of an acquisition by acceptance of tendered shares of payment.

The acceptance for payment of any shares tendered in a tender offer is the consummation of an acquisition of those shares within the meaning of the act.

[48 FR 34433, July 29, 1983]

§ 801.40 Formation of joint venture or other corporations.

(a) In the formation of a joint venture or other corporation (other than in connection with a merger or consolidation), even though the persons contributing to the formation of a joint venture or other corporation and the joint venture or other corporation itself may, in the formation transaction, be both acquiring and acquired persons within the meaning of § 801.2, the contributors shall be deemed acquiring persons only, and the joint venture or other corporation shall be deemed the acquired person only.

(b) Unless exempted by the act or any of these rules, upon the formation of a joint venture or other corporation, in a transaction meeting the criteria of section 7A (a) (1) and (3) (other than in connection with a merger or consolidation), an acquiring person shall be subject to the requirements of the act if:

(1)(i) The acquiring person has annual net sales or total assets of $100 million or more;

(ii) The joint venture or other corporation will have total assets of $10 million or more; and

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Federal Trade Commission §802.2

good faith, executed a contract to acquire a new cruise ship with substantially the same capacity from a ship builder. The contract specifies that "A" will receive the new cruise ship within one month after the scheduled date of the sale of its used cruise ship to "B." Since "B" is acquiring a used durable good that "A" has contracted to replace within six months of the sale, the acquisition is exempt under §802.1(d)(3).

8. "A," a luxury cruise ship operator, proposes to sell to "B," a credit company engaged in the ordinary course of its business in lease financing transactions, its fleet of six passenger ships under a 10-year sale/leaseback arrangement. That acquisition is exempt pursuant to §802.1(d)(1), used durable goods acquired for leasing purposes. The acquisition is also exempt under §802.63(a) as a bona fide credit transaction entered into in the ordinary course of "B's" business. "B" now proposes to sell the ships, subject to the current lease financing arrangement, to "C," another lease financing company. This transaction is exempt under §§802.1(d)(1) and 802.1(d)(2).

9. Three months ago "A," a manufacturing company, acquired several new machines that will replace equipment on one of its production lines. "A's" capacity to produce the same products increased modestly when the integration of the new equipment was completed. "B," a manufacturing company that produces products similar to those produced by "A," has entered into a contract to acquire for $18 million the machinery that "A" replaced. Delivery of the equipment by "A" to "B" is scheduled to occur within thirty days. Since "A" purchased new machinery to replace the productive capacity of the used equipment, which it sold within six months of the purchase of the new equipment, the acquisition by "B" is exempt under §802.1(d)(3).

10. "A" will sell to "B" for $16 million all of the equipment "A" uses exclusively to perform its billing requirements. "B" will use the equipment to provide "A's" billing needs pursuant to a contract which "A" and "B" executed 30 days ago in conjunction with the equipment purchase agreement. Although the assets "B" will acquire make up essentially all of the assets of one of "A's" management and administrative support services divisions, the acquisition qualifies for the exemption under §802.1(d)(4) because a company's internal management and administrative support services, however organized, are not an operating unit as defined by §802.1(a). Management and administrative support services are not a "business undertaking" as that term is used in §802.1(a). Rather, they provide support and benefit to the company's operating units and support the company's business operations. However, if the assets being sold also derived revenues from providing billing services for third parties, then the transfer of these assets would not be exempt under §802.1(d)(4), since the equipment is not being used solely to provide management and administrative support services to "A".

11. "A," a manufacturer of pharmaceutical products, and "B" have entered into a contract under which "B" will provide all of "A's" research and development needs. Pursuant to the contract, "B" will also purchase all of the equipment that "A" formerly used to perform its own research and development activities. The sale of the equipment is not an exempt transaction under §802.1(d)(3) because "A" is not replacing the productive capacity of the equipment being sold. The sale is also not exempt under §802.1(d)(4), because functions such as research and development and testing are not management and administrative support services of a company but are integral to the design, development or production of the company's products.

12. "A," an automobile manufacturer, is discontinuing its manufacture of metal seat frames for its cars. "A" enters into a contract with "B," a manufacturer of various fabricated metal products, to sell its seat frame production lines and to purchase from "B" all of its metal seat frame needs for the next five years. This transfer of productive capacity by "A" is not exempt pursuant to §802.1(d)(3), since "A" is not replacing the productive capacity of the equipment being sold. The acquisition is also not exempt under §802.1(d)(4). "A's" sale of production lines is not the transfer of goods that provide management and administrative services to support the business operations of "A"; this manufacturing equipment is an integral part of "A's" production operations.

[61 FR 13684, Mar. 28, 1996]

§802.2 Certain acquisitions of real property assets.

(a) *New facilities*. An acquisition of a new facility shall be exempt from the requirements of the act. A new facility is a structure that has not produced income and was either constructed by the acquired person for sale or held at all times by the acquired person solely for resale. The new facility may include realty, equipment or other assets incidental to the ownership of the new facility. In an acquisition that includes a new facility, the transfer of any other assets shall be subject to the requirements of the act and these rules as if they were being acquired in a separate acquisition.

(b) *Used facilities*. An acquisition of a used facility shall be exempt from the requirements of the act if the facility

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